EXHIBIT 4.1



--------------------------------------------------------------------------------


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor,

                              CAPMARK FINANCE INC.,
                               as Master Servicer,

                          MIDLAND LOAN SERVICES, INC.,
                              as Special Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2007

                                 $3,371,478,040

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2007-C1


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


                                TABLE OF CONTENTS

Section

                                    ARTICLE I

              DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN
                  CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

Section 1.01    Defined Terms...................................................
Section 1.02    General Interpretive Principles.................................
Section 1.03    Certain Calculations in Respect of the
                Mortgage Pool...................................................
Section 1.04    Cross-Collateralized Mortgage Loans.............................
Section 1.05    Certain Adjustments to the Principal
                Distributions on the Certificates...............................

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER
                      INTERESTS; EXECUTION OF CERTIFICATES

Section 2.01    Conveyance of Mortgage Loans....................................
Section 2.02    Acceptance of Mortgage Assets by Trustee........................
Section 2.03    Certain Repurchases and Substitutions of
                Mortgage Loans by the Mortgage Loan Sellers
                and the Column Performance Guarantor; the
                Purchase Price Security Deposit Account and
                the Special Reserve Account.....................................
Section 2.04    Representations and Warranties of the
                Depositor.......................................................
Section 2.05    Representations and Warranties of the
                Master Servicer.................................................
Section 2.06    Representations and Warranties of the
                Special Servicer................................................
Section 2.07    Reserved........................................................
Section 2.08    Reserved........................................................
Section 2.09    Representations, Warranties and Covenants
                of the Trustee..................................................
Section 2.10    Issuance of Uncertificated Lower-Tier
                Interests; Execution of Certificates............................
Section 2.11    Acceptance of Grantor Trust by Trustee;
                Issuance of the ClassV and Class A-MFL
                Certificates....................................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01    Administration of the Mortgage Loans............................
Section 3.02    Collection of Mortgage Loan Payments............................
Section 3.03    Collection of Taxes, Assessments and
                Similar Items; Servicing Accounts; Reserve
                Accounts........................................................
Section 3.04    Collection Accounts, Distribution Account,
                Interest Reserve Account, Excess
                Liquidation Proceeds Account, Post-ARD
                Additional Interest Distribution Account
                and the Floating Rate Account...................................
Section 3.05    Permitted Withdrawals From the Collection
                Account, the Distribution Account, the
                Interest Reserve Account, the Excess
                Liquidation Proceeds Account, the Post-ARD
                Additional Interest Distribution Account
                and the Floating Rate Account...................................
Section 3.06    Investment of Funds in the Collection
                Account, Servicing Accounts, Reserve
                Accounts, Distribution Account, Interest
                Reserve Account, Excess Liquidation
                Proceeds Account, Post-ARD Additional
                Interest Distribution Account, Floating
                Rate Account and the REO Account................................
Section 3.07    Maintenance of Insurance Policies; Errors
                and Omissions and Fidelity Coverage.............................
Section 3.08    Enforcement of Alienation Clauses...............................
Section 3.09    Realization Upon Defaulted Mortgage Loans.......................
Section 3.10    Trustee to Cooperate; Release of Mortgage
                Files...........................................................
Section 3.11    Master Servicing and Special Servicing
                Compensation; Interest on and Reimbursement
                of Servicing Advances; Payment of Certain
                Expenses; Obligations of the Trustee
                Regarding Back-up Servicing Advances............................
Section 3.12    Property Inspections; Collection of
                Financial Statements; Delivery of Certain
                Reports.........................................................
Section 3.13    [Reserved]......................................................
Section 3.14    [Reserved]......................................................
Section 3.15    Access to Certain Information...................................
Section 3.16    Title to REO Property; REO Account..............................
Section 3.17    Management of REO Property......................................
Section 3.18    Fair Value Purchase Option; Sale of REO
                Properties......................................................
Section 3.19    Additional Obligations of Master Servicer.......................
Section 3.20    Modifications, Waivers, Amendments and
                Consents........................................................
Section 3.21    Transfer of Servicing Between Master
                Servicer and Special Servicer; Record
                Keeping.........................................................
Section 3.22    Sub-Servicing Agreements........................................
Section 3.23    Controlling ClassRepresentative................................
Section 3.24    Certain Rights and Powers of the
                Controlling ClassRepresentative................................
Section 3.25    Replacement of Special Servicer.................................
Section 3.26    Application of Default Charges..................................
Section 3.27    Authenticating Agent............................................
Section 3.28    Swap Agreement..................................................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01    Distributions...................................................
Section 4.02    Trustee Report; Certain Other Reports...........................
Section 4.03    P&I Advances....................................................
Section 4.04    Allocation of Realized Losses and
                Additional Trust Fund Expenses..................................
Section 4.05    Calculations....................................................
Section 4.06    Grantor Trust Reporting.........................................
Section 4.07    Compliance with Withholding Requirements........................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01    The Certificates................................................
Section 5.02    Registration of Transfer and Exchange of
                Certificates....................................................
Section 5.03    Book-Entry Certificates.........................................
Section 5.04    Mutilated, Destroyed, Lost or Stolen
                Certificates....................................................
Section 5.05    Persons Deemed Owners...........................................
Section 5.06    Certification by Certificateholders and
                Certificate Owners..............................................
Section 5.07    Appointment of Paying Agent.....................................

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01    Liability of the Depositor, the Master
                Servicer and the Special Servicer...............................
Section 6.02    Merger, Consolidation or Conversion of the
                Depositor, the Master Servicer or the
                Special Servicer................................................
Section 6.03    Limitation on Liability of the Trustee, the
                Depositor, the Master Servicer, the Special
                Servicer and Others.............................................
Section 6.04    Resignation of the Master Servicer or the
                Special Servicer................................................
Section 6.05    Rights of the Depositor and the Trustee in
                Respect of the Master Servicer and the
                Special Servicer................................................
Section 6.06    Master Servicer or Special Servicer as
                Owner of a Certificate..........................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01    Events of Default...............................................
Section 7.02    Trustee to Act; Appointment of Successor........................
Section 7.03    Notification to Certificateholders..............................
Section 7.04    Waiver of Events of Default.....................................
Section 7.05    Trustee Advances................................................

                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01    Duties of Trustee...............................................
Section 8.02    Certain Matters Affecting the Trustee...........................
Section 8.03    Trustee Not Liable for Validity or
                Sufficiency of Certificates or Mortgage
                Loans...........................................................
Section 8.04    Trustee May Own Certificates....................................
Section 8.05    Fees and Expenses of Trustee;
                Indemnification of and by Trustee...............................
Section 8.06    Eligibility Requirements for Trustee............................
Section 8.07    Resignation and Removal of Trustee..............................
Section 8.08    Successor Trustee...............................................
Section 8.09    Merger or Consolidation of Trustee..............................
Section 8.10    Appointment of Co-Trustee or Separate
                Trustee.........................................................
Section 8.11    Appointment of Custodians.......................................
Section 8.12    Access to Certain Information...................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01    Termination Upon Repurchase or Liquidation
                of All Mortgage Loans...........................................
Section 9.02    Additional Termination Requirements.............................

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01   Tax Administration..............................................
Section 10.02   Depositor, Master Servicer and Special
                Servicer to Cooperate with Trustee..............................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01   Amendment.......................................................
Section 11.02   Recordation of Agreement; Counterparts..........................
Section 11.03   Limitation on Rights of Certificateholders
                and B Loan Holders..............................................
Section 11.04   Governing Law...................................................
Section 11.05   Notices.........................................................
Section 11.06   Severability of Provisions......................................
Section 11.07   Successors and Assigns; Beneficiaries...........................
Section 11.08   Article and Section Headings....................................
Section 11.09   Notices to and from the Rating Agencies and
                the Depositor...................................................
Section 11.10   Notices to Controlling ClassRepresentative.....................
Section 11.11   Complete Agreement..............................................
Section 11.12   Grant of a Security Interest....................................

                                   ARTICLE XII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 12.01   Intent of the Parties; Reasonableness...........................
Section 12.02   Reserved........................................................
Section 12.03   Information to be Provided by the Master
                Servicer, the Special Servicer, the Trustee
                and each Servicing Function Participant.........................
Section 12.04   Reserved........................................................
Section 12.05   Filing Obligations..............................................
Section 12.06   Form 10-D Filings...............................................
Section 12.07   Form 10-K Filings...............................................
Section 12.08   Sarbanes-Oxley Certification....................................
Section 12.09   Form 8-K Filings................................................
Section 12.10   Form 15 Filing; Incomplete Exchange Act
                Filings; Amendments to Exchange Act Reports.....................
Section 12.11   Annual Compliance Statements....................................
Section 12.12   Annual Reports on Assessment of Compliance
                with Servicing Criteria.........................................
Section 12.13   Annual Independent Public Accountants'
                Attestation.....................................................
Section 12.14   Exchange Act Reporting Indemnification..........................
Section 12.15   Amendments......................................................
Section 12.16   Exchange Act Report Signatures; Delivery of
                Notices; Interpretation of Grace Periods........................
Section 12.17   Termination of the Trustee......................................



                                    EXHIBITS

EXHIBIT A-1    Form of Class A-SP and Class  A-X Certificates
EXHIBIT A-2    Form of Class A-1, Class A-2, Class A-AB, Class A-3, Class
               A-1-A, Class A-M and Class A-J Certificates
EXHIBIT A-3    Form of Class B, Class C, Class D, Class E, Class F, Class G,
               Class H, Class J, Class K, Class L and Class M, Class N, Class O,
               Class P, Class Q, Class S and Class T Certificates
EXHIBIT A-4    Form of Class A-MFL Certificates
EXHIBIT A-5    Form of Class V Certificates
EXHIBIT A-6    Form of Class R and Class LR Certificates
EXHIBIT B-1A   Schedule of Original Column Mortgage Loans
EXHIBIT B-1B   Schedule of Original Capmark Mortgage Loans
EXHIBIT B-2    Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3    Form of Custodial Certification
EXHIBIT B-4    Schedule of Mortgage Loans Covered by
               Environmental Insurance
EXHIBIT C      [Reserved]
EXHIBIT D-1    Form of Master Servicer Request for Release
EXHIBIT D-2    Form of Special Servicer Request for Release
EXHIBIT E      Form of Trustee Report
EXHIBIT F-1A   Form I of Transferor Certificate for Transfers of
               Non-Registered Certificates
EXHIBIT F-1B   Form II of Transferor Certificate for Transfers of
               Non-Registered Certificates
EXHIBIT F-1C   Form I of Transferor Certificate for Transfers of Interests
               in Global Certificates for Classes of Non-Registered Certificates
EXHIBIT F-1D   Form II of Transferor Certificate for Transfers of Interests
               in Global Certificates for Classes of Non-Registered Certificates
EXHIBIT F-2A   Form I of Transferee Certificate for Transfers of
               Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B   Form II of Transferee Certificate for Transfers of
               Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C   Form I of Transferee Certificate for Transfers of Interests
               in Non-Registered Certificates Held in Book-Entry Form
EXHIBIT F-2D   Form II of Transferee Certificate for Transfers of Interests
               in Non-Registered Certificates Held in Book-Entry Form
EXHIBIT G-1    Form of Transferee Certificate in Connection with ERISA
               (Non-Registered Certificates and Non-Investment Grade
               Certificates Held in Fully-Registered, Certificated Form)
EXHIBIT G-2    Form of Transferee Certificate in Connection with ERISA
               (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1    Form of Residual Transfer Affidavit for Transfers of Class R
               and Class LR Certificates
EXHIBIT H-2    Form of Transferor Certificate for Transfers of Class R and
               Class LR Certificates
EXHIBIT I-1    Form of Notice and Acknowledgment Concerning
               Replacement of Special Servicer
EXHIBIT I-2    Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J      Schedule of Reference Rates
EXHIBIT K-1    Form of Information Request from Certificateholder
               or Certificate Owner
EXHIBIT K-2    Form of Information Request from Prospective
               Investor
EXHIBIT L      Schedule of Designated Sub-Servicers
EXHIBIT M      Form of Sarbanes-Oxley Certification
EXHIBIT N      [Reserved]
EXHIBIT O      [Reserved]
EXHIBIT P      Class A-AB Targeted Principal Balance Table
EXHIBIT R      [Reserved]
EXHIBIT S      [Reserved]
EXHIBIT T      [Reserved]
EXHIBIT U      Relevant Servicing Criteria
EXHIBIT V      Additional Form 10-D Disclosure
EXHIBIT W      Additional Form 10-K Disclosure
EXHIBIT X      Form 8-K Disclosure
EXHIBIT Y      Additional Notification Disclosure

            This Pooling and Servicing Agreement is dated and effective as of March 1, 2007, among CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor, CAPMARK FINANCE INC., as Master
Servicer, MIDLAND LOAN SERVICES, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller (in such capacity, the "Column Mortgage Loan Seller") and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans").

            Capmark Finance Inc. (together with its successors in interest, "Capmark") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of March 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Capmark Mortgage Loan Purchase Agreement"), between Capmark as seller (in such capacity, the "Capmark Mortgage Loan Seller") and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original Capmark Mortgage Loans").

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans and the Original Capmark Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank, N.A. (together with its successors in interest, "Wells Fargo") desires to act as trustee hereunder (in such capacity, the "Trustee"); Capmark desires to act as master servicer hereunder (in such capacity, the "Master Servicer"); Midland Loan Services, Inc. (together with its successors in interest, "Midland") desires to act as special servicer hereunder (in such capacity, the "Special Servicer").

            As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-AB-1, Class LA-AB-2, Class LA-AB-3, Class LA-AB-4, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-MFL, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LE, Class LF-1, Class LF-2, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ, Class LS and Class LT Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As further provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-SP, Class A-X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, and Class T Certificates and the Class A-MFL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The portion of the Trust Fund representing Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The portion of the Trust Fund representing the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account. The Class A-MFL Certificates will represent undivided beneficial interests in the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account. Additionally, the Trust Fund shall not include any B Loan, any interest of the holders of any B Loan or any A/B Loan Pair Custodial Account.

            The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Class Notional Amount"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

                                   Original Certificate
                                   Balance (or, in the
                Initial           case of the Class A-X           Initial
Class         Pass-Through        Certificates, Original        Ratings(1)
Designation       Rate            Class Notional Amount)       Moody's/Fitch
-----------   ------------        ----------------------       -------------
Class A-1           5.2270%                  $40,000,000          Aaa/AAA
Class A-2           5.2680%                 $139,000,000          Aaa/AAA
Class A-AB          5.3360%                  $98,301,000          Aaa/AAA
Class A-3           5.3830%                 $758,000,000          Aaa/AAA
Class A-1-A         5.3610%               $1,324,733,000          Aaa/AAA
Class A-M           5.4160%                 $212,148,000          Aaa/AAA
Class A-MFL         5.4160%(2)              $125,000,000(3)       Aaa/AAA
Class A-J           5.4570%(4)              $286,576,000          Aaa/AAA
Class A-SP          0.6211%(5)            $3,158,284,000(6)       Aaa/AAA
Class A-X           0.0580%(7)            $3,371,478,040(6)       Aaa/AAA
Class B             5.4870%(8)               $25,286,000          Aa1/AA+
Class C             5.5170%(9)               $37,929,000          Aa2/AA
Class D             5.5460%(10)              $33,715,000          Aa3/AA-
Class E             5.5760%(11)              $21,071,000           A1/A+
Class F             5.5960%(12)              $29,501,000           A2/A
Class G             5.6250%(13)              $33,715,000           A3/A-
Class H             6.0369%(14)              $37,929,000         Baa1/BBB+
Class J             6.0369%(14)              $33,714,000         Baa2/BBB
Class K             6.0369%(14)              $37,930,000         Baa3/BBB-
Class L             5.0500%                   $8,428,000          Ba1/BB+
Class M             5.0500%                  $12,643,000          Ba2/BB
Class N             5.0500%                   $8,429,000          Ba3/BB-
Class O             5.0500%                   $8,429,000           B1/B+
Class P             5.0500%                   $8,428,000           B2/B
Class Q             5.0500%                   $8,429,000           B3/B-
Class S             5.0500%                  $12,643,000         Caa2/CCC
Class T             5.0500%                  $29,501,040           NR/NR
Class R         None(15)                 None(15)                  NR/NR


----------
(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.

(2)   See definition of "Class A-MFL Regular Interest Pass-Through Rate" herein.

(3)   The lesser of 5.4570% and the Weighted Average Net Mortgage Rate.

(4) The Class A-MFL Certificate Balance will equal the Class A-MFL Regular Interest balance.

(5)   The Class A-SP Pass-Through Rate, as defined herein.

(6) Original Class Notional Amount. The Class A-X Certificates will not have a Class Principal Balance and will not be entitled to receive distributions of principal.

(7)   The Class A-X Pass-Through Rate, as defined herein.

(8)   The lesser of 5.4870% and the Weighted Average Net Mortgage Rate.

(9)   The lesser of 5.5170% and the Weighted Average Net Mortgage Rate.

(10)  The lesser of 5.5460% and the Weighted Average Net Mortgage Rate.

(11)  The lesser of 5.5760% and the Weighted Average Net Mortgage Rate.

(12)  The lesser of 5.5960% and the Weighted Average Net Mortgage Rate.

(13)  The lesser of 5.6250% and the Weighted Average Net Mortgage Rate.

(14)  The Weighted Average Net Mortgage Rate.

(15) The Class R Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates as owners of the residual interests in the Upper-Tier REMIC.

            The following table sets forth the original Lower-Tier Principal Amounts or original Class Notional Amounts, as applicable, and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR
Certificates:

             LOWER-TIER REMIC

Class of                    Original Lower-Tier
Uncertificated              Principal Amount or
Lower-Tier       Interest     Original Class
Interests          Rate       Notional Amount
--------------   --------   -------------------
Class LA-1-1       (1)               $5,287,000
Class LA-1-2       (1)              $34,713,000
Class LA-2-1       (1)              $44,834,000
Class LA-2-2       (1)              $83,489,000
Class LA-2-3       (1)              $10,677,000
Class LA-AB-1      (1)                 $291,000
Class LA-AB-2      (1)              $16,907,000
Class LA-AB-3      (1)              $40,527,000
Class LA-AB-4      (1)              $40,576,000
Class LA-3-1       (1)              $69,870,000
Class LA-3-2       (1)             $176,516,000
Class LA-3-3       (1)              $54,120,000
Class LA-3-4       (1)              $47,303,000
Class LA-3-5       (1)             $410,191,000
Class LA-1-A-1     (1)               $1,404,000
Class LA-1-A-2     (1)              $49,059,000
Class LA-1-A-3     (1)              $50,598,000
Class LA-1-A-4     (1)              $48,421,000
Class LA-1-A-5     (1)             $235,310,000
Class LA-1-A-6     (1)              $40,358,000
Class LA-1-A-7     (1)             $189,167,000
Class LA-1-A-8     (1)             $710,416,000
Class LA-M         (1)             $212,148,000
Class LA-MFL       (1)             $125,000,000
Class LA-J         (1)             $286,576,000
Class LB           (1)              $25,286,000
Class LC-1         (1)              $26,667,000
Class LC-2         (1)              $11,262,000
Class LD-1         (1)              $15,156,000
Class LD-2         (1)              $18,559,000
Class LE           (1)              $21,071,000
Class LF-1         (1)              $12,489,000
Class LF-2         (1)              $17,012,000
Class LG           (1)              $33,715,000
Class LH           (1)              $37,929,000
Class LJ           (1)              $33,714,000
Class LK           (1)              $37,930,000
Class LL           (1)               $8,428,000
Class LM           (1)              $12,643,000
Class LN           (1)               $8,429,000
Class LO           (1)               $8,429,000
Class LP           (1)               $8,428,000
Class LQ           (1)               $8,429,000
Class LS           (1)              $12,643,000
Class LT           (1)              $29,501,040
Class LR          N/A(2)          N/A(2)

------

(1) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.

(2) The Class LR Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates as owners of the residual interests in the Lower-Tier REMIC.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

              DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN
                  CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

            "A Loan" shall mean, any of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Parkwood II, Crescent Oaks Apartments, Forest Estates Apartments and Timmaron Apartments, respectively.

            "A Note" shall mean, with respect to any A Loan, the Mortgage Note included in the Trust, which is senior in right of payment to the related B Loan, if any, to the extent set forth in the related A/B Intercreditor Agreement.

            "A/B Intercreditor Agreement" shall mean, with respect to each A/B Loan Pair, the related intercreditor agreement to be entered into by and between the holders of the related A Loan and the B Loan Holder relating to the relative rights of such holders of the respective A Loan and B Loan, as the same may be further amended from time to time in accordance with the terms thereof.

            "A/B Loan Pair" shall mean, any A Loan, together with the related B Loan.

            "A/B Loan Pair Custodial Account" shall mean, each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 3.04 on behalf of the B Loan Holder. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "A/B Material Default" shall mean, with respect to any A/B Loan Pair, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired on behalf of the Trust and the Lower-Tier REMIC (and, if applicable, the holder of any related B Loans) within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of the Trust's interest in such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

            "Additional Disclosure Notification" shall mean the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit Y.

            "Additional Form 10-D Disclosure" shall have the meaning assigned thereto in Section 12.06.

            "Additional Form 10-K Disclosure" shall have the meaning assigned thereto in Section 12.07.

            "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

            "Additional Servicer" shall mean, individually or collectively, (x) each Affiliate of any party as described by Section 1108(a)(2)(ii) of Regulation AB that Services any of the Mortgage Loans and (y) each Person who is not an Affiliate of any party as described by Section 1108(a)(2)(iii) of Regulation AB, other than the Master Servicer, the Special Servicer and the Trustee, who Services 10% or more of the Mortgage Loans (calculated by Stated Principal Balance).

            "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

            "Additional Trust Fund Expense" shall mean any expense of the Trust Fund that (i) arises out of a default on a Mortgage Loan or an A/B Loan Pair,
(ii) arises out of an otherwise unanticipated event, (iii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and
(iv) does not represent a loss on a Mortgage Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.

            "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of the Grantor Trust as a "grantor trust"; or (ii) the imposition of a tax upon the Grantor Trust Pool or any of its assets or transactions.

            "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event" shall mean either: (i) any impairment of the status of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon either the Upper-Tier REMIC or Lower-Tier REMIC or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "A.M. Best" shall mean A.M. Best Company or its successor in interest.

            "Anthracite" shall mean Anthracite Capital, Inc., the initial Controlling Class Representative.

            "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

            "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits a narrative appraisal, either a limited appraisal, a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 C.F.R. ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits the use of a Qualified Appraiser, the Person performing such limited appraisal, summary report or internal valuation may be an employee of the Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

            "Appraisal Reduction Amount" shall mean, for any Distribution Date, with respect to any Required Appraisal Loan, an amount calculated by the Special Servicer equal to the excess, if any, of:

            (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest (net of Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all accrued but unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances (or any Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value (subject to such downward adjustment as the Special Servicer deems appropriate in accordance with the Servicing Standard, without implying any obligation to do so) of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such Escrow Payments and Reserve Funds, the application of which was assumed in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

            Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property as reflected in such Appraisal, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

            Notwithstanding the foregoing, in the case of any A Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the subject A/B Loan Pair (or any successor REO Mortgage Loans with respect thereto), as if it were a single underlying mortgage loan, and then allocated, first, to the related B Loan (or any successor REO Mortgage Loan with respect thereto), up to the amount of its unpaid principal balance, and second, to the subject A Loan (or any successor REO Mortgage Loan with respect thereto).

            "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

            (i) such Mortgage Loan becomes a Modified Mortgage Loan (other than solely as a result of an extension of the maturity date for less than six months);

            (ii) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment (or, with respect to a Balloon Payment, 90 days past the Due Date or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer and continues to pay the Assumed Monthly Payment, for such longer period (not to exceed 150 days past the Due Date for such Balloon Payment) during which such refinancing would occur);

            (iii) the passage of 60 days after the Special Servicer receives notice that the Borrower under such Mortgage Loan has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60-day period;

            (iv) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property (provided that such receiver or similar official continues in that capacity at the end of such 60-day period); or

            (v)   the related Mortgaged Property becomes an REO Property.

            "Appraised Value" shall mean with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the related Mortgage Loan.

            "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment" shall mean:

            (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to
      Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

            (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Mortgage Loans (and any related REO Properties) and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Master Servicer Remittance Date, exclusive of the following amounts (without duplication):

            (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

            (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, all amounts paid in connection with Mortgage Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received after the related Determination Date;

            (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xxvii), inclusive, of Section 3.05(a);

            (iv) all amounts that are payable or reimbursable to any Person pursuant to clauses (ii) through (vi), inclusive, of Section 3.05(b);

            (v)     all Yield Maintenance Charges;

            (vi)    all amounts deposited in the Collection Account in error;

            (vii) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

            (viii) with respect to those Mortgage Loans that are Actual/360 Mortgage Loans and any Distribution Date relating to each Interest Accrual Period ending in each February and in any January in a year which is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), an amount equal to the Interest Reserve Amount to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.04;

            (ix) in the case of each REO Property related to an A Loan and during an A/B Material Default, all amounts received with respect to the A Loan that are required to be paid to the B Loan Holder pursuant to the terms of the related B Loan and the related A/B Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Pair Custodial Account pursuant to Section 3.04 and withdrawn from such accounts pursuant to Section 3.05); and

            (x)     Post-ARD Additional Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Mortgage Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Loans by the Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or Section 7.05 (which P&I Advances shall not include any related Servicing Fees or Workout Fees);

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date.

            (e) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the Master Servicer or Special Servicer), made by any B Loan Holder pursuant to the terms of the related Intercreditor Agreement during the related Collection Period and allocable to principal or interest with respect to the related Mortgage Loan; and

            (f) all funds released from the Excess Liquidation Proceeds Account for distribution on such Distribution Date.

            "B Loan" shall mean, with respect to each A Loan, the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A Loan.

            "B Loan Holder" shall mean, with respect to any B Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B Loan.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

            "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

            "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction" shall mean, with respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class, J and Class K Certificates and the Class A-MFL Regular Interest, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-MFL Regular Interest exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Base Prospectus" shall mean that certain prospectus dated October 30, 2006, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

            "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Pittsburgh, Pennsylvania, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

            "Capmark" shall mean Capmark Finance Inc., and its successors in interest.

            "Capmark Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "Capmark Mortgage Loan Seller" shall mean Capmark, in its capacity as mortgage loan seller with respect to the Original Capmark Mortgage Loans.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate" shall mean any one of the Depositor's Series 2007-C1 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Factor" shall mean, with respect to any Class of Regular Certificates or the Class A-MFL Regular Interest, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

            "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

            "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

            "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate or the Class A-MFL Regular Interest, as of any date of determination, the then outstanding principal amount of such Certificate or the Class A-MFL Regular Interest, as applicable, equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates or the Class A-MFL Regular Interest, as applicable, to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

            "Certification Parties" shall have the meaning assigned thereto in
Section 12.08.

            "Certifying Person" shall have the meaning assigned thereto in
Section 12.08.

            "Certifying Servicer" shall have the meaning assigned thereto in
Section 12.11.

            "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic and, if applicable, numeric class designation and each designation of Uncertificated Lower-Tier Interests having the same payment terms or the Class A-MFL Regular Interest. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class A-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

            "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1."

            "Class A-1 Pass-Through Rate" shall mean 5.2270% per annum.

            "Class A-1-A" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A 1 A Certificates.

            "Class A-1-A Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A 1 A."

            "Class A-1-A Pass-Through Rate" shall mean 5.3610% per annum.

            "Class A-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

            "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2."

            "Class A-2 Pass-Through Rate" shall mean 5.2680% per annum.

            "Class A-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

            "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3."

            "Class A-3 Pass-Through Rate" shall mean 5.3830% per annum.

            "Class A-AB" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-AB Certificates.

            "Class A-AB Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-AB."

            "Class A-AB Pass-Through Rate" shall mean 5.3360% per annum.

            "Class A-M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-M Certificates.

            "Class A-M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-M."

            "Class A-M Pass-Through Rate" shall mean 5.4160% per annum.

            "Class A-MFL Available Funds" shall mean with respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges, on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, less (b) with respect to interest amounts and Yield Maintenance Charges, the sum of (i) all regularly scheduled interest amounts, Yield Maintenance Charges required to be paid to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, (ii) any amount payable to the Trustee as Net Investment Earnings earned on funds held in the Floating Rate Account and (iii) any amounts deposited in the Floating Rate Account in error.

            "Class A-MFL Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-MFL."

            "Class A-MFL Distribution Conversion" shall mean with respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.28, or (ii) immediately upon and following the termination of the Swap Agreement, the conversion of distributions to the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on fixed interest distributions in respect of the Class A-MFL Regular Interest, as specified in Section 4.01.

            "Class A-MFL Fixed Swap Payment" shall mean with respect to any Distribution Date, the fixed interest amount required to be paid to the Swap Counterparty by the Trust under the Swap Agreement (prior to any netting against amounts due from the Swap Counterparty to the Trust) in respect of that Distribution Date.

            "Class A-MFL Floating Swap Payment" shall mean with respect to any Distribution Date, the floating interest amount required to be paid to the Trust by the Swap Counterparty under the Swap Agreement (prior to any netting against amounts due from the Trust to the Swap Counterparty) in respect of that Distribution Date.

            "Class A-MFL Interest Distribution Amount" shall mean with respect to any Distribution Date, an amount equal to (a) the sum of (i) the Optimal Interest Distribution Amount with respect to the Class A-MFL Regular Interest for such Distribution Date, (ii) the Class A-MFL Floating Swap Payment received from the Swap Counterparty with respect to such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Collection Period, less (b) the Class A-MFL Fixed Swap Payment made to the Swap Counterparty with respect to such Distribution Date.

            "Class A-MFL Net Fixed Swap Payment" shall mean with respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Fixed Swap Payment for that Distribution Date over (ii) the Class A-MFL Floating Swap Payment in respect of that Distribution Date.

            "Class A-MFL Net Floating Swap Payment" shall mean with respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Floating Swap Payment for that Distribution Date over (ii) the Class A-MFL Fixed Swap Payment in respect of that Distribution Date.

            "Class A-MFL Pass-Through Rate" shall mean with respect to any Distribution Date for so long as no Class A-MFL Distribution Conversion has occurred, LIBOR plus 0.1900%; except that (I) if (a) the total amount of interest distributions with respect to the Class A-MFL Regular Interest for any distribution date required (or deemed) to be deposited in the Floating Rate Account is less than (b) 1/12th of the product of (i) 5.4160%, multiplied by
(ii) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date, then there will be a proportionate reduction to the amount of interest distributable on the Class A-MFL Certificates, as provided in the Swap Agreement and (II) if
(a) the total amount of interest distributions with respect to the Class A-MFL Regular Interest for any distribution date required (or deemed) to be deposited in the Floating Rate Account exceeds (b) 1/12th of the product of (i) 5.4160%, multiplied by (ii) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date, then there will be a proportional increase to the amount of interest distributable on the Class A-MFL Certificates, as provided in the Swap Agreement. With respect to any Distribution Date on or after which a Class A-MFL Distribution Conversion has occurred, "Class A-MFL Pass-Through Rate" shall mean the Class A-MFL Regular Interest Pass-Through Rate.

            "Class A-MFL Principal Distribution Amount" shall mean with respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL Regular Interest on such Distribution Date.

            "Class A-MFL Regular Interest" shall mean the uncertificated interest in the Upper-Tier REMIC, designated as "Class A-MFL," constituting a "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-MFL Regular Interest Pass-Through Rate" shall mean, with respect to any Distribution Date, 5.4160% per annum.

            "Class A-MFL Swap Payment Date" shall mean, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Class A-J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-J Certificates.

            "Class A-J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-J."

            "Class A-J Pass-Through Rate" shall mean the lesser of (i) 5.4570% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class A-P&I Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates.

            "Class A-SP" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-SP Certificates.

            "Class A-SP Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-SP."

            "Class A-SP Component" shall mean each of Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-AB-1, Component A-AB-2, Component A-AB-3, Component A-AB-4, Component A-3-1, Component A-3-2, Component A-3-3, Component A-3-4, Component A-3-5, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7, Component A-1-A-8, Component A-M, Component A-MFL, Component A-J, Component B, Component C-1, Component C-2, Component D-1, Component D-2, Component E, Component F-1, Component F-2 and Component G.

            "Class A-SP Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class A-SP Components that have not reached their Component Crossover Date.

            "Class A-SP Pass-Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

            "Class A-SP Strip Rate" shall mean, with respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (II) the Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Related Certificates, (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

            "Class A-X" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

            "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X."

            "Class A-X Component" shall mean any one of the Components.

            "Class A-X Notional Amount" shall mean, with respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class A-X Pass-Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Components for such Distribution Date, weighted on the basis of their respective Component Notional Amounts.

            "Class A-X Strip Rate" shall mean, with respect to any Class A-X Component (other than a Class A-X Component that is also a Class A-SP Component) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates, and in the case of a Class A-X Component that is also a Class A-SP Component, (A) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Related Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (B) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Related Certificates (provided that in no event shall any Class A-X Strip Rate be less than zero).

            "Class B" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

            "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B."

            "Class B Pass-Through Rate" shall mean the lesser of (i) 5.4870% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class C" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

            "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C."

            "Class C Pass-Through Rate" shall mean the lesser of (i) 5.5170% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class D" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

            "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D."

            "Class D Pass-Through Rate" shall mean the lesser of (i) 5.5460% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class E" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

            "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E."

            "Class E Pass-Through Rate" shall mean the lesser of (i) 5.5760% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class F" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

            "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F."

            "Class F Pass-Through Rate" shall mean the lesser of (i) 5.5960% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class G" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

            "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G."

            "Class G Pass-Through Rate" shall mean the lesser of (i) 5.6250% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class H" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

            "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H."

            "Class H Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

            "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J."

            "Class J Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class K" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

            "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K."

            "Class K Pass-Through Rate" shall mean a per annum rate equal to the Weighted Average Net Mortgage Rate.

            "Class L" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

            "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L."

            "Class L Pass-Through Rate" shall mean 5.0500% per annum.

            "Class LA-1-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-4 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-5 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-6 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-7 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-8 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-4 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-5 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-4 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-MFL Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier REMIC Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.
            "Class LJ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class LR Certificates.

            "Class LR Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "LR."

            "Class LS Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LT Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

             "Class M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

            "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M."

            "Class M Pass-Through Rate" shall mean 5.0500% per annum.

            "Class N" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

            "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N."

            "Class N Pass-Through Rate" shall mean 5.0500% per annum.

            "Class Notional Amount" shall mean, with respect to any Class of Interest Only Certificate, the aggregate hypothetical or notional amount on which such Class of Interest Only Certificate accrues or is deemed to accrue interest from time to time. The Class Notional Amount, in the case of the Class A-X Certificates, shall be the Class A-X Notional Amount and, in the case of the Class A-SP Certificates, shall be the Class A-SP Notional Amount.

            "Class O" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

            "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O."

            "Class O Pass-Through Rate" shall mean 5.0500% per annum.

            "Class P" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

            "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P."

            "Class P Pass-Through Rate" shall mean 5.0500% per annum.

            "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates or of the Class A-MFL Regular Interest, as applicable.

            "Class Q" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class Q Certificates.

            "Class Q Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "Q."

            "Class Q Pass-Through Rate" shall mean 5.0500% per annum.

            "Class R" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

            "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R."

            "Class S" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class S Certificates.

            "Class S Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "S."

            "Class S Pass-Through Rate" shall mean 5.0500% per annum.

             "Class T" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class T Certificates.

            "Class T Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "T."

            "Class T Pass-Through Rate" shall mean 5.0500% per annum.

            "Class V" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

            "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V."

            "Clearstream" shall mean Clearstream Banking, societe anonyme, or any successor.

            "Closing Date" shall mean March 16, 2007.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Bond Level File" shall mean a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Trustee, Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report and have provided written notice of such alternative form to the Master Servicer and the Special Servicer).

            "CMSA Collateral Summary File" shall mean a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Trustee, Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report and have provided written notice of such alternative form to the Master Servicer and the Special Servicer).

            "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Financial File" shall mean a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Total Loan Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheets and (x) CMSA Advance Recovery Report; and

            (c) such other reports and data files as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally, provided that the requirements of any such report or data file shall not materially expand the duties of the affected reporting party without such party's consent (which consent shall not be unreasonably withheld or delayed).

            "CMSA Loan Level Reserve/LOC Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Loan Periodic Update File" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Trustee, the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Loan Setup File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

                  "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Property Inspection Form" shall mean a form of report substantially in the form of, and containing the information called for in, the downloadable "Property Inspection Form" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Realized Loss Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Realized Loss Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Total Loan Report" shall mean monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Controlling Class Representative and the Rating Agencies otherwise consent to an alternative form of such report, and written notice of such alternative form is provided to the Master Servicer and the Special Servicer).

            "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

            "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders and, after the occurrence of an A/B Material Default, any related B Loan Holder, which shall be entitled "[Capmark Finance Inc.][or the name of any successor Master Servicer, as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, and the B Loan Holders, as applicable, as their interests may appear, Collection Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC other than any funds therein allocable to a B Loan.

            "Collection Period" shall mean, with respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Column" shall mean Column Financial, Inc., together with its successors in interest.

            "Column Mortgage Loan" shall mean any Mortgage Loan that is either an Original Column Mortgage Loan or a Replacement Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Mortgage Loan.

            "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan Seller" shall mean Column, in its capacity as mortgage loan seller with respect to the Column Mortgage Loans.

            "Column Performance Guarantee" shall mean the Guarantee dated as of March 1, 2007, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 5 of the Column Mortgage Loan Purchase Agreement.

            "Column Performance Guarantor" shall mean Credit Suisse
(USA), Inc., its successor in interest or any successor guarantor under the Column Performance Guarantee.

            "Column Primary Servicer" shall mean Column, in its capacity as Designated Sub-Servicer with respect to the Column Serviced Loans.

            "Column Serviced Loan" shall mean any Column Mortgage Loan that is specified on Exhibit L as being primary serviced by the Column Primary Servicer.

            "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

            "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

            "Component" shall mean each of Component A-1-1, Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-AB-1, Component A-AB-2, Component A-AB-3, Component A-AB-4, Component A-3-1, Component A-3-2, Component A-3-3, Component A-3-4, Component A-3-5, Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7, Component A-1-A-8, Component A-M, Component A-MFL, Component A-J, Component B, Component C-1, Component C-2, Component D-1, Component D-2, Component E, Component F-1, Component F-2, Component G, Component H, Component J, Component K, Component L, Component M, Component N, Component O, Component P, Component Q, Component S and Component T.

            "Component A-1-1" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component A-1-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-1" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-1 Uncertificated Interest as of any date of determination.

            "Component A-1-A-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-3" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-4" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-4 Uncertificated Interest as of any date of determination.

            "Component A-1-5" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-5 Uncertificated Interest as of any date of determination.

            "Component A-1-A-6" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-6 Uncertificated Interest as of any date of determination.

            "Component A-1-A-7" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-7 Uncertificated Interest as of any date of determination.

            "Component A-1-A-8" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-8 Uncertificated Interest as of any date of determination.

            "Component A-2-1 shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component A-2-2 shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component A-2-3 shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component A-3-1" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

            "Component A-3-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

            "Component A-3-3" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-3 Uncertificated Interest as of any date of determination.

            "Component A-3-4" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-4 Uncertificated Interest as of any date of determination.

            "Component A-3-5" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-5 Uncertificated Interest as of any date of determination.

            "Component A-AB-1" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB-1 Uncertificated Interest as of any date of determination.

            "Component A-AB-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB-2 Uncertificated Interest as of any date of determination.

            "Component A-AB-3" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB-3 Uncertificated Interest as of any date of determination.

            "Component A-AB-4" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-AB-4 Uncertificated Interest as of any date of determination.

            "Component A-M" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-M Uncertificated Interest as of any date of determination.

            "Component A-MFL" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-MFL Uncertificated Interest as of any date of determination.

            "Component A-J" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

            "Component B" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component C-1" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-1 Uncertificated Interest as of any date of determination.

            "Component C-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-2 Uncertificated Interest as of any date of determination.

            "Component Crossover Date" shall mean, with respect to each Class A-SP Component, the related Crossover Date as set forth in the table below:

Class A-SP Component                                              Component Crossover Date
-------------------------------------------------------------   ----------------------------
Components A-1-2, A-2-1 and A-1-A-2                             March 2008 Distribution Date
Components A-2-2 and A-1-A-3                                    March 2009 Distribution Date
Components A-2-3, A-3-1 and A-1-A-4                             March 2010 Distribution Date
Components A-AB-1, A-3-2, A-1-A-5, F-1 and G                    March 2011 Distribution Date
Components A-AB-2, A-3-3, A-1-A-6, D-1, E and F-2               March 2012 Distribution Date
Components A-AB-3, A-3-4, A-1-A-7, C-1 and D-2                  March 2013 Distribution Date
Components A-AB-4, A-3-5, A-1-A-8, A-M, A-MFL, A-J, B and C-2   March 2014 Distribution Date

            "Component D-1" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-1 Uncertificated Interest as of any date of determination.

            "Component D-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-2 Uncertificated Interest as of any date of determination.

            "Component E" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component F-1" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

            "Component F-2" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest as of any date of determination.

            "Component G" shall mean one of the 45 components of the Class A-X Certificates and one of the 32 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component J" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component Notional Amount" shall mean, with respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Related Uncertificated Lower-Tier Interest.

            "Component O" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Component Q" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LQ Uncertificated Interest as of any date of determination.

            "Component S" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LS Uncertificated Interest as of any date of determination.

            "Component T" shall mean one of the 45 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LT Uncertificated Interest as of any date of determination.

            "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the Master Servicer or the Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

            "Confidential Offering Circular" shall mean the final Confidential Offering Circular dated March 1, 2007, relating to certain classes of the Non-Registered Certificates.

            "Controlling Class" shall mean, as of any date of determination, the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no eligible Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class T Certificates.

            "Controlling Class Certificateholder" shall mean any Holder of Certificates of the related Controlling Class.

            "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

            "Corporate Trust Office" shall mean the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth & Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1.

            "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

            "Credit Suisse" shall mean Credit Suisse Securities (USA) LLC or its successor in interest.

            "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan. For the avoidance of doubt, no A Loan or B Loan shall be deemed a Cross-Collateralized Mortgage Loan under this Agreement.

            "Crossed Mortgage Loan Repurchase Criteria" shall mean (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans that remain in the Trust is not less than the debt service coverage ratio for such Cross-Collateralized Mortgage Loans, including the affected Cross-Collateralized Mortgage Loan, immediately preceding the repurchase or substitution and (ii) the loan-to-value ratio for any related Cross-Collateralized Mortgage Loans that remain in the Trust is not greater than the loan-to-value ratio for such Cross-Collateralized Mortgage Loans including the affected Cross-Collateralized Mortgage Loan immediately preceding the repurchase or substitution.

            "Cure Event" shall mean the exercise by any B Loan Holder of the cure rights, if any, set forth in the related Intercreditor Agreement, in each case in accordance with the applicable Intercreditor Agreement.

            "Cure Payments" shall mean, with respect to any A/B Loan Pair, as to which the related Intercreditor Agreement provides that a B Loan Holder shall be entitled to cure a default under the related Mortgage Loan, the payments that such B Loan Holder makes to the Master Servicer, Special Servicer or Trustee, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer, Special Servicer or Trustee, as applicable (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance), and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Mortgage Loan) during the period of time from the expiration of the grace period under such Mortgage Loan that gave rise to such Cure Event until such Cure Payment is made or such other cure is otherwise effected.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which document custodian shall initially be the Trustee.

            "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in March 2007, except that in the case of certain of the underlying mortgage loans that have their first due date in April 2007, the Cut-off Date for those Mortgage Loans will be considered to be the equivalent day of the month in March 2007 had their first due date been in March 2007.

            "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in March 2007, after application of all payments of principal due on or before such date, whether or not received.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Defaulted Mortgage Loan" shall mean a Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or 90 days delinquent in respect of its Balloon Payment (or, if the borrower has delivered a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the date on which that Balloon Payment was due, during which the refinancing would occur), if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Mortgage Loan becoming a Specially Serviced Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Mortgage Loan has not been received.

            "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Yield Maintenance Charges, that represent interest (other than, if applicable, Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Deleted Mortgage Loan" shall mean a Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

            "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Depository" shall mean The Depository Trust Company, or any successor depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor thereto under the related Sub-Servicing Agreement.

            "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

            "Determination Date" shall mean, with respect to any calendar month, commencing in April 2007, the 11th day of such calendar month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R or Class LR Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R or Class LR Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Class R or Class LR Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R or Class LR Certificate and, for purposes of Treasury Regulations
Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a holder of such Class R or Class LR Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R or Class LR Certificate and intends to pay taxes associated with holding such Class R or Class LR Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Class R or Class LR Certificate will not be disregarded for United States federal income tax purposes.

            "Distribution Account" shall mean collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and the Post-ARD Additional Interest Distribution Account, which may be sub-accounts of a single account.

            "Distribution Date" shall mean, with respect to any calendar month, commencing in April 2007, the fourth Business Day following the Determination Date in such calendar month.

            "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Do Not Hire List" shall mean the list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer and Trustee, which lists certain parties identified by the Depositor as having materially failed to comply with their respective obligations under Article XII of this Agreement or as having materially failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

            "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

            "Earn-Out Reserve Funds" shall mean Reserve Funds as to which any release thereof to the related Borrower is tied to conditions relating to the economic performance, value and/or occupancy of the subject Mortgaged Property.

            "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by Fitch (or "A+" by Fitch if the short term unsecured debt obligations thereof are rated at least "A-1" by Fitch) and "Aa3" by Moody's (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein; (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, and provided further that either such depository institution or its parent has long-term unsecured debt obligations which are rated at least "Baa3" by Moody's; (iii) an account or accounts maintained with PNC (A) so long as PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch and its short-term unsecured debt rating is at least "A-1" from Fitch (if the deposits are to be held in the account for more than 30 days) or (B) PNC's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "A-1" from Fitch (if the deposits are to be held in the account for 30 days or less); (iv) for so long as Capmark Finance Inc. is acting as the Master Servicer, a segregated trust account or accounts maintained at Escrow Bank, Midvale, Utah ("Escrow Bank"), provided that Escrow Bank has corporate trust powers, is acting in its fiduciary capacity and is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b); and (v) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

            "Euroclear" shall mean The Euroclear System.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest) or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan or related REO Loan in full (or if such amount relates to an A/B Loan Pair, the amount needed to pay off such A/B Loan Pair in full), (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances, and (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Mortgage Loan or the related REO Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan.

            "Excess Liquidation Proceeds Account" shall mean the account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Excess Liquidation Proceeds Account." Any such account shall be an Eligible Account and shall be an asset of the Lower-Tier REMIC.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party" shall mean any of (i) Credit Suisse, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R, Class LR and Class V Certificates) that is investment grade rated by at least one Rating Agency.

            "Fair Value" shall have the meaning assigned thereto in Section 3.18(b).

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

            "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable judgment, with respect to any Specially Serviced Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of a Controlling Class pursuant to Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

            "Floating Rate Account" shall mean the account, accounts or, subject to Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(g), in trust for the Class A-MFL Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank N.A., as Trustee, for the benefit of registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class A-MFL, Floating Rate Account." Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

            "FNMA" shall mean the Federal National Mortgage Association or any successor thereto

            "Form 8-K Disclosure Information" shall have the meaning assigned thereto in Section 12.09.

            "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Global Certificate" shall mean, with respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

            "Grantor Trust" shall mean a grantor trust as defined under subpart E of Part 1 of subchapter J of the Code.

            "Grantor Trust Pool" shall mean the Grantor Trust Pool designated as such in Section 2.11.

            "Grantor Trust Provisions" shall mean Sections 671-679 of the Code (including Treasury Regulations thereunder) and Treasury Regulations Section 301.7701-4(c).

            "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

            "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Mortgage Loan Seller, such Master Servicer, such Special Servicer, the Trustee, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor" shall mean: (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

            "Initial Purchaser" shall mean Credit Suisse, as initial purchaser of the Non-Registered Certificates.

            "Initial Resolution Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Class of Regular Certificates or any Uncertificated Lower-Tier Interest, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period" shall mean, with respect to any Class of Regular Certificates (other than the Class A-MFL Certificates), the Class A-MFL Regular Interest or Uncertificated Lower-Tier Interests, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-MFL Certificates for any Distribution Date, the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the related Distribution Date; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the Interest Accrual Period with respect to the Class A-MFL Certificate for any Distribution Date will be the same as the Interest Accrual Period for the Class A-MFL Regular Interest. Each Interest Accrual Period with respect to any Class of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest shall be deemed for purposes of this definition to consist of 30 days. Each Interest Accrual Period with respect to the Class A-MFL Certificates shall be based upon the actual number of days in the related Interest Accrual Period; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then any Interest Accrual Period with respect to the Class A-MFL Certificates will also be deemed to consist of 30 days.

            "Interest Only Certificates" shall mean the Class A-X and Class A-SP Certificates.

            "Interest Reserve Account" shall mean the segregated account or sub-account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Interest Reserve Account." The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and each Distribution Date that occurs during the month of February of 2008 and each year thereafter or during the month of January of 2009 and each year thereafter that is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Mortgage Loan as of the end of the related Collection Period (but prior to the application of any amounts due on such Due
Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related Master Servicer Remittance Date.

            "Interest Reserve Mortgage Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

            "Interest Shortfall" shall mean, as to any Distribution Date and any Class of Regular Certificates, when the amount distributed on such Distribution Date in respect of interest is less than the Optimal Interest Distribution Amount.

            "Interest Shortfall Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "IRS" shall mean the Internal Revenue Service or any successor.

            "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

            "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts (except Default Charges) received by or on behalf of the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to March 2007, and not previously recovered; and
(b) with respect to any REO Mortgage Loan, all amounts (except Default Charges) received by or on behalf of the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.

            "Latest Possible Maturity Date" shall mean, with respect to any Class of Regular Certificates, Uncertificated Lower-Tier Interests or the Class A-MFL Regular Interest, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii).
            "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "LIBOR" shall mean, with respect to the Class A-MFL Certificates, the LIBOR rate referred to under the heading "Floating Rate Option" in the Swap Agreement.

            "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events-(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, in each case as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18 or by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 3.18 or Section 9.01, (v) the purchase of the related Mortgage Loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement, (vi) in the case of any A/B Loan Pair, the purchase of the related A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement, or (vii) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage
Loan), any of the following events-(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
Section 3.18 or final payoff of a Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes, any Liquidation Fee or Workout Fee associated with a final payoff of a Corrected Mortgage Loan and any other unreimbursed Additional Trust Fund Expenses associated with such Mortgage Loan).

            "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the Special Servicer or any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; provided that if any such party assigns its Purchase Option to an unaffiliated third party without any consideration therefor (other than nominal consideration), a Liquidation Fee shall be payable pursuant to
Section 3.11, (ii) purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, (iii) acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01, (iv) purchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such Specially Serviced Mortgage Loan or REO Property is purchased within 90 days of the right to purchase arising (or such shorter time period as may be specified in such related A/B Intercreditor Agreement), (v) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, or (vi) the actual purchase of a Mortgage Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement within 90 days (or, with respect to any such Mortgage Loan, any shorter time frame as set forth in the related intercreditor agreement) of such Mortgage Loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement) the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points).

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by the Special Servicer, any Certificateholder(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or the purchase of a Column Mortgage Loan by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01;
(vii) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; (viii) the purchase of an A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement or (ix) the purchase of a Mortgage Loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement. Except for the purposes of Section 3.11(c), "Liquidation Proceeds" shall also include any payments to the Trust by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by the second paragraph of Section 2.03(b), and any amounts transferred from a Purchase Price Security Deposit Account to the Collection Account pursuant to Section 2.03(b) and from a Special Reserve Account to the Collection Account pursuant to Section 2.03(d).

            "Loan Group" shall mean either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1" shall mean, collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Mortgage Loans with respect thereto.

            "Loan Group No. 2" shall mean, collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Mortgage Loans with respect thereto.

            "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan (or, in the case of any A Loan, of the A/B Loan Pair) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "LOC Cash Reserve" shall have the meaning assigned thereto in the definition of "Mortgage File."

            "Lower-Tier Distribution Account" shall mean the account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the benefit of the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Lower-Tier Distribution Amount" shall have the meaning assigned thereto in Section 4.01.

            "Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined after taking into account any distributions made on such Distribution Date pursuant to Section 4.01(a) and (b) and any Realized Loss allocated to such Class pursuant to Section 4.04).

            "Lower-Tier REMIC" shall mean, one of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Post-ARD Additional Interest), any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder may have), such amounts as shall from time to time be held in any Collection Account, the Interest Reserve Account, any REO Account (exclusive of any such amounts that are allocable to a B Loan), the Excess Liquidation Proceeds Account (exclusive of any such amounts that are allocable to a B Loan), if any, the Lower-Tier Distribution Account, any A/B Loan Pair Custodial Account (exclusive of any such amounts that are allocable to a B Loan) and, except as otherwise provided in this Agreement, all other property included in the Trust Fund (other than Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account) that is not in the Upper-Tier REMIC or the Grantor Trust Pool.

            "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

            "Master Servicer" shall mean Capmark, in its capacity as master servicer with respect to the Mortgage Pool and any related REO Properties hereunder, or any successor master servicer with respect to the Mortgage Pool and any related REO Properties appointed as provided herein.

            "Master Servicer Remittance Amount" shall mean, with respect to the Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Yield Maintenance Charges received by or on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xxii),
(xxiv) and (xxvii) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount, with respect to the Master Servicer, for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date commencing in April 2007.

            "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a), which Master Servicing Fee shall include any Primary Servicing Fee.

            "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading "Master Servicing Fee Rate" in the Mortgage Loan Schedule.

            "Material Breach" shall mean: (a) with respect to any Mortgage Loan, any Breach that materially and adversely affects the value of, or the interests of any Certificateholder in, such Mortgage Loan or the value of the related Mortgaged Property; and (b) with respect to any REO Property, any Breach that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property.

            "Material Document Defect" shall mean: (a) with respect to any Mortgage Loan, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such Mortgage Loan or the value of the related Mortgaged Property; and (b) with respect to any REO Property, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property; provided that, without limiting the generality of the foregoing, the absence of a Specially Designated Mortgage Loan Document shall automatically be a Material Document Defect with respect to the affected Mortgage Loan.

            "Midland" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan and/or extending the maturity date for the Mortgage Loan for less than six months);

            (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Interest Distribution Amount" shall mean, with respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates) and the Class A-MFL Regular Interest, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Balance of such Class as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall. As to any Distribution Date and the Class A-X and Class A-SP Certificates, the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate thereof on the Class Notional Amount thereof as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date. The Monthly Interest Distribution Amount for each such Class (other than the Class A-MFL Certificates) shall be calculated on the basis of a 360-day year composed of twelve 30-day months. The Monthly Interest Distribution Amount for the Class A-MFL Certificates for any Distribution Date, for so long as the Swap Agreement is in effect and no payment default by the Swap Counterparty exists under the Swap Agreement, shall be calculated on the basis of the actual number of days in that Interest Accrual Period and the assumption that each year consists of 360 days, except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the calculation with respect to the Class A-MFL Certificates will be on the same basis as the Class A-MFL Regular Interest.

            "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

            "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (i) the original Note (or a lost note affidavit and indemnity), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement, assignment or allonge from the applicable Mortgage Loan Originator either in blank or to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, without recourse";

            (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

            (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

            (iv) an original executed assignment of the Mortgage, in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, in recordable form (except for any missing recording information with respect to such Mortgage);

            (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, in recordable form (except for any missing recording information with respect to such Assignment of Leases);

            (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office if the instrument being modified or assumed is a recordable document;

            (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter with the original title insurance policy delivered by September 30, 2008;

            (viii) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof or copies thereof in the form submitted for filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee;

            (ix) an original or copy of any related Loan Agreement (if separate from the related Mortgage) and an original or copy of any related lock-box agreement or cash collateral agreement (if separate from the related Mortgage and Loan Agreement;

            (x) the original or a copy of any power of attorney, guaranty, or cash management agreement relating to such Mortgage Loan;

            (xi) any original documents (including any Letter(s) of Credit) evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any amendments or intervening assignments thereof, provided that in connection with the delivery of the Mortgage File to the Trust, the original of each Letter of Credit (and any related amendment or assignment) shall be delivered to the Master Servicer and a copy thereof shall be delivered to the Trustee or a Custodian on its behalf;

            (xii) the original or a copy of any security agreement relating to
                  Additional Collateral and an executed assignment thereof in blank or in favor of Wells Fargo, as trustee, for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2007-C1, in recordable form;

            (xiii) the original or a copy of any intercreditor agreement
                  (including any A/B Intercreditor Agreement), subordination agreement, standstill agreement, co-lender agreement or similar agreement relating to such Mortgage Loan together with, if the Mortgage Loan is an A Loan, a copy of the promissory note for the related B Loan and, with respect to any debt of a Borrower or mezzanine borrower permitted under the Mortgage Loan, copies of any related mezzanine loan documents or preferred equity documents;

            (xiv) any environmental insurance policies and any environmental guaranty or indemnity agreements or copies thereof;

            (xv) the original or copy of any Ground Lease, Ground Lease estoppels and any amendments thereto, if any;

            (xvi) the original or copy of any property management agreement
                  (provided that no property management agreement shall be required to be part of the Mortgage File, if an original or copy of such property management agreement is included in the related Servicing File);

            (xvii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents;

            (xviii) any additional documents required to be added to the
                  Mortgage File pursuant to this Agreement; and

            (xix) the checklist of the related Mortgage Loan Documents, if any, that is included in the Mortgage File for the related Mortgage Loan;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian or, if applicable, the Master Servicer on its behalf such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that the Mortgage File for any Mortgage Loan need not include any Letter of Credit referred to in item (xi) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit (the "LOC Cash Reserve"), which substitute letter of credit can be drawn on, or which cash reserve can be applied, to cover the same items as that Letter of Credit was intended to cover. If any B Loan is being serviced and administered in accordance herewith, the Mortgage File for the related A Loan shall also constitute the Mortgage File for such B Loan.

            "Mortgage Loan" shall mean each of the Original Mortgage Loans and Replacement Mortgage Loans that are from time to time held in the Trust Fund, including any such Original Mortgage Loan or Replacement Mortgage Loan that has been wholly or partially defeased. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

            "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

            "Mortgage Loan Purchase Agreement" shall mean any of the Column Mortgage Loan Purchase Agreement and the Capmark Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule" shall mean, collectively, the two schedules of Mortgage Loans attached hereto as Exhibit B-1A and Exhibit B-1B, respectively, as any such schedule may be amended from time to time in accordance with this Agreement, collectively, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan number (as specified in Exhibit A-1 to the
            Prospectus Supplement);

                  (ii) the property name;

                  (iii) the street address (including city, state and zip code)
            of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at the Cut-off Date;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) remaining term to stated maturity, (b) Maturity
            Date and (c) with respect to each ARD Mortgage Loan, the Anticipated Repayment Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

                  (xii) the Interest Accrual Period;

                  (xiii) the applicable Master Servicing Fee Rate (and, in the case of the Column Mortgage Loans, any applicable Primary Servicing Fee Rate);

                  (xiv) the Due Date;

                  (xv) whether such loan is an ARD Mortgage Loan;

                  (xvi) whether the Mortgage Loan is subject to
            lockout/defeasance;

                  (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the related Mortgage Loan Documents require such insurance;

                  (xviii) whether such Mortgage Loan has the benefit of an
            Environmental Insurance Policy;

                  (xix) whether such Mortgage Loan is secured by the related
            Borrower's interest in Ground Leases;

                  (xx) whether such Mortgage Loan is secured by a Letter of
            Credit; and

                  (xxi) which Loan Group includes such Mortgage Loan.

            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller" shall mean the Column Mortgage Loan Seller or the Capmark Mortgage Loan Seller.

            "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

            "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the Special Servicer in accordance with Section 3.20. In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

            "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

            "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the amount of any Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Application Fee" shall have the meaning assigned thereto in Section 3.08.

            "Net Assumption Fee" shall have the meaning assigned thereto in
Section 3.08.

            "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause Fourth of
Section 3.26(a), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company (i) satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not such Master Servicer, such Special Servicer, such Trustee or any Affiliate thereof, as applicable.

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Mortgage Pass-Through Rate" shall mean:

            (A) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the original Net Mortgage Rate for such Mortgage Loan; and

            (B) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

            (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period (disregarding the last sentence of the definition of Interest Accrual Period), multiplied by (b) the Stated Principal Balance of such Mortgage Loan (or such REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Mortgage Loan; and

            (2) the denominator of which is the Stated Principal Balance of such Mortgage Loan (or such REO Mortgage Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2007 (unless the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2007 (or February, if the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to (a) the related Mortgage Rate minus (b) (i) the related Administrative Fee Rate and (ii) in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate.

            "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Certificateholders, if the Special Servicer has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance" shall mean the portion of any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or an REO Mortgage Loan (including any P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Mortgage Loan. "Nonrecoverable P&I Advance" shall also include any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified herein for Nonrecoverable Servicing Advances or Nonrecoverable P&I Advances, as applicable, has determined that such amounts constitute Nonrecoverable Advances. The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer or Trustee has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the Master Servicer and the Special Servicer, in the case of the Trustee, and (iv) in each case, to the Controlling Class Representative, each B Loan Holder or its designee (if any A/B Loan Pair or any related REO Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall conclusively rely on the Special Servicer's affirmative determination that a P&I Advance is nonrecoverable after the Special Servicer provides written notice of such affirmative determination to such parties. In no event shall a determination by the Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the Master Servicer or Trustee.

            "Nonrecoverable Servicing Advance" shall mean the portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property (including any Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. "Nonrecoverable Servicing Advance" shall also include any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Servicing Advances or Nonrecoverable P&I Advances, as applicable, has determined that such amounts constitute Nonrecoverable Advances. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer, the Special Servicer or the Trustee has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the Special Servicer and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Controlling Class Representative, to each B Loan Holder or its designee (if any A/B Loan Pair or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall conclusively rely on the Special Servicer's affirmative determination that a Servicing Advance is a Nonrecoverable Servicing Advance after the Special Servicer provides written notice of such affirmative determination to such parties. In no event shall a determination by the Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the Master Servicer or Trustee.

            "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class V, Class R and Class LR Certificates will constitute Non-Registered Certificates.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "Note" shall mean the original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "NRSRO" shall mean a nationally recognized statistical rating organization as the term is used in federal securities laws.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust Pool as a grantor trust for federal income tax purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer and the Trustee, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

            "Optimal Interest Distribution Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, the sum of the Monthly Interest Distribution Amount and the Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest, the sum of the Monthly Interest Distribution Amount and the Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such Distribution Date.

            "Original Capmark Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original Certificate Balance" shall mean, with respect to any Class of Regular Certificates (other than the Class A-SP and Class A-X Certificates) and the Class A-MFL Regular Interest, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Class Notional Amount" shall mean, with respect to the Class A-SP and Class A-X Certificates, the initial class notional amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Pass-Through Rate" shall mean, with respect to each Class of Certificates and the Class A-MFL Regular Interest, the respective per annum rate listed below:

Class A-1:                      Class A-1 Pass-Through Rate
Class A-2:                      Class A-2 Pass-Through Rate
Class A-AB:                     Class A-AB Pass-Through Rate
Class A-3:                      Class A-3 Pass-Through Rate
Class A-1-A:                    Class A-1-A Pass-Through Rate
Class A-SP:                     Class A-SP Pass-Through Rate
Class A-X:                      Class A-X Pass-Through Rate
Class A-M:                      Class A-M Pass-Through Rate
Class A-MFL Regular Interest:   Class A-MFL Regular Interest Pass-Through Rate
Class A-MFL:                    Class A-MFL Pass-Through Rate
Class A-J:                      Class A-J Pass-Through Rate
Class B:                        Class B Pass-Through Rate
Class C:                        Class C Pass-Through Rate
Class D:                        Class D Pass-Through Rate
Class E:                        Class E Pass-Through Rate
Class F:                        Class F Pass-Through Rate
Class G:                        Class G Pass-Through Rate
Class H:                        Class H Pass-Through Rate
Class J:                        Class J Pass-Through Rate
Class K:                        Class K Pass-Through Rate
Class L:                        Class L Pass-Through Rate
Class M:                        Class M Pass-Through Rate
Class N:                        Class N Pass-Through Rate
Class O:                        Class O Pass-Through Rate
Class P:                        Class P Pass-Through Rate
Class Q:                        Class Q Pass-Through Rate
Class S:                        Class S Pass-Through Rate
Class T:                        Class T Pass-Through Rate


            "Paying Agent" shall have the meaning assigned thereto in Section 5.07.

            "PCAOB" shall mean the Public Company Accounting Oversight Board.

            "Percentage Interest" shall mean (a) with respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V, Class R or Class LR Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning set forth in
Section 12.08.

            "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

            "Performing Party" shall have the meaning assigned thereto in
Section 12.14.

            "Permitted Investments" shall mean any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition::

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

                  (ii) time deposits, unsecured certificates of deposit or
            bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

                  (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

                  (vii) any other demand, money market or time deposit,
            obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

            "Permitted Transferee" shall mean any Transferee of a Class R or Class LR Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

            "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to Title I of ERISA, Section 4975 of the Code or Similar Law.

            "Plurality Class LR Certificateholder" shall mean, as to any taxable year of the Lower-Tier REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class LR Certificates.

            "Plurality Class R Certificateholder" shall mean, as to any taxable year of the Upper-Tier REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

            "PNC" shall mean PNC Bank, National Association.

            "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Post-ARD Additional Interest Distribution Account" shall mean the trust account, accounts or subaccount created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to Section 3.04(b), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Post-ARD Additional Interest Distribution Account" and which shall be an Eligible Account. The Post-ARD Additional Interest Distribution Account shall be an asset of the Grantor Trust Pool and not an asset of the Lower-Tier REMIC or the Upper-Tier REMIC.

            "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans and the Certificates for federal income tax purposes, the assumptions that each ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

            "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received, made after the Due Date for such Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall" shall mean with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received, made prior to the Due Date for such Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be (without regard to any Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment or other early collection of Insurance Proceeds or Condemnation Proceeds during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

            "Primary Servicing Fee" shall mean any primary servicing fee payable to a Designated Sub-Servicer pursuant to a Designated Sub-Servicer Agreement.

            "Primary Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading "Primary Servicing Fee Rate" in the Mortgage Loan Schedule.

            "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Principal Balance Certificates" shall mean, collectively, the Class A-P&I Certificates and the Subordinate Principal Balance Certificates.

            "Principal Distribution Adjustment Amount" shall mean, as to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Principal Distribution Amount, in each case, with interest on such Advance (accrued at the Reimbursement Rate), during the period since the preceding Distribution Date, (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Principal Distribution Amount, in each case, with interest on such Advance (accrued at the Reimbursement Rate), during the period since the preceding Distribution Date and (iii) if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received with respect to any Mortgage Loan or REO Property, and/or any Mortgage Loan or REO Property is otherwise liquidated (including by means of a Final Recovery Determination or the receipt of full, partial, or discounted payoff), during the related Collection Period, an amount equal to any Workout Fees and/or Liquidation Fees payable in connection therewith

            "Principal Distribution Amount" shall mean:

            (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following-

            (i) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in March 2007 or on a Due Date subsequent to the end of the related Collection Period,

            (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

            (iii) all Insurance Proceeds, Condemnation Proceeds, Liquidation
                  Proceeds and proceeds of any purchase or repurchase of a Mortgage Loan pursuant to this Agreement or any A/B Intercreditor Agreement, received by or on behalf of the Trust with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in March 2007 or for which a P&I Advance was previously made for a prior Distribution Date,

            (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in March 2007 or for which a P&I Advance was previously made for a prior Distribution Date, and

            (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date; and

      with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            Notwithstanding the foregoing, (i) the Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Collection Period of an amount that was previously advanced with respect to a Mortgage Loan if such Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount was previously reimbursed from Principal Distribution Amounts from such Loan Group in a manner that resulted in a Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds.

            "Private Certificate" shall mean any Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T or Class V Certificate.

            "Privileged Persons" shall mean the Depositor and any designee thereof, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder, each Mortgage Loan Seller, to the extent that the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner and any prospective transferee provided such party provides the Trustee with a certification substantially in the form of Exhibit K-2 hereto.

            "Prohibited Party" shall mean any party that (i) is listed on the Depositor's Do Not Hire List or (ii) is a proposed Servicing Function Participant for which the Master Servicer, the Special Servicer or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge that such party at any point prior to such hiring, assignment or transfer failed to comply in all material respects with such proposed Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

            "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement" shall mean that certain prospectus supplement dated March 1, 2007, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTE" shall mean a prohibited transaction exemption, as issued by the United States Department of Labor.

            "Public Certificate" shall mean any Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL, Class A-J or Class A-SP Certificate.

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances (or such Servicing Advance reimbursed by the Trust Fund from general collections on the Mortgage Pool), (d) all accrued and unpaid Advance Interest with respect to any related Advances (including any Advance Interest reimbursed from general collections on the Mortgage Pool), and (e) solely in the case of a repurchase or substitution by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, (i) all related Special Servicing Fees, Workout Fees (only if (x) such repurchase or substitution occurs after the expiration of the applicable Initial Resolution Period and any applicable Resolution Extension Period and (y) no Liquidation Fee is also payable in connection with such repurchase or substitution by the Mortgage Loan Seller or the Column Performance Guarantor, as applicable), Liquidation Fees (only if such repurchase or substitution occurs after the expiration of the applicable Initial Resolution Period and any applicable Resolution Extension Period), Advance Interest (to the extent not otherwise included in the amount described in clause
(d) of this definition) and other related Additional Trust Fund Expenses (to the extent not otherwise included in the amount described in clause (c) or clause
(d) of this definition), whether paid or then owing that have not been offset by Default Charges related to such Mortgage Loan (or any successor REO Loan) or by any Additional Master Servicing Compensation or Additional Special Servicer Compensation related to such Mortgage Loan (or any successor REO Loan), and (ii) to the extent not otherwise included in the amount described in clause (c), clause (d) or clause (e)(i) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan or REO Property.

            With respect to any Defaulted Mortgage Loan to be purchased by the Controlling Class Representative (or any assignee thereof) or the Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Mortgage Loan (which shall include a Liquidation Fee if the purchase option has been assigned without consideration to an unaffiliated third party and such third party is exercising the purchase option). With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Mortgage Loan (or, if such REO Property relates to any A/B Loan Pair, in respect of all of the related REO Mortgage Loans and treating the B Loans as if they were Mortgage Loans).

            "Purchase Price Security Deposit" shall have the meaning assigned thereto in Section 2.03(b).

            "Purchase Price Security Deposit Account" shall mean a segregated custodial account or accounts created by and maintained by the Master Servicer, pursuant to Section 2.03(b), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "Capmark Finance Inc., as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, and [name of the related Mortgage Loan Seller], Purchase Price Security Deposit Account."

            "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean (i) with respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A" by Fitch and "A2" by Moody's (if then rated by Moody's),
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed by an entity with long-term unsecured debt that is rated) no lower than two ratings (without regard to pluses and minuses (in the case of Fitch) or numerical designations (in the case of Moody's)) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A" by Fitch or, in the case of clauses
(i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to, and not more than one percentage point in excess of, that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defective Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no such Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) absolute sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., the related Mortgage Loan Seller or the Column Performance Guarantor) effecting the substitution.

            "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date" shall mean the Distribution Date occurring in February 2040.

            "Rating Agency" shall mean either of Moody's and Fitch.

            "Realized Loss" shall mean:

            (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, all Special Servicing Fees, Workout Fees, Advance Interest or other fees, expenses or items with respect to such Mortgage Loan or REO Mortgage Loan that cause an Interest Shortfall to occur in any prior Interest Accrual Period, minus
      (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

            (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

            (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording Omission" shall mean, with respect to any Mortgage Loan, any Material Document Defect that exists, as of any date coinciding with or following September 30, 2008, as a result of the omission from the Mortgage File for such Mortgage Loan of the original or a copy of any document referred to in clause (ii), clause (iii), clause (iv), clause (v) or, in the case of a Mortgaged Property operated as a hospitality property, clause (viii) of the definition of "Mortgage File," with evidence of recording or filing thereon or a receipt or other certification evidencing recording or filing, because such document (i) was not delivered by or on behalf of the related Mortgage Loan Seller either as a recorded or filed document or in proper form for recording or filing in the appropriate recording or filing office or (ii) was returned unrecorded or unfiled as a result of an actual or purported defect therein.

            "Recording Omission Credit" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of September 30, 2008, a letter of credit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan and otherwise satisfying the criteria set forth in the related Mortgage Loan Purchase Agreement.

            "Recording Omission Reserve" shall mean, with respect to any Mortgage Loan as to which there exists a Recording Omission as of September 30, 2008, a cash deposit in the amount of 25% of the then outstanding principal amount of such Mortgage Loan.

            "Reference Rate" shall mean, with respect to any Distribution Date from and including the April 2007 Distribution Date to and including the March 2014 Distribution Date, the corresponding rate per annum set forth on Exhibit J hereto.

            "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL, Class A-J and Class A-SP Certificates constitute Registered Certificates.

            "Regular Certificates" shall mean any Public Certificates or Private Certificates.

            "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Component" shall mean, for the following Classes of Uncertificated Lower-Tier Interests and Components, the related Class of Certificates or Class A-MFL Regular Interest set forth below; for the following Classes of Certificates or Class A-MFL Regular Interest, the related Class or Classes of Uncertificated Lower-Tier Interests and Components set forth below; and for the following Components, the related Class of Certificates, Class A-MFL Regular Interest or Class of Uncertificated Lower-Tier Interests set forth below:


                                                                             Related
                                                                            Component
                                                                             of Class
                                         Related Uncertificated            A-X and A-SP
Related Certificates                     Lower-Tier Interest(1)          Certificates(1)
----------------------------   --------------------------------------   ----------------

Class A-1 Certificate          Class LA-1-1 Uncertificated Interest     Component A-1-1
                               Class LA-1-2 Uncertificated Interest     Component A-1-2
Class A-2 Certificate          Class LA-2-1 Uncertificated Interest     Component A-2-1
                               Class LA-2-2 Uncertificated Interest     Component A-2-2
                               Class LA-2-3 Uncertificated Interest     Component A-2-3
Class A-AB Certificate         Class LA-AB-1 Uncertificated Interest    Component A-AB-1
                               Class LA-AB-2 Uncertificated Interest    Component A-AB-2
                               Class LA-AB-3 Uncertificated Interest    Component A-AB-3
                               Class LA-AB-4 Uncertificated Interest    Component A-AB-4
Class A-3 Certificate          Class LA-3-1 Uncertificated Interest     Component A-3-1
                               Class LA-3-2 Uncertificated Interest     Component A-3-2
                               Class LA-3-3 Uncertificated Interest     Component A-3-3
                               Class LA-3-4 Uncertificated Interest     Component A-3-4
                               Class LA-3-5 Uncertificated Interest     Component A-3-5
Class A-1-A Certificate        Class LA-1-A-1 Uncertificated Interest   Component A-1-A-1
                               Class LA-1-A-2 Uncertificated Interest   Component A-1-A-2
                               Class LA-1-A-3 Uncertificated Interest   Component A-1-A-3
                               Class LA-1-A-4 Uncertificated Interest   Component A-1-A-4
                               Class LA-1-A-5 Uncertificated Interest   Component A-1-A-5
                               Class LA-1-A-6 Uncertificated Interest   Component A-1-A-6
                               Class LA-1-A-7 Uncertificated Interest   Component A-1-A-7
                               Class LA-1-A-8 Uncertificated Interest   Component A-1-A-8
Class A-M Certificate          Class LA-M Uncertificated Interest       Component A-M
Class A-MFL Regular Interest   Class LA-MFL Uncertificated Interest     Component A-MFL
Class A-J Certificate          Class LA-J Uncertificated Interest       Component A-J
Class B Certificate            Class LB Uncertificated Interest         Component B
Class C Certificate            Class LC-1 Uncertificated Interest       Component C-1
                               Class LC-2 Uncertificated Interest       Component C-2
Class D Certificate            Class LD-1 Uncertificated Interest       Component D-1
                               Class LD-2 Uncertificated Interest       Component D-2
Class E Certificate            Class LE Uncertificated Interest         Component E
Class F Certificate            Class LF-1 Uncertificated Interest       Component F-1
                               Class LF-2 Uncertificated Interest       Component F-2
Class G Certificate            Class LG Uncertificated Interest         Component G
Class H Certificate            Class LH Uncertificated Interest         Component H
Class J Certificate            Class LJ Uncertificated Interest         Component J
Class K Certificate            Class LK Uncertificated Interest         Component K
Class L Certificate            Class LL Uncertificated Interest         Component L
Class M Certificate            Class LM Uncertificated Interest         Component M
Class N Certificate            Class LN Uncertificated Interest         Component N
Class O Certificate            Class LO Uncertificated Interest         Component O
Class P Certificate            Class LP Uncertificated Interest         Component P
Class Q Certificate            Class LQ Uncertificated Interest         Component Q
Class S Certificate            Class LS Uncertificated Interest         Component S
Class T Certificate            Class LT Uncertificated Interest         Component T


----------
(1) The Uncertificated Lower-Tier Interests and the Components of the Class A-X and Class A-SP Certificates that correspond to any particular Class of Certificates or the Class A-MFL Regular Interest set forth in the table above also correspond to each other and, accordingly, constitute the "Related Uncertificated Lower-Tier Interests" and the "Related Components," respectively, with respect to each other.

            "Release Date" shall mean, with respect to any Class of Non-Registered Certificates (other than the Class R, Class LR and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

            "Relevant Servicing Criteria" shall mean the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer and the Trustee, on Exhibit U attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria, and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

            "Remaining Principal Distribution Amount" shall mean, as to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders and the related B Loan Holder in connection with an A/B Loan Pair, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank, N.A. [or the name of any successor Trustee], in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates and the related B Loan Holder, Series 2007-C1, REO Account."

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

            "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition (including, without limitation, those Nonrecoverable Advances and Workout Delayed Reimbursement Amounts and interest thereon that were reimbursed from collections of principal on the Mortgage Pool), shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to such Master Servicer, such Special Servicer or the Trustee, as the case may be, in respect of an REO Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired by or otherwise on behalf of the Trust for the benefit of the Certificateholders and, if such property relates to an A/B Loan Pair, the related B Loan Holder, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property. With respect to an REO Property that had been security for an A Loan, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note pursuant to the related A/B Intercreditor Agreement.

            "REO Tax" shall have the meaning assigned thereto in Section
3.17(a).

            "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by a Mortgage Loan Seller or the Column Performance Guarantor for a Defective Mortgage Loan as contemplated by Section 2.03.

            "Reportable Event" shall have the meaning assigned thereto in
Section 12.09.

            "Reporting Servicer" shall mean the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant, as the case may be.

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Requesting Subordinate Certificateholder" shall mean the Holder of any of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder."

            "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

            "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(e).

            "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

            "Residual Transfer Affidavit" shall have the meaning assigned thereto in Section 5.02(d).

            "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Responsible Officer" shall mean (i) any officer of the Global Securitization Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) and (ii) when used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports" shall mean collectively, to the extent not filed with the Commission, each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.
            "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification" shall have the meaning set forth in
Section 12.08.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Security Agreement" shall mean, with respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Security Position Listing" shall mean a listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.

            "Senior Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-SP and Class A-X Certificates.

            "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Servicer" shall have the meaning set forth in Section 12.03.

            "Service(s)(ing)" shall mean, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer' set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securitization market.

            "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or the Special Servicer.

            "Servicing Criteria" shall mean the criteria set forth in paragraph
(d) of Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage
File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Mortgage Loan or B Loan or which are reasonably required for the ongoing administration of such Mortgage Loan or B Loan, as the case may be, including property management agreements, appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication, together with copies of documents required to be part of the related Mortgage File.

            "Servicing Function Participant" shall mean any Person, other than the Master Servicer, the Special Servicer and the Trustee, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, unless such Person's activities relate only to 5% or less of the Mortgage Loans (calculated by Stated Principal Balance) or unless such Person is not viewed, for the purposes of Exchange Act reporting requirements, as a party participating in the servicing function separate and apart from the Master Servicer, the Special Servicer or the Trustee, as the case may be, pursuant to applicable SEC guidance.

            "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by such Master Servicer or such Special Servicer.

            "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard-General" shall mean, with respect to the Special Servicer and each servicer other than the Master Servicer (including without limitation any Sub-Servicer), to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to mortgage loans and REO properties comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and any B Loan, the full collection of all Yield Maintenance Charges that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan or any B Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or in the case of any A/B Loan Pair and its related B Loan, if any, the maximization of recovery on the A/B Loan Pair to the Certificateholders and the B Loan Holder, as applicable, all taken as a collective whole and taking into account the subordination of the B
Loan) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) as determined by the Special Servicer or Master Servicer, as the case may be, in its reasonable judgment; and (c) without regard to: (i) any relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any obligation that the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, may have to cure a Breach or a Document Defect or to repurchase or replace a Defective Mortgage Loan; (vii) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property; or (viii) the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower.

            "Servicing Standard-Capmark" shall mean, with respect to the Master Servicer, to service and administer the Mortgage Loans hereunder in accordance with applicable law, the terms of this Agreement, the respective terms of the Mortgage Loans and, to the extent not inconsistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in Capmark's (as a master servicer) mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and the maximization of the recovery on the Mortgage Loans to the Certificateholders (as a collective whole) (or in the case of any A/B Loan Pair and its related B Loan, if any, the maximization of recovery on the A/B Loan Pair to the Certificateholders and the B Loan Holder, as applicable, all taken as a collective whole and taking into account the subordination of the B Loan) on a net present value basis; and (c) without regard to- (i) any relationship that the Master Servicer, or any Affiliate thereof, may have with the related Borrower, (ii) the ownership of any certificate, Mezzanine Loan or any B Loans by the Master Servicer, or by any Affiliate thereof, (iii) the Master Servicer's obligation to make advances, (iv) the right of the Master Servicer, or any Affiliate thereof, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, or (v) any obligation of the Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the Mortgage Loan.

            "Servicing Standard" shall mean, with respect to the Master Servicer, the Servicing Standard-Capmark and, with respect to any other servicer (including without limitation the Special Servicer and any Sub-Servicer), the Servicing Standard-General.

            "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

            (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan Documents (including, in the case of an A/B Loan Pair, any scheduled payment of principal or interest on any B Loan), which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied for the following time periods-(i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due and (ii) solely in the case of a delinquent Balloon Payment, for 90 days beyond the related maturity date or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer and continues to pay the Assumed Monthly Payment, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur; or

            (b) the Master Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan Documents is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan, or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

            (c) the Master Servicer or Special Servicer (with the consent of the Controlling Class Representative in the case of a determination by the Special Servicer) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days), provided, that the failure of the related Borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts (other than such amounts as are specifically allowed by the related Loan Agreement) shall not apply with respect to this clause if the Master Servicer has determined (which determination shall be subject to the approval of the Controlling Class Representative and the limitations of
      Section 3.24(b); provided that the Controlling Class Representative's failure to respond to a request for such approval within five (5) Business Days of such request shall be deemed approval) in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

            (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

      (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan and any related B Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

      (x) in the case of the circumstances described in clauses (b), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

      (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

      (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

            "Significant Mortgage Loan" shall mean, at any time, (a) any Mortgage Loan (i) whose principal balance is $20,000,000 or more at such time or
(ii) that is (x) a Mortgage Loan, (y) part of a group of Crossed Mortgage Loans or (z) part of a group of Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Mortgage Loans and groups of Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law" shall mean any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

            "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates (other than the Class R and Class V Certificates).

            "Special Reserve Account" shall mean a segregated custodial account or accounts created and maintained by the Master Servicer, pursuant to Section 2.03(d), on behalf of the Trustee in trust for the Certificateholders and the related Mortgage Loan Seller, which shall be entitled "Capmark Finance Inc., as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, and [name of the related Mortgage Loan Seller], Special Reserve Account."

            "Special Servicer" shall mean Midland, in its capacity as special servicer with respect to the Mortgage Pool and any related REO Properties hereunder, or any successor special servicer with respect to the Mortgage Pool and any related REO Properties appointed as provided herein.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% (25 basis points) per annum.

            "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (i) the original executed Mortgage Note or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

            (ii) an original or a copy of the Mortgage (with or without recording information);

            (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

            (iv)  an original or copy of any Ground Lease; and

            (v) any original Letter of Credit constituting Additional Collateral and originals or copies of related amendment, assignment or transfer documents; provided that in connection with the delivery of the Mortgage File to the Trust, the original of each Letter of Credit (and any related amendment, assignment or transfer document) shall be delivered to the Master Servicer and a copy thereof shall be delivered to the Trustee or a Custodian on its behalf;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (i) through (v) of this definition unless they are actually so received; and provided, further, that the Specially Designated Mortgage Loan Documents for any Mortgage Loan need not include any Letter of Credit referred to in item (v) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (1) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (2) delivered to the Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit, which substitute letter of credit can be drawn on, or which cash reserve can be applied, to cover the same items as that Letter of Credit was intended to cover.

            "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Mortgage Loan.

            "Startup Day" shall mean the Closing Date.

            "State Tax Laws" shall mean the state and local tax laws of the state in which the office of the Trustee from which the Trust is administered is located, and any other state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in March 2007 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinate Certificates" shall mean, collectively, the Class A-M, Class A-MFL (through the Class A-MFL Regular Interest), Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates.

            "Subordinate Principal Balance Certificates" shall mean, collectively, all of the Subordinate Certificates other than the Class R and Class LR Certificates.

            "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean any sub-servicing agreement or primary servicing agreement (including any Designated Sub-Servicer Agreement) between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the Stated Principal Balance or the aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s) as of the date of substitution.

            "Swap Agreement" shall mean the 1992 ISDA (Multi-Currency Cross-Border) Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of March 16, 2007, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.28.

            "Swap Counterparty" shall mean Credit Suisse International and its successors in interest or any swap counterparty under a replacement Swap Agreement.

            "Swap Default" shall mean any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Agreement as and when due thereunder, (ii) post acceptable collateral, find an acceptable replacement Swap Counterparty or find a guarantor acceptable to the Rating Agencies that will guarantee the Swap Counterparty's obligations under the Swap Agreement after a Collateralization Event (as defined in the Swap Agreement) has occurred as required by Part 5, paragraph (b)(1) of the Schedule to the Master Agreement in the related Swap Agreement or (iii) find an acceptable replacement Swap Counterparty (or, with respect to Moody's, find a guarantor acceptable to Moody's that will guarantee the Swap Counterparty's obligations under the Swap Agreement) after a Rating Agency Trigger Event has occurred as required by Part 5, paragraph (b)(2) of the Schedule to the Master Agreement in the related Swap Agreement.

            "Swap Upfront Payment" shall mean any payment made by the Swap Counterparty to the Trustee (on behalf of the Depositor) on the Closing Date, representing amounts due from the Swap Counterparty to the Depositor.

            "Swap Termination Fees" shall mean any fees, costs or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the Swap Agreement

            "Tax Matters Person" shall mean, with respect to the Upper-Tier or the Lower-Tier REMIC, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder or the Plurality Class LR Certificateholder, respectively.

            "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on IRS Form 1041 or such other form required under the Grantor Trust Provisions to be filed on behalf of the Grantor Trust Pool, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Price" shall have the meaning assigned thereto in
Section 9.01(a).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

            "Trust" shall mean the trust created hereby.

            "Trust Assets" shall mean the assets comprising the Trust Fund.

            "Trust Fund" shall mean, collectively, all of the assets of the Upper-Tier REMIC, the Lower-Tier REMIC and Grantor Trust Pool, together with the Purchase Price Security Deposit Accounts, the Special Reserve Accounts and any Recording Omission Reserves and Recording Omission Credits delivered by any Mortgage Loan Seller or the Column Performance Guarantor to the Master Servicer as contemplated by Section 2.03.

            "Trust REMIC" shall mean the Lower-Tier REMIC or the Upper-Tier
REMIC.

            "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

            "Trustee Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

            "Trustee Fee Rate" shall mean 0.00066% per annum.

            "Trustee Report" shall have the meaning assigned thereto in Section 4.02(a).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Lower-Tier Interests" shall mean any of the Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-AB-1, Class LA-AB-2, Class LA-AB-3, Class LA-AB-4, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-3-5, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-MFL, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LE, Class LF-1, Class LF-2, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ, Class LS and Class LT Uncertificated Interests.

            "Underwriters" shall mean, collectively, Credit Suisse, Capmark Securities Inc., California Fina Group, Inc. (DBA: Finacorp Securities), Greenwich Capital Markets, Inc. and Wachovia Capital
Markets, LLC.

            "Underwriter Exemption" shall mean PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            "Unrestricted Servicer Reports" shall mean, collectively, any reports and files that are included in the CMSA Investor Reporting Package and do not constitute Restricted Master Servicer Reports.

            "Upper-Tier Distribution Account" shall mean the account, accounts or sub-account created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Upper-Tier REMIC" shall mean one of two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

            "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

            "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, (i) 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates (so long as any such Class of Certificates has been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore such Class of Certificates is not part of the Initial Purchaser's unsold allotment), in proportion to the respective Class Principal Balances of such Classes, (ii) 1.0% of the Voting Rights shall be allocated between the Holders of the Class A-X and Class A-SP Certificates, in proportion to the respective Class Notional Amounts of such Classes and (iii) 0% for any Class of Principal Balance Certificates for as long as any such Class of Certificates has not been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates (which Class of Certificates is therefore part of the Initial Purchaser's unsold allotment), in each case, determined as of the Distribution Date immediately preceding such date of determination. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R, Class LR or Class V Certificates.

            "Website" shall mean the internet website maintained by the Trustee initially located at "www.ctslink.com," or the internet website of the Master Servicer initially located at "www.capmark.com."

            "Weighted Average Net Mortgage Rate" shall mean, as to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans weighted by the Stated Principal Balances thereof; provided that such rate shall not take into account any modification of the Mortgage Rate after the Closing Date or any modification of the Mortgage Rate in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

            "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Workout-Delayed Reimbursement Amount" shall mean, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0% (100 basis points).

            "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-AB, Class A-3, Class, A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            "Yield Rate" shall mean, with respect to any Mortgage Loan, subject to Section 2.01(d)(i), a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Mortgage Loans, the Anticipated Repayment
Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            Section 1.02 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses and other fees and expenses payable to the Master Servicer, the Special Servicer or the Trustee and attributable to such Mortgage Loan; second, as a recovery of any related Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were paid from collections of principal on the Mortgage Loans, third, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan; eighth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, twelfth, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer or the Trustee and attributable to such REO Property or the related REO Mortgage Loan; second, as a recovery of any related Nonrecoverable Advances (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts that were paid from collections of principal on the Mortgage Loan; third, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and eighth, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan Documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            Section 1.04 Cross-Collateralized Mortgage Loans

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original or certified copy of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original or certified copy of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Certain Adjustments to the Principal Distributions on
                         the Certificates

            (a) If, in accordance with the provisions of this Agreement, any party hereto is reimbursed out of general collections (but solely collections of principal with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts (but solely collections of principal with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            third, out of any other amounts (but solely collections of principal with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that may be available in the Collection Account to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with clauses first and/or second of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, (and further if and to the extent that such payment or other collection of principal constitutes part of the Total Principal Distribution Amount for any Distribution Date, then the Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Principal Distribution Amount) then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made out of any amounts then on deposit in the Distribution Account that represent payments or other collections of principal received by the Trust first, from such principal payments or collections that are allocated to the Loan Group to which such Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs and second, from such principal payments or collections allocated to the other Loan Group, that in either case, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any Distribution Date.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance and/or interest thereon is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                 ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER
                      INTERESTS; EXECUTION OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse Commercial Mortgage Trust 2007-C1." Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, the Swap Counterparty and B Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Mortgage Loans (other than payments of principal and interest due and payable on the Original Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.12, is intended by the parties to constitute a sale.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column, (ii) its acquisition of the Original Capmark Mortgage Loans (excluding (A) any rights of the lender under the related Mortgage Loan Documents to establish and/or own a successor borrower in connection with a defeasance of a such Mortgage Loan and (B) in the case of the Mortgage Loan identified on the Mortgage Loan Schedule as Woodbrook Lane, any related exit fees provided for under the related Mortgage Loan Documents) from the Capmark Mortgage Loan Seller, pursuant to the Capmark Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from the Capmark Mortgage Loan Seller and (iii) its transfer of the Original Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (ii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 15% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in March 2007 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, each Purchase Price Security Deposit Account and/or each Special Reserve Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Column Performance Guarantee, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller; provided that in connection with the delivery of the Mortgage File to the Trust, the original of each Letter of Credit (and any related amendment or assignment) shall be delivered to the Master Servicer and copy thereof shall be delivered to the Trustee or the Custodian appointed thereby. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and the Column Performance Guarantee.

            Notwithstanding the foregoing, if any Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Original Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a LOC Cash Reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such LOC Cash Reserve shall be deemed to be Reserve Funds of the type covered by Section 2.01(f).

            Notwithstanding the foregoing, if the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (viii) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreement), (x) and (xii) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (viii) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreement), (x) and
(xii) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(c) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee (with a copy to the Master Servicer) on or before the Closing Date.

            Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to the Mortgage Loan Seller by the applicable filing office and the Mortgage Loan Seller has so notified the Trustee, the Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            None of the Trustee, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(c).

            (d) At the expense of the Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date (or, in the case of a Replacement Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses
(iv) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause (viii) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, including UCC-2 and UCC-3 assignments, with respect to the Original Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing and recording indicated thereon.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer within three (3) Business Days after the Closing Date, the following items (except to the extent any of the following items are to be retained by a Sub-Servicer that will continue to act on behalf of the Master Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other relevant documents that the Master Servicer or Special Servicer reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor, copies of all documents required to be delivered by such Mortgage Loan Seller to the Trustee or Custodian as a part of a Mortgage File and, to the extent they are not required to be a part of a Mortgage File for any such Original Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans (provided, however, that such Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by it or its Affiliates solely for internal credit analysis or other internal uses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders and, insofar as such items relate to a B Loan, the related B Loan Holder.

            In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee such party's rights as the beneficiary thereof and drawing party thereunder, such assignment to be evidenced by an acknowledgement of the issuer or a reissued letter of credit delivered to the Master Servicer or the Trustee.

            (f) Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy (and, if not included in the Servicing File for the subject Mortgage Loan, any other Environmental Insurance Policy) acquired by the Depositor or an Affiliate of the Depositor.

            (g) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Mortgage Loans in the name of the Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or to a Designated Sub-Servicer) for deposit into Servicing Accounts.

            (h) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Mortgage Loans in such group of Crossed Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Mortgage Loans in such group of Crossed Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Mortgage Loan.

            Section 2.02 Acceptance of Mortgage Assets by Trustee

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(c), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to an A Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related B Loan Holders; provided, further, that the Trustee or any Custodian appointed by the Trustee pursuant to Section
8.12 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the Master Servicer hereby undertakes.

            In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as to any LOC Cash Reserve and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents and all Mortgage Note allonges are in its possession or the possession of a Custodian on its behalf, and (ii) such Specially Designated Mortgage Loan Documents, and all Mortgage Note allonges, have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; provided that with respect to any Letters of Credit, the Trustee's certification shall be based upon copies of the Letters of Credit (including related amendment, assignment and transfer documents) delivered to the Trustee or its Custodian. To the extent that the contents of the Mortgage File for any A Loan relate to the corresponding B Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of the related B Loan.

            (b) On or about the 90th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Mortgage Loan then subject to this Agreement (except as to any LOC Cash Reserve and except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v), (vii), (ix), (xi), (xii), (xv),
(xvi), (xvii) and (xix) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(d) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan. Further, with respect to the documents described in clause (viii) of the definition of "Mortgage File," the Trustee may assume, for purposes of the certification delivered pursuant to this Section 2.02(b), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

            If a Mortgage Loan Seller or the Column Performance Guarantor substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund).

            (c) It is herein acknowledged that the Trustee is not under any duty or obligation (A) to determine whether any of the documents specified in clauses
(vi), (x), (xiii), (xiv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" and all documents specified on the Mortgage Loan checklist referred to in clause (xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, or (B) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the Mortgage Loan Seller.

            (d) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller (and, solely with respect to any A/B Loan Pair, the related B Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Mortgage Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            Section 2.03 Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Sellers and the Column Performance Guarantor; the Purchase
                          Price Security Deposit Account and the Special Reserve Account

            (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor, the related Mortgage Loan Seller and the Column Performance Guarantor (if a Column Mortgage Loan is involved).

            If necessary, the Trustee shall request each Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

            (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, in writing of such Material Document Defect or Material Breach, as the case may be, and direct the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, that it or they, as the case may be, must, not later than 90 days (or, in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document with respect to any Mortgage Loan, 15 days) from the receipt by the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, of such notice (or any earlier discovery by the related Mortgage Loan Seller of the subject Material Document Defect or Material Breach, as the case may be) (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects or, subject to the next paragraph and Section 2.03(d) below, repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable), at the applicable Purchase Price; provided that if the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date, was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period,
(iii) that the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that the related Mortgage Loan Seller or, alternatively, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional period equal to any such applicable Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the related Mortgage Loan Seller and, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall be permitted, during the three-month period following the Closing Date (or during the two-year period following the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable, and this Agreement. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and such Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            Notwithstanding the foregoing, if there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement that the Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Master Servicer shall (and the Special Servicer may) direct the related Mortgage Loan Seller in writing to wire transfer to the Collection Account, within 90 days of such Mortgage Loan Seller's receipt of such direction, the amount of any such costs and expenses borne by the Trust that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to repurchase such Mortgage Loan at the applicable Purchase Price, substitute for such Mortgage Loan (subject to the criteria for substitution) and pay the applicable Substitution Shortfall Amount or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the related Mortgage Loan Seller nor, if the affected Mortgage Loan is a Column Mortgage Loan, the Column Performance Guarantor, shall be obligated to repurchase or otherwise cure such Breach under any circumstances. Amounts deposited in the Collection Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

            "Resolution Extension Period" shall mean:

            (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

            (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

            (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of
      (A) the end of such Initial Resolution Period and (B) the related Mortgage Loan Seller's receipt of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

            (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, except that, if the related Mortgage Loan Seller did not receive written notice from the Trustee, the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document for any Mortgage Loan; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such amount may increase over time (the total amount of cash delivered to the Master Servicer with respect to any Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if the Special Servicer determines in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, the 30th day following the related Mortgage Loan Seller's receipt of written notice from the Special Servicer of the occurrence of the related Servicing Transfer Event and of such determination; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document with respect to a Mortgage Loan, and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, delivers to the Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

            The Master Servicer shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, a "Purchase Price Security Deposit Account"), each of which shall be an Eligible Account, and shall be entitled to make withdrawals from the Purchase Price Security Deposit for any Mortgage Loan maintained in such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the related Mortgage Loan Seller (or, if it is the party that delivered the subject Purchase Price Security Deposit, the Column Performance Guarantor) so directs, or if the balance on deposit in such Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document Defect is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan and the Special Servicer determines, in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof and the related Mortgage Loan Seller has received 30 days' prior written notice from the Special Servicer of the occurrence of the related Servicing Transfer Event and of such determination, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan. Any amounts withdrawn by the Master Servicer from the Purchase Price Security Deposit Account for any Mortgage Loan shall be deposited by the Master Servicer into the Collection Account. Any withdrawals from a Purchase Price Security Deposit Account shall be deemed to be "Liquidation Proceeds" for the purposes of this Agreement (other than Section 3.11(c)). Any Purchase Price Security Deposit Account, and any Purchase Price Security Deposit, shall (a) be part of the Trust Fund but outside either Trust REMIC or the Grantor Trust Pool and (b) be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, for federal income tax purposes, which shall be taxable on all reinvestment income, if any, thereon. The investment of funds in the Purchase Price Security Deposit Accounts shall be governed by the terms of the respective Mortgage Loan Purchase Agreements. The related Mortgage Loan Seller (or, if it is the party that delivered such amount, the Column Performance Guarantor) may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the first sentence of this paragraph) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its reasonable efforts, subject to the terms of the affected Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, delivers to the Trustee and the Master Servicer (i) an Opinion of Counsel addressed to the Trustee and the Master Servicer from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to the Upper-Tier REMIC or Lower-Tier REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates and (iii) written consent from the Controlling Class Representative (which consent may be given or withheld in its sole discretion); and provided, further, that the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. If any Mortgage Loan Seller or the Column Performance Guarantor repurchases one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group as contemplated in this paragraph, in addition to the satisfaction of the delivery of the items set forth in the immediately preceding sentence, the Crossed Mortgage Loan Repurchase Criteria shall have been satisfied. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or the Special Servicer, as the case may be.

            If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the failure of the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to satisfy any of the conditions set forth in the first proviso to the first sentence of the prior paragraph), and if the related Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, has not elected to purchase the entire affected Cross-Collateralized Group, then the affected Cross-Collateralized Group will be treated as a single Mortgage Loan for purposes of (i) determining whether the subject Breach or Document Defect is a Material Breach or a Material Document Defect, as the case may be, and (ii) applying remedies, including repurchase and substitution.

            Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in March 2007 and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            If any Mortgage Loan is to be repurchased or replaced by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this
Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit or directly from the Collection Account.

            (c) Upon receipt of two copies of a Request for Release signed by a Servicing Officer from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by this Section 2.03, has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such endorsements and instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the legal and beneficial ownership of the Deleted Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents, and the Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the related Mortgage Loan Seller or the Column Performance Guarantor, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The Master Servicer shall notify the related B Loan Holder of any repurchase regarding an A Loan. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this
Section 2.03(c), to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

            (d) If, on or after September 30, 2008, any Mortgage Loan Seller or the Column Performance Guarantor receives notice of a Material Document Defect with respect to any of its Mortgage Loans, which Material Document Defect constitutes a Recording Omission, then such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, may, with the written consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, and written confirmation from each Rating Agency that the following arrangement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, in lieu of repurchasing or replacing such Mortgage Loan (as and to the extent contemplated by Section 2.03(b) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer; provided that if such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, has already established a Purchase Price Security Deposit with respect to such Mortgage Loan in accordance with
Section 2.03(b) due to a Material Document Defect, which constitutes a Recording Omission, the outstanding balance of such Purchase Price Security Deposit (when, if applicable, combined with an additional amount being tendered by such Mortgage Loan Seller or the Column Performance Guarantor) is not less than the amount of the required Recording Omission Reserve and the establishment of a Recording Omission Reserve will not result in an Adverse Rating event with respect to any Class of Rated Certificates, then the existing Purchase Price Security Deposit (when, if applicable, combined with an additional amount being tendered by such Mortgage Loan Seller or the Column Performance Guarantor) shall constitute the establishment of a Recording Omission Reserve with respect to such Mortgage Loan for purposes of this Section 2.03(d). In furtherance of the preceding sentence, (A) the Master Servicer shall establish one or more accounts (collectively, the "Special Reserve Account") with respect to the subject Mortgage Loan, each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day after receipt; and (C) the Master Servicer shall administer the Special Reserve Account in accordance with the terms of the related Mortgage Loan Purchase Agreement. In the event that such Master Servicer is entitled to apply any related Recording Omission Reserve or to draw upon any related Recording Omission Credit to cover losses or expenses directly incurred by the Trust as a result of a Recording Omission with respect to any Mortgage Loan, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover any losses or expenses directly resulting from such Recording Omission, such Master Servicer shall draw upon such related Recording Omission Reserve (out of the Special Reserve Account) or upon such related Recording Omission Credit, as the case may be, up to the amount of such losses or expenses, and shall deposit the funds from such draw into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)) and shall be applied to cover such losses or expenses. The Recording Omission Reserve or Recording Omission Credit (or any unused balance thereof) delivered by any Mortgage Loan Seller or the Column Performance Guarantor with respect to any Mortgage Loan shall be released to such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, by the Master Servicer upon the earlier of (i) the curing of all Recording Omissions with respect to such Mortgage Loan and
(ii) the removal of such Mortgage Loan from the Trust Fund. The Special Reserve Account, and any Recording Omission Reserves and Recording Omission Credits, shall (a) be part of the Trust Fund but outside either Trust REMIC or the Grantor Trust Pool and (b) be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the related Mortgage Loan Seller or the Column Performance Guarantor, as applicable, for federal income tax purposes, which shall be taxable on all reinvestment income, if any, thereon. The investment of funds in the Special Reserve Account shall be governed by the terms of the respective Mortgage Loan Purchase Agreements.

            (e) If the Mortgage Loan Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or
(iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (i) at least the applicable Initial Resolution Period has expired and (ii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of this Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price (it being understood and agreed that the foregoing is not intended to otherwise delay the actions of the Special Servicer with respect to a Specially Serviced Mortgage Loan).

            The related Mortgage Loan Seller shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase an REO Property as to which there is any alleged Material Document Defect or Material Breach. Upon the receipt of such notice by the related Mortgage Loan Seller, the related Mortgage Loan Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The related Mortgage Loan Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The Special Servicer shall be obligated to provide the related Mortgage Loan Seller with the most recent appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of an REO Property, to a Person other than the related Mortgage Loan Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor and (ii) without representation or warranty of any kind (either expressed or implied) by the related Mortgage Loan Seller or, if applicable, the Column Performance Guarantor to or for the benefit of such person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim against the related Mortgage Loan Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 2.03 regarding remedies against the related Mortgage Loan Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

            If the related Mortgage Loan Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Mortgage Loan Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Mortgage Loan Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the related Mortgage Loan Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to this Agreement, the related Mortgage Loan Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Mortgage Loan Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

            (f) The related Mortgage Loan Purchase Agreement and, in the case of Column Mortgage Loans, the Column Performance Guarantee, provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If, in connection with any unremedied Material Breach or Material Document Defect, a Mortgage Loan Seller (or, in the case of a Column Mortgage Loan, each of Column and the Column Performance Guarantor) defaults on its obligations to repurchase or replace, to post cash or a letter of credit with respect to, or to reimburse the Trust for certain costs and expenses relating to, any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee, and the Trustee shall notify the Certificateholders and the Swap Counterparty. Thereafter, the Master Servicer shall (and the Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer (or the Special Servicer) is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, the Master Servicer shall (and the Special Servicer may) also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(f), including, reasonable attorney's fees and expenses, to the extent not collected from the related Mortgage Loan Seller or the Column Performance Guarantor or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            (g) If the applicable Mortgage Loan Seller or the Column Performance Guarantor (in the case of a Column Mortgage Loan), incurs any expense in connection with the curing of any Breach which also constitutes a default under the related Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as the holder of such Mortgage Loan, to recover the amount of such expenses from the related Borrower; provided, however, that the rights of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trust Fund, the Master Servicer and the Special Servicer to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund, the Master Servicer or the Special Servicer allocable to such Mortgage Loan; provided, further, that if and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with such Mortgage Loan exceed 5% of the then outstanding principal balance of such Mortgage Loan, then its rights to reimbursement pursuant to this Section 2.03(g) with respect to such Mortgage Loan and such excess expenses shall not be exercised until the payment in full of such Mortgage Loan (as such Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, from using reasonable efforts, exercised in its sole discretion, to collect such amounts to the extent consistent with the Servicing Standard, so long as the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that its actions to collect such amounts will not impair the Master Servicer's and/or the Special Servicer's collection and recovery of principal, interest and other sums due with respect to the related Mortgage Loan and, if applicable, B Loan, which would otherwise be payable to the Trust, the Master Servicer, the Special Servicer, the Trustee or the Certificateholders and, if applicable, the B Loan Holder, pursuant to the terms of this Agreement, provided, that in no event will the failure of Borrower to pay such reimbursable amounts result in the Borrower being called in default under the Mortgage Loan, either the Master Servicer or the Special Servicer accelerating the Mortgage Loan or taking any enforcement action beyond making demand for such reimbursable amount but, provided, further, in the event of the Special Servicer otherwise commencing enforcement action with respect to a default other than the Borrower's failure to pay such reimbursable amounts, the Special Servicer may include such reimbursable amounts in the amount sought from the Borrower in such enforcement action but payment of any such reimbursable amounts shall be subordinate to the payment of all other sums owed by the Borrower under the Mortgage Loan and payable to the Trust, the Master Servicer, the Special Servicer or the Trustee. Any amounts reimbursed to a Mortgage Loan Seller or the Column Performance Guarantor from either Trust REMIC with respect to any amounts paid from the Purchase Price Security Deposit Account, Special Reserve Account or any Recording Omission Reserve or Recording Omission Credits shall be treated as distributions from such Trust REMIC to such Mortgage Loan Seller or the Column Performance Guarantor, as applicable, as beneficial owners of such Purchase Price Security Deposit Account, Special Reserve Account, Recording Omission Reserve or Recording Omission Credit, as applicable.

            Section 2.04 Representations and Warranties of the Depositor

            (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

            (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

            (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

            (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

            (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            Section 2.05 Representations and Warranties of the Master Servicer

            (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (iii) The Master Servicer has the full corporate power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer the outcome of which, in the Master Servicer's reasonable judgment, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the Special Servicer

            (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (viii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) As of the Closing Date, the Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the Special Servicer by any Sub-Servicers with respect to any of the Mortgage Loans or REO Properties.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 Reserved.

            Section 2.08 Reserved.

            Section 2.09 Representations, Warranties and Covenants of the
                         Trustee

            The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders and the B Loan Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            (b) The representations, warranties and covenants of the Trustee set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.09(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.10 Issuance of Uncertificated Lower-Tier Interests;
                         Execution of Certificates

            (a) The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the Class LR and Class V Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that (A) pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed, authenticated and, upon the order of the Depositor, shall deliver, (i) the Regular Certificates (other than the Class A-MFL Certificates), the Class A-MFL Regular Interest and the Class R Certificates in exchange for the Uncertificated Lower-Tier Interests and (ii) the Class V Certificates in exchange for the right to receive Post-ARD Additional Interest and (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-MFL Regular Interest and the Swap Agreement, the Class A-MFL Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

            Section 2.11 Acceptance of Grantor Trust by Trustee; Issuance of
                         the Class V and Class A-MFL Certificates

            The parties intend that the portions of the Trust Fund consisting of
(i) Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account, beneficially owned by the Holders of the Class V Certificates and (ii) the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account, beneficially owned by the Holders of the Class A-MFL Certificates (the "Grantor Trust Pool") shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to qualify such portions as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Mortgage Loans

            (a) The Master Servicer shall be the Master Servicer with respect to all the Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets as constitute Performing Mortgage Loans and shall continue to collect such information and prepare such reports to the Trustee, and shall render such other incidental services, as shall be required of such Master Servicer hereunder with respect to such of the Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties. The Special Servicer shall be the Special Servicer with respect to all the Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Trust Assets as constitute Performing Mortgage Loans.

            (b) Capmark as Master Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement in accordance with the Servicing Standard-Capmark and the REMIC Provisions. The Special Servicer and any successor Master Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents (and, in the case of each A/B Loan Pair, the related A/B Intercreditor Agreement); and (iii) the REMIC Provisions and, to the extent consistent with the foregoing, the Servicing Standard-General. Subject to the foregoing, the Master Servicer and Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer (with respect to those Performing Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and Special Servicer (with respect to Specially Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20 and 3.24, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or Special Servicer, as appropriate, any limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of any such power of attorney by the Master Servicer or the Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or
(ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (d) In the event that an A/B Material Default occurs with respect to any A/B Loan Pair, and for so long as such A/B Material Default is continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service the related B Loan on behalf of the related B Loan Holder, subject to the terms and conditions of the related A/B Intercreditor Agreement; provided that in no event shall the Master Servicer have any obligation to make any Advance with respect to a B Loan. In such event, all references herein to "Mortgage Loan" (and, if the related A Loan is a Specially Serviced Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan"), other than provisions pertaining to the making of Advances, shall include a B Loan that is being serviced under this Agreement.

            Section 3.02 Collection of Mortgage Loan Payments

            The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement, the related Mortgage Loan Documents, in the case of any B Loan, the related A/B Intercreditor Agreement and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither such Master Servicer nor such Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder; provided that, to the extent the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) waives any Default Charges, any outstanding interest on Advances and Additional Trust Fund Expenses with respect to the related Mortgage Loan that would otherwise have been paid out of such Default Charges shall be paid out of the Additional Master Servicing Compensation payable to the Master Servicer or Additional Special Servicing Compensation payable to such Special Servicer, as the case may be, with respect to that Mortgage Loan.

            Section 3.03 Collection of Taxes, Assessments and Similar Items;
                         Servicing Accounts; Reserve Accounts

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. The Master Servicer shall maintain the Servicing Accounts with respect to the Mortgage Loans (including any such Mortgage Loans that are Specially Serviced Mortgage Loans). Subject to any terms of the related Mortgage Loan Documents and the terms of any related A/B Intercreditor Agreement that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse such Master Servicer, such Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances (together with Advance Interest Accrued thereon) made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause
(i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer as Additional Master Servicer Servicing Compensation); (v) to withdraw amounts deposited in error; (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, such Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, such Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, use efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, but subject to
Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan and each Mortgaged Property that secures an A/B Loan Pair, provided that the Master Servicer shall not be obligated to make such a Servicing Advance with respect to an A/B Loan Pair after the principal balance of the related A Loan is zero) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of such Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

            If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice is given to the Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from an A/B Loan Pair Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive, first out of any Default Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer, the Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related A/B Loan Pair Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Mortgage Loan or REO Mortgage Loan the Master Servicer may reimburse itself, the Special Servicer or the Trustee, as applicable, for such Advance (in each case, together with interest accrued at the Reimbursement Rate) immediately from general collections in the Collection Account (such reimbursement to be deemed made first out of amounts distributable as principal). Notwithstanding the foregoing, as contemplated by Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, if and to the extent that there are insufficient amounts that would otherwise be distributable as principal to fully reimburse such Nonrecoverable Servicing Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion as an accommodation to the Trust, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately, first from the Loan Group from which the Nonrecoverable Servicing Advance relates and, then to the extent amounts from such Loan Group are insufficient, from the other Loan Group), provided, however, that the Master Servicer, the Special Servicer or the Trustee, as applicable, must first reimburse itself to the extent of funds in the Collection Account otherwise distributable as principal. The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (e) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Account constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Mortgage Loan. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan Documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related Mortgage Loan Documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), to pay amounts due and owing under the Mortgage Loan following an event of default, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Borrower; provided that, notwithstanding the foregoing (unless otherwise required under the related Mortgage Loan Documents), such Master Servicer shall not release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) such Master Servicer has so notified the Special Servicer in writing and has provided such Special Servicer with any written or electronic information in such Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that such Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24, the Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within fifteen (15) Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). Subject to the terms of the related Mortgage Loan Documents, each Reserve Account shall be an Eligible Account. It is hereby acknowledged that, subject to the Servicing Standard and the foregoing proviso, the Master Servicer shall be entitled to conclusively rely on the determination of the Column Primary Servicer as to the amount of any withdrawal to be made from the Reserve Accounts (or, any draw under the applicable Letter of Credit, as the case may be) with respect to the Column Serviced Loans under this Section 3.03(e).

            Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to such Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Reserve Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Reserve Account, any provision herein to the contrary notwithstanding. Any out-of-pocket expenses incurred by the Master Servicer to enable such Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

            (f) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower fails to promptly respond to any inquiry described in this Section 3.03(f), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

            (g) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

            Section 3.04 Collection Accounts, Distribution Account, Interest
                         Reserve Account, Excess Liquidation Proceeds
                         Account, Post-ARD Additional Interest
                         Distribution Account and the Floating Rate
                         Account

            (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Collection Account, within two Business Days of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before their respective Due Dates in March 2007 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans and any B Loan, including Default Interest and Post-ARD Additional Interest;

            (iii) all Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy (solely to the extent that such losses exceed any losses that would have been incurred under a single insurance policy);

            (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c) or from an A/B Loan Pair Custodial Account pursuant to Section 3.04(f);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower;

            (ix) any amounts received pursuant to Section 3.18 in connection with the liquidation of a Defective Mortgage Loan or pursuant to Section
      3.09 in connection with the liquidation of a Defaulted Mortgage Loan;

            (x) any amounts paid by a Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with the repurchase or substitution of a Mortgage Loan by such party pursuant to
      Section 2.03;

            (xi) any amounts paid to purchase or otherwise acquire all the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund pursuant to Section 9.01; and

            (xii) any amounts paid by the B Loan Holder or mezzanine lender in connection with any cure or purchase option exercised pursuant to the terms of the A/B Intercreditor Agreement, or related mezzanine intercreditor agreement, as applicable.

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, defeasance fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Master Servicer's Collection Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless such Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of such Special Servicer, such Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into the REO Account and remitted to the Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c) (or, if such REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account).

            (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. By 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer's Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of any Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Post-ARD Additional Interest Distribution Account, and the remaining portion thereof shall be deemed to have been deposited into the Lower-Tier Distribution Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Lower-Tier Distribution Account. The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans from the Interest Reserve Account to the Lower-Tier Distribution Account. On each Distribution Date, the Trustee shall deliver to the Swap Counterparty, the Class A-MFL Net Fixed Swap Payment due to the Swap Counterparty with respect to such Distribution Date that was deposited in the Floating Rate Account on the preceding Class A-MFL Swap Payment Date pursuant to Section 3.04(g), and such portion shall be deemed to have been distributed in respect of the Class LA-MFL Uncertificated Interest and the Class A-MFL Regular Interest pursuant to the terms of this Agreement. On each Distribution Date (prior to distributions on the Certificates being made on that date), the Trustee shall also deposit in the Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect Permitted Investments of funds held in the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account. If the Trustee shall deposit in the Lower-Tier Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Lower-Tier Distribution Account, any provision herein to the contrary notwithstanding.

            On each Distribution Date, the Trustee shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount (with a credit for any Class A-MFL Net Fixed Swap Payment deemed distributed on the preceding Class A-MFL Swap Payment Date pursuant to Section 4.01(c)) and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Section 4.01.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2008, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Mortgage Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Mortgage Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Trustee shall also deposit in the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date; provided, however, that if such Excess Liquidation Proceeds relate to an A/B Loan Pair, the amount allocable to the related B Loan shall be deposited in the A/B Loan Pair Custodial Account. The Trustee shall also deposit in the Excess Liquidation Proceeds Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

            (e) Funds in a Collection Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Post-ARD Additional Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Floating Rate Account, Post-ARD Additional Interest Distribution Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

            (f) If (i) any A/B Material Default occurs and is continuing (and, as a result, the related B Loan is being serviced hereunder) or (ii) the Mortgaged Property securing any A/B Loan Pair has become REO Property, the Master Servicer shall establish and maintain, or cause to be established and maintained, an A/B Loan Pair Custodial Account (which may be a sub-account of the Collection Account), into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the applicable A/B Loan Pair due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on such A/B Loan Pair; and

            (ii) all payments on account of interest, including Post-ARD Additional Interest, on such A/B Loan Pair; and

            (iii) all Insurance Proceeds and Condemnation Proceeds received in respect of such A/B Loan Pair together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related A/B Loan Pair; and

            (iv) all Liquidation Proceeds with respect to such A/B Loan Pair;
      and

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Loan Pair Custodial Account;

            (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such A/B Loan Pair resulting from a deductible clause in a blanket or force placed hazard insurance policy (solely to the extent that such losses exceed any losses that would have been incurred under a single insurance policy); and

            (viii) any amounts paid by the holder of any A Loan or any holder of a related mezzanine loan in connection with any purchase option exercised pursuant to the terms of the related A/B Intercreditor Agreement or mezzanine intercreditor agreement, as applicable, that are distributable to the related B Loan Holder.

            The foregoing requirements for deposit by the Master Servicer in an A/B Loan Pair Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in such A/B Loan Pair Custodial Account. If the Master Servicer shall deposit in any A/B Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Loan Pair Custodial Account.

            Within one Business Day of receipt of any of the amounts described in the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of an A/B Loan Pair during the period that the related B Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related A/B Loan Pair Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to an A/B Loan Pair shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related A/B Loan Pair Custodial Account pursuant to Section 3.16(c).

            If any B Loan is being serviced hereunder, or if the Mortgaged Property securing any A/B Loan Pair has become REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination Date, or if received after such Determination Date, two Business Days after receipt), the Master Servicer shall withdraw from the related A/B Loan Pair Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses, indemnification and fees relating to the subject A/B Loan Pair or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the B Loan Holder all amounts to which each of them is entitled in respect of the subject A Loan and B Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder shall be made in accordance with the related A/B Intercreditor Agreement.

            (g) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Swap Counterparty and the Holders of the Class A-MFL Certificates. The Floating Rate Account shall be an asset of the Grantor Trust Pool and not of either Trust REMIC. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. On the Business Day preceding each Distribution Date, the Trustee shall deposit in the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Floating Rate Account. On each Class A-MFL Swap Payment Date, following any deposit to the Distribution Account on or prior to such date, the Trustee shall be deemed to deposit into the Floating Rate Account (i) the Class A-MFL Net Fixed Swap Payment distributable with respect to the Class LA-MFL Uncertificated Interest and the Class A-MFL Regular Interest pursuant to Section 3.04(b) and payable to the Swap Counterparty for such Distribution Date (such amounts to be credited against amounts otherwise distributable in respect of the Class LA-MFL Uncertificated Interest and the Class A-MFL Regular Interest pursuant to Section 4.01(a) in respect of such Distribution Date) and (ii) all amounts received from the Swap Counterparty under the Swap Agreement.

            (h) The Trustee shall establish and maintain the Post-ARD Additional Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Post-ARD Additional Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Post-ARD Additional Interest Distribution Account an amount equal to the Post-ARD Additional Interest received on the respective ARD Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Post-ARD Additional Interest on deposit therein from the Post-ARD Additional Interest Distribution Account for distribution pursuant to
Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Post-ARD Additional Interest Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Post-ARD Additional Interest Distribution Account. Following the distribution of Post-ARD Additional Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Mortgage Loan and no successor REO Mortgage Loan with respect to an ARD Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Post-ARD Additional Interest Distribution Account.

            (i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account as five separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account were maintained as five separate accounts; (iii) the Trustee shall make debits and credits to those five subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of three separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2007-C1, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account and the Floating Rate Account."

            Section 3.05 Permitted Withdrawals From the Collection Account,
                         the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds
                         Account, the Post-ARD Additional Interest
                         Distribution Account and the Floating Rate
                         Account


            (a) The Master Servicer may, from time to time, make withdrawals from the applicable Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account as provided in the first paragraph of Section 3.04(b) or in Post-ARD Additional Interest Distribution Account as provided in
      Section 3.04(h), the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a cure payment from the B Loan Holder) made thereby (in each case, with its own funds), with respect to the Mortgage Loans and/or any successor REO Loans in respect thereof, such Master Servicer's and, the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause
      (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees); provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group; provided, further, however, that if such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, then such Nonrecoverable Advance shall thereafter be reimbursable pursuant to clause (vii) below;

            (iii) [reserved]

            (iv) to pay the Special Servicer, out of general collections on the Mortgage Loans in, and any REO Properties relating to, earned and unpaid Special Servicing Fees in respect of each related Specially Serviced Mortgage Loan and related REO Mortgage Loan;

            (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group; provided, further, however, that if such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, then such Nonrecoverable Advance shall thereafter be reimbursable pursuant to clause
      (vii) below;

            (vii) to reimburse itself, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for (A) any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances, provided that the Master Servicer may reimburse itself in installments as it may choose in its sole discretion pursuant to Sections 3.03(d), 3.11(g) and/or 4.03(d), as the case may be;

            (viii) to pay itself, the Special Servicer or the Trustee, as applicable, any Advance Interest then due and owing to such Person, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made, as and to the extent contemplated by Section 3.26;

            (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause
      (e) of the definition of Purchase Price;

            (x) subject to Section 2.03(g), to reimburse itself, the Trustee or the Special Servicer, as the case may be, first out of Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to the subject Mortgage Loan and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person relating to a Mortgage Loan in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 7 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

            (xi) to the extent that, during any Collection Period, such Master Servicer has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, such Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (xii) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any related Mortgage Loan or related REO Property and that, if paid from a source other than Default Charges on such Mortgage Loan or the related REO Mortgage Loan, as the case may be, would constitute an Additional Trust Fund Expense, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, that relates to such expense;

            (xiii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

            (xiv) to pay any unpaid Liquidation Expenses incurred with respect to any related Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and any REO Properties;

            (xv) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties relating thereto, certain servicing expenses related to the Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, costs and expenses incurred by the Trust pursuant to
      Section 3.09(c) with respect to any Mortgage Loan or REO Property (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xvii) to pay itself, the Special Servicer, the Depositor, the Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties relating thereto, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
      Section 8.05(b), or Section 8.13, as applicable;

            (xviii) to pay, out of general collections on the Mortgage Loans and any REO Properties relating thereto, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property;

            (xix) to pay to itself, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xx) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xxi) to pay amounts payable to any B Loan Holder under the related A/B Intercreditor Agreement;

            (xxii) to reimburse itself for any prior Advance, including any interest accrued and payable thereon, made for which a cure payment from the B Loan Holder has been received, from such cure payment;

            (xxiii) to transfer Excess Liquidation Proceeds to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

            (xxiv) to pay for the cost of any Opinion of Counsel for purposes of REMIC administration or amending this Agreement pursuant to Section 11.01, in each case, to the extent payable out of the Trust Fund, and to pay for the cost of obtaining any extensions from the IRS in connection with the sale of any REO Property;

            (xxv) to pay, out of general collections, any and all federal, state and local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC;

            (xxvi) to pay for the recording cost of this Agreement;

            (xxvii) to pay to the respective Mortgage Loan Sellers, amounts that represent Monthly Payments due on the Mortgage Loans on or before their respective Due Dates in March 2007 or, in the case of a Replacement Mortgage Loan, on or before the date on which such loan was added to the Trust Fund, if any, or in the case of a Deleted Mortgage Loan, amounts collected or received by the Trust with respect to such Mortgage Loan after the related date of replacement pursuant to Section 2.03(b);

            (xxviii) to withdraw amounts deposited in such Collection Account in error; and

            (xxix) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01.

            No party hereto shall be entitled to payment or reimbursement of any amount from the Collection Account with respect to any A Loan or related REO Property for which it can be reimbursed out of amounts then or thereafter on deposit in the related A/B Loan Pair Custodial Account and, in the case of the B
Loans:

            (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts necessary for the payment and/or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (v), (vi),
(vii), (viii), (ix), (xi) and (xiv) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to an A Loan, is allocable to the related A Loan pursuant to this Agreement and is allocable to the related B Note pursuant to the A/B Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts transferred to such related A/B Loan Pair Custodial Account in error, and amounts necessary for the clearing and termination of the Collection Account pursuant to Section 9.01;

            (B) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the related A/B Intercreditor Agreement (including in respect of interest, principal and Yield Maintenance Charges due in respect of the A Note (whether or not by operation of any provision of the related A/B Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A Note));

            (C) the Master Servicer shall on the second Business Day following receipt of payment from the related Borrower, remit to the B Loan Holder any amounts on deposit in such A/B Loan Pair Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the B Loan Holder is entitled thereto under the related A/B Intercreditor Agreement (including by way of the operation of any provision of the related A/B Intercreditor Agreement that entitles the B Loan Holder to reimbursement of cure payments made by it).

            Expenses incurred with respect to any B Loan shall be allocated in accordance with the related A/B Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and B Loan for the purpose of justifying any withdrawal or transfer from the Collection Account and any A/B Loan Pair Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Collection Account that does not constitute the A/B Loan Pair Custodial Account unless there are no remaining funds in the related A/B Loan Pair Custodial Account available. If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a B Loan but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the A/B Loan Pair Custodial Account insofar as it relates to a B Loan and is permitted pursuant to the A/B Intercreditor Agreement), the Master Servicer shall, if funds on deposit in such A/B Loan Pair Custodial Account are insufficient therefor, request the B Loan Holder to make such payment or reimbursement to the extent the B Loan Holder is obligated to make such payment or reimbursement pursuant to the A/B Intercreditor Agreement. If the B Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request and the Master Servicer deems the payment or reimbursement necessary to protect the related Mortgaged Property from a default, delinquency or other anticipated event that is imminent with respect to the related Mortgage Loan in its reasonable judgment and in accordance with the Servicing Standard, the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. If such payment or reimbursement is subsequently recovered from the B Loan Holder (including, if permitted by the related A/B Intercreditor Agreement, by offset against subsequent amounts payable to the B Loan Holder), to the extent that any amounts were previously taken by the Master Servicer from the Collection Account, the amount recovered shall be deposited into the Collection Account and shall not be deposited into the A/B Loan Pair Custodial Account; provided that with respect to any Servicing Advance previously made by the Master Servicer that becomes a Nonrecoverable Advance, such Advance shall be reimbursed out of the Collection Account.

            The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which such Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            If at any time the Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the Mortgage Loans during such Collection Period, then the Master Servicer (or the Trustee) shall use its reasonable efforts to give the Rating Agencies at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless extraordinary or unanticipated circumstances, including, without limitation, the following, make such notice impractical (1) the Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to the Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance (or the Trustee has not timely received from the Master Servicer information requested by the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance); provided, however, that, if clause (1), (2) or (3) apply, the Master Servicer (or, if applicable, the Trustee) shall use reasonable efforts to give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The failure to give any notice contemplated by this paragraph to the Rating Agencies shall not give rise to any liability whatsoever on the part of the Master Servicer or Trustee, shall not constitute an Event of Default hereunder and shall not be a condition for reimbursement of a Nonrecoverable Advance.

            (b) The Trustee shall, from time to time, make or be deemed to make withdrawals from the Lower-Tier Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make distributions or deemed distributions of the Lower-Tier Distribution Amount pursuant to Section 3.04(g) and Section 4.01 and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(c) to the Upper-Tier Distribution Account;

            (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee Fee;

            (iii) [reserved]

            (iv) [reserved]

            (v) to pay for the cost of the Opinions of Counsel contemplated by
      Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (vi) to pay any and all federal, state and local taxes imposed the Upper-Tier REMIC or Lower-Tier REMIC created hereunder, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

            (vii) to recoup any amounts deposited in the Distribution Account in error;

            (viii) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06;

            (ix) to transfer or be deemed to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

            (x) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, may make withdrawals from the Upper Tier Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class A-MFL Certificates, Class S Certificates and Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or Section 9.01, as applicable; (ii) to make or be deemed to make distributions to the Floating Rate Account in respect of the Class A-MFL Regular Interest pursuant to Section 3.04(g) and
Section 4.01 or Section 9.01, as applicable; (iii) to recoup any amounts deposited in the Upper Tier Distribution Account in error; and (iv) to clear and terminate the Upper Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(ii), (vi), (vii), (viii) and (xi), then reimbursements shall be paid first to the Trustee and then to the Master Servicer.

            (e) On the Master Servicer Remittance Date in March of each year (commencing in March 2008), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the Interest Reserve Account and deposit or be deemed to deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans then on deposit in the Interest Reserve Account.

            (f) On the Business Day prior to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the Excess Liquidation Proceeds Account and deposit or be deemed to deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. The Trustee shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

            (g) The Trustee may from time to time make withdrawals from the Floating Rate Account for (but only for) the following purposes:

            (i) to make regularly scheduled payments of the Class A-MFL Net Fixed Swap Payment to the Swap Counterparty pursuant to Section 3.28(e), to the extent such payment is required under the Swap Agreement;

            (ii) to make distributions to the Class A-MFL Certificateholders on each Distribution Date pursuant to Section 4.01(f);

            (iii) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

            (iv) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

            (v) to clear and terminate the Floating Rate Account pursuant to
      Section 9.01.

            (h) The Trustee, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in a Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in a Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

            Section 3.06 Investment of Funds in the Collection Account,
                         Servicing Accounts, Reserve Accounts,
                         Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account, Post-ARD Additional Interest Distribution Account, Floating Rate Account and the REO Account

            (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining a Collection Account, any A/B Loan Pair Custodial Account, any Servicing Account, the Special Reserve Account, the Purchase Price Security Deposit Account or any Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining an REO Account and the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account or the Floating Rate Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account no later than 12:00 p.m. on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer, the Special Servicer or the Trustee, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

            The Master Servicer (in the case of any account held under this Agreement by the Master Servicer) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee (in the case of any Trustee Account) shall be the "entitlement holder," as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement," as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, such Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in a Collection Account or any A/B Loan Pair Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with
Section 3.03. Whether or not the Special Servicer directs the investment of funds in an REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account or the Floating Rate Account, interest and investment income realized on funds deposited therein, to the extent of any Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of a Collection Account and any Servicing Account or Reserve Account), the Special Servicer (in the case of an REO Account) and the Trustee (in the case of the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Post-ARD Additional Interest Distribution Account or the Floating Rate Account) shall promptly deposit therein (or, solely to the extent that the loss is of an amount credited to an A/B Loan Pair Custodial Account, deposit to the related A/B Loan Pair Custodial Account, as the case may be) from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in a Collection Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in an REO Account), as applicable, is in default of its obligations under Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in a Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in an REO Account. This provision is in no way intended to limit any actions that the Master Servicer or the Special Servicer may take in this regard at its own expense.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and
                         Omissions and Fidelity Coverage

            (a) The Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower to maintain from Qualified Insurers, and, if the Borrower does not so maintain, such Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, such Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard (taking into account the insurance in place at the closing of the related Mortgage Loan), with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that such Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that (i) the Trustee as mortgagee has an insurable interest, (ii) such insurance is available at commercially reasonable rates (as determined by the Special Servicer and approved by the Controlling Class Representative, subject to Section 3.24(b)) and (iii) any related Servicing Advance is deemed by the Master Servicer to be recoverable from collections on the related Mortgage Loan; provided, that if such Servicing Advance is deemed nonrecoverable the Master Servicer (or, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) shall pay such amounts out of the applicable Collection Account provided, further, that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by any Officer's Certificate delivered promptly to the Trustee, the Depositor and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates, as determined by the Special Servicer with the consent of the Controlling Class Representative, subject to
Section 3.24(b)) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider,
(ii) business interruption or rental loss insurance for at least 12 months, and
(iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account or any related A/B Loan Pair Custodial Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or the Special Servicer of maintaining insurance policies and enforcing the obligations of Borrowers pursuant to this Section 3.07 shall be paid by and reimbursable to such Master Servicer or Special Servicer, as applicable, as a Servicing Advance.

            Subject to the preceding paragraph, the Master Servicer shall use reasonable efforts to cause the Borrower to maintain or, if the Borrower does not so maintain, the Master Servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a Servicing Advance), which does not contain any carve-out for terrorist or similar acts; provided, however, the Master Servicer shall not require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents or the related Mortgage Loan Seller in connection with the origination of a Mortgage Loan unless such Master Servicer determines, in accordance with the Servicing Standard, that such insurance required at origination would not be prudent for Mortgaged Property of the same type as the related Mortgaged Property. The Master Servicer shall not be required to call a default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related Borrower is required to incur under the related Mortgage Loan Documents, or if the Special Servicer has determined in accordance with the Servicing Standard that either
(i) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located (which determination shall be subject to the approval of the Controlling Class Representative, subject to the limitations of
Section 3.24(b)), or (ii) such insurance is not available at any rate.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Promptly after (but in no event more than 30 days after) the Closing Date, with respect to each of the Mortgage Loans covered by an Environmental Insurance Policy as identified on Exhibit B-4, the Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for such Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Mortgage Loan covered by an Environmental Insurance Policy to this Agreement, such party shall promptly so notify the Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, such Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, such Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            (d) The Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). The Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            The Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). The Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Section 3.08 Enforcement of Alienation Clauses

            The Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related Mortgage Loan Document on transfers or further encumbrances of the related Mortgaged Property and on transfers or encumbrances of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause or "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates, if (but only if) with respect to a "due-on-sale" clause, such "due-on-sale" clause involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan, with respect to Fitch or Moody's, has an original principal balance that is one of the ten highest original principal balances in the Mortgage Pool or, with respect to the enforcement of a "due-on-encumbrance" clause, such Mortgage Loan or group of Cross-Collateralized Mortgage Loans, with respect to Fitch, either (A) has an original principal balance that is one of the ten highest original principal balances in the Mortgage Pool or (B) by itself, or as part of a Crossed Mortgage Loan group or group of Mortgage Loans with affiliated Borrowers has (a) a Loan-to-Value Ratio equal to or greater than 85% or (b) a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Mortgage Loan) or, with respect to Moody's, has an original principal balance that is one of the ten highest original principal balances in the Mortgage Pool, and provided, further, that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold under any "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to Section 3.24; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither such Master Servicer nor such Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither such Special Servicer nor such Master Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower or (ii) it obtains the consent of the Controlling Class Representative, subject to the limitations of Section 3.24(b). The Master Servicer and the Special Servicer shall each provide the other and the Controlling Class Representative with all such information as each may reasonably request in order to make any determination required under this paragraph.

            In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Mortgage Loan ) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

            Notwithstanding the foregoing, it is hereby acknowledged that the Column Primary Servicer will perform the Master Servicer's duties under this
Section 3.08 with respect to the Column Serviced Loans pursuant to and in accordance with the related Designated Sub-Servicing Agreement, and that the Master Servicer shall have no obligation to approve or oversee the performance of any such duties by the Column Primary Servicer. The Master Servicer shall have no liability for any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments or other costs and expenses arising from (i) a breach of such duties by the Column Primary Servicer or (ii) negligence, bad faith or willful misconduct in the performance of such duties by the Column Primary Servicer.

            If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then such Master Servicer or such Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses, to the extent such fees and expenses are expressly required to be paid by the related Borrower under the related Mortgage Loan Document or applicable law. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            Section 3.09 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that the Master Servicer shall not, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and such Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule," then the Special Servicer shall consult Independent counsel regarding the order and manner in which such Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance). The Master Servicer shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify for purposes of
Section 860D(a) of the Code as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of such Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this
Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by such Special Servicer; or

            (ii) such Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by and reimbursable to the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to the Upper-Tier REMIC or the Lower-Tier REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of an A/B Loan Pair, the related B Loan Holder) or any other specified person, could, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) such Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that (x) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (y) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in clause (c)(i) above cannot be made, such Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders (and the B Loan Holder if in connection with a B Loan, taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i)(y) above.

            Any such determination by the Special Servicer contemplated by clause (c)(i) or clause (c)(ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (c)(ii) of the preceding paragraph shall be payable out of the Master Servicer's Collection Account pursuant to Section 3.05.

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by such Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses
(i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Special Servicer shall deliver to the Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to Specially Serviced Mortgage Loans and REO Properties that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to such Master Servicer. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) Within three Business Days from the date on which the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or related REO Property, it shall deliver to the Trustee, the Master Servicer and the Controlling Class Representative an Officer's Certificate evidencing such determination. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files

            (a) Upon the payment in full of any Mortgage Loan, the purchase of an A Loan by a related B Loan Holder pursuant to the related A/B Intercreditor Agreement, the purchase of any Mortgage Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine intercreditor agreement or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment in full of any B Loan or the purchase thereof by the holder of a related mezzanine loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly so notify each related B Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or an A/B Loan Pair Custodial Account, as applicable pursuant to Section 3.04, or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer or the Special Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any A/B Loan Pair Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee and, if applicable, the related B Loan Holder(s) for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related B Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of an A/B Loan Pair, the related B Loan Holder(s)) (as a collective whole) and that the execution and delivery thereof by the Trustee and any related B Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Any power of attorney granted by the Trustee to the Special Servicer in accordance with Section 3.01(b) may allow for the Special Servicer (subject to the limitations on the use of such power of attorney, as described in Section 3.01(b)) to take action on behalf of the Trustee with respect to the matters described in this Section 3.10(c).

            (d) From time to time as is appropriate for servicing or foreclosure of any B Loan, the Master Servicer or Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related B Loan Holder.

            Section 3.11 Master Servicing and Special Servicing Compensation;
                         Interest on and Reimbursement of Servicing
                         Advances; Payment of Certain Expenses;
                         Obligations of the Trustee Regarding Back-up
                         Servicing Advances

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee shall accrue each calendar month (or portion thereof), commencing on the respective March 2007 Cut-off Date, at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

            (b) Subject to offset as provided in Section 3.02, the Master Servicer shall be entitled to receive the following items as additional servicing compensation with respect to the Mortgage Loans (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

            (ii) 100% of any and all Net Assumption Application Fees and defeasance fees and 50% of Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

            (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

            (iv) any and all Prepayment Interest Excesses and defeasance fees collected on the Mortgage Loans; and

            (v) interest or other income earned on deposits in the Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

            The Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to the B Loans

            To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, such Special Servicer shall promptly pay such amounts to the Master Servicer.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, and any REO Properties relating thereto, on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, (i) each payment of interest (other than Default Interest and Post-ARD Additional Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan and (ii) the interest (other than Advance Interest) and principal portions of any Liquidation Proceeds received on such Mortgage Loan while it is a Corrected Mortgage Loan in connection with the repurchase or replacement thereof subsequent to the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or, if applicable, by the Column Performance Guarantor pursuant to the Column Performance Guarantee. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan with respect to such new Servicing Transfer Event. If the Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans for which it acted as Special Servicer that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans with respect to which it acted as Special Servicer for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and such Master Servicer shall (without additional compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to such Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property related thereto as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than any Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the Special Servicer or any Holders of Certificate(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; provided that if any such party assigns their Purchase Option to an unaffiliated third party without any consideration therefor (other than nominal consideration), a Liquidation Fee shall be payable, (ii) purchased by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01,
(iii) acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, (iv) purchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such Specially Serviced Mortgage Loan or REO Property is purchased within 90 days of the right to purchase arising (or any shorter time period specified in such related A/B Intercreditor Agreement), (v) purchased by a mezzanine lender pursuant to the terms of any related intercreditor agreement within 90 days (or with respect to any Mortgage Loan, any shorter time frame as set forth in the related intercreditor agreement) of such Mortgage Loan becoming a Specially Serviced Mortgage Loan to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement or (vi) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Liquidation Expenses and Default Charges). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) Subject to offset as provided in Section 3.02, the Special Servicer shall be entitled to receive the following items as additional special servicing compensation with respect to the Specially Serviced Mortgage Loans or REO Mortgage Loans and Performing Mortgage Loans (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan;

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

            (iii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees and earn-out fees that are actually received on or with respect to a Performing Mortgage Loan; and

            (iv) interest or other income earned on deposits in the REO Account maintained by such Special Servicer, if established, in accordance with
      Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            The Special Servicer shall be entitled to such compensation with respect to the B Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, such Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

            (e) The Master Servicer and the Special Servicer shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of a Collection Account, A/B Loan Pair Custodial Account, Purchase Price Security Deposit Account, Special Reserve Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, such Special Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

            (f) [Reserved]

            (g) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and any REO Properties relating thereto, on deposit in the Master Servicer's Collection Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as soon as practicable after funds available for such purpose are deposited in the Collection Account. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer, the Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Mortgage Loan or REO Mortgage Loan the Master Servicer may reimburse itself, the Special Servicer or the Trustee, as applicable, immediately from general collections in the Collection Account (such reimbursement to be deemed made first out of amounts distributable as principal). Notwithstanding the foregoing, as contemplated by Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, if and to the extent that there are insufficient amounts that would otherwise be distributable as principal to fully reimburse such Nonrecoverable Servicing Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately), provided, however, that the Master Servicer, the Special Servicer or the Trustee, as applicable, must reimburse itself to the extent of funds in the Collection Account otherwise distributable as principal. The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable judgment (in accordance with the Servicing Standard in the case of the Master Servicer or Special Servicer) would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination.

            In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related A/B Loan Pair, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

            If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any A/B Loan Pair, first of the related B Loan Holders, if any, and second, to the extent such expense remains unpaid, of the Trust Fund).

            Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer.

            (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account, but only as and to the extent contemplated by Section 3.05(a), any servicing expense that, if paid by such Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

            Section 3.12 Property Inspections; Collection of Financial
                         Statements; Delivery of Certain Reports

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, such Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that such Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2008, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall prepare (and, promptly following preparation deliver to the Controlling Class Representative and, with respect to the Special Servicer, to the Master Servicer; provided, that such report, complete with photographs, shall be delivered to the Controlling Class Representative upon request) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that contains the information called for in the standard CMSA Property Inspection Form. The Master Servicer and the Special Servicer shall deliver to the Trustee, upon written request, and the Controlling Class Representative, a copy (or image in suitable electronic media) of each such written report prepared by it (provided, that such report, complete with photographs, shall be delivered to the Controlling Class Representative upon request), within 30 days following the later of completion of the related inspection if the inspection is performed by such Master Servicer or Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party. Upon request, the Trustee shall request from such Master Servicer or Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee, upon written request, by such Master Servicer or Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

            (b) Commencing with respect to the calendar quarter ended September 30, 2007, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer, the Trustee and the Controlling Class Representative within 30 days of its receipt thereof.

            The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Borrower or otherwise (as to a Performing Mortgage Loan), and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise (as to a Specially Serviced Mortgage Loan and REO Property), of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested and not already provided pursuant to the preceding paragraph, the underlying operating statements and rent rolls, to the Trustee, the Special Servicer and the Controlling Class Representative. All CMSA Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by such Master Servicer, deliver to the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

            Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, such Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative (in an electronic format reasonably acceptable to the Trustee and such Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

            If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by such Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with such Special Servicer in assisting such Special Servicer to contact and solicit information from such Borrower.

            (c) Not later than 4:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Controlling Class Representative and shall contemporaneously provide a copy of such materials as they relate to an A Loan to the B Loan Holder the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans serviced by such Special Servicer and any related REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name). At or before 4:00 p.m. (New York City time) on each Determination Date, such Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of such Special Servicer pursuant to Section 3.12(e) as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report;
(iii) a CMSA Historical Loan Modification Report; and (iv) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in such Special Servicer's possession regarding the Specially Serviced Mortgage Loans and related REO Properties as may be requested by the Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Trustee.

            (d) Not later than 1:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee (and shall contemporaneously provide a copy of such materials and related reports as they relate to an A Loan to the B Loan Holder), in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File, which shall be delivered as set forth in Section 4.02(b) and excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File), in each case providing the most recent information with respect to the Mortgage Loans and REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that such Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Business Day following the third Determination Date following the Closing Date.

            The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), available each month on such Master Servicer's Website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicer). In connection with providing access to the Master Servicer's Website, such Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent such Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to such Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), such Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and such Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

            (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent such Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) The Depositor shall provide (or cause to be provided) to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Original Mortgage Loans in March 2007 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. Absent manifest error of which it has actual knowledge, the Master Servicer and the Special Servicer may conclusively rely (without independent verification) on such information provided to it by the Depositor (or such information which the Depositor has caused to be provided) and shall not be responsible for the accuracy or completeness of any such information supplied to it by the Depositor (or such information which the Depositor has caused to be provided). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall only be obligated to provide the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File to the extent that the initial data contemplated in this Section 3.12(g) is provided to the Master Servicer by the Depositor (or the Depositor has otherwise caused such information to be provided).

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            (i) The reporting obligations of the Master Servicer in connection with an A Loan shall be construed to require such Master Servicer to provide information regarding the related A Note only, but whenever such Master Servicer remits funds to the B Loan Holder, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to the related Mortgaged Property or financial information regarding the borrower to the B Loan Holder. The Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder all documents, statements, reports and information with respect to the related B Loan and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

            Section 3.13 [Reserved]

            Section 3.14 [Reserved]

            Section 3.15 Access to Certain Information

            (a) The Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Controlling Class Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of such Master Servicer or such Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the Master Servicer and the Special Servicer may require registration (to the extent access is provided via the Master Servicer's Website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

            (b) Neither of the Master Servicer or the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            (c) On a monthly basis at a time mutually agreed upon by the Controlling Class Representative and the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of such Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from such Controlling Class Representative regarding the performance and servicing of the Mortgage Loans in and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible.

            Section 3.16 Title to REO Property; REO Account

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and on behalf of the related B Loan Holder if such REO Property is related to an A/B Loan Pair) or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement (and for the benefit of the related B Loan Holder if such REO Property is related to an A/B Loan Pair). The Special Servicer, on behalf of the Trust (and for the benefit of the related B Loan Holder if such REO Property is related to an A/B Loan Pair), shall sell any REO Property in accordance with Section 3.18(d) and, in any event, by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis within a customary and normal time frame for the sale of comparable properties. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be paid by and reimbursable to the Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition occurs, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee (as holder of the Uncertificated Lower-Tier Interests) in trust for the benefit of the Certificateholders (and on behalf of the related B Loan Holder if such REO Property is related to an A/B Loan Pair), for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account) or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence and Section 3.17 below; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

            Section 3.17 Management of REO Property

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property (other than holding such REO Property primarily for sale to customers, or the performance of any construction work thereon) by such Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property or, in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any REO Tax and will maximize the net recovery from the REO Property to the Certificateholders then the Special Servicer may so operate the REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, such Special Servicer shall deliver to the Trustee and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with such Special Servicer regarding the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) inform such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, such Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall, subject to Section 3.17(b), be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of an REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the holder of the B Loan Holder if such REO Property is related to an A/B Loan Pair) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of
Section 860D(a) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by either Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any Trust REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or such Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability (and be reimbursed for such Advance as a Nonrecoverable Advance) if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) except as provided for in Section 3.17(a)(i) and (a)(ii) above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section
3.17 and by Section 3.17(d), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (d) The Special Servicer may, and if so required for any REO Property to qualify or remain qualified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be paid by and reimbursable to the Master Servicer as a Servicing Advance.

            (e) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(b) and 3.17(c).

            Section 3.18 Fair Value Purchase Option; Sale of REO Properties

            (a) The Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03 and Section 9.01 of this Agreement; the Mortgage Loan Purchase Agreement; the Column Performance Guarantee; the related Mortgage Loan Documents and/or, any related intercreditor, co-lender and/or similar agreement(s).

            (b) If any Mortgage Loan becomes a Defaulted Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Controlling Class Representative, and with respect to any related B Loan of a A/B Loan Pair, any related B Loan Holder(s). The Controlling Class Representative and the Special Servicer, in that order of priority, may, at its option, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Controlling Class Representative may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, any related B Loan Holder), other than to a Person whose purchase of the related Mortgage Loan would violate the terms of any related Intercreditor Agreement or Mezzanine Loan intercreditor agreement; provided that the Controlling Class Representative, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Controlling Class Representative, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related B Loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related B Loan pursuant to the related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of a written notice from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any B Loan Holder's) cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout.

            The applicable Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date it receives an Appraisal following the date on which a Mortgage Loan becomes a Defaulted Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from such Defaulted Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer may, to the extent it is consistent with the Servicing Standard, rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this
Section 3.18(b) shall be paid by and reimbursable to the Master Servicer as Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by a Special Servicer in order to allow such Special Servicer to perform its duties pursuant to this Section 3.18(b). The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Controlling Class Representative.

            The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Mortgage Loan, including as the Controlling Class Representative or as the assignee thereof, then the Master Servicer or, if the Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Mortgage Loan is no less than the amount that the Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Mortgage Loan. In such event, the Special Servicer shall promptly deliver to the Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Mortgage Loan. In that event, the Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The Master Servicer or Trustee, as applicable, shall be entitled to a fee of $2,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under
Section 3.18(a).

            If the purchase option with respect to any Defaulted Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 30 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the applicable Special Servicer. During the 30-day period following the assignment to it of the purchase option with respect to any Defaulted Mortgage Loan, the Special Servicer will be entitled to exercise such purchase option or to assign such purchase option to a third party other than the Depositor, Column Financial or one of their respective Affiliates and/or agents (provided that the other parties hereto are notified in writing of the assignment). If the purchase option with respect to any Defaulted Mortgage Loan is not exercised by the Special Servicer or its assignee within the 30-day period following the assignment of such purchase option to the applicable Special Servicer as contemplated by clause (iii) above, then such purchase option will automatically revert to the Majority Controlling Class Certificateholder. The cash price paid for any such Mortgage Loan purchased under this Section 3.18 shall be paid to the Master Servicer within 10 Business Days following the date notice is received that the option is exercised and shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any B Loan Holder to purchase the related A loan in accordance with the related Intercreditor Agreement.

            (c) The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). Such Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If such Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then such Special Servicer shall, consistent with the Servicing Standard and subject to Section 3.24, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

            The Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this
Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer, the cost of which shall be paid by and reimbursable to the Master Servicer as a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither such Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either such Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to any REO Property, the Special Servicer shall require that all bids be submitted to it (or, if such Special Servicer is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, such Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of such Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of such Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of such Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to such Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (e) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the Special Servicer may charge prospective bidders, and may retain, fees that approximate such Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by such Special Servicer or the Trustee.

            (f) Any sale of any Defaulted Mortgage Loan or REO Property shall be for cash only.

            (g) The purchase price for any Defaulted Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into the Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from such Master Servicer to the effect that such deposit has been made (based upon notification by the Special Servicer to such Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

            (h) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan provided for in the related A/B Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

            (i) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a mezzanine loan holder purchases any Mortgage Loan, then the purchase price paid by such mezzanine loan holder for such Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in such mezzanine loan holder.

            Section 3.19 Additional Obligations of Master Servicer

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of
(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of Performing Mortgage Loans during the most recently ended Collection Period (other than as a result of the receipt of Insurance Proceeds and/or Condemnation Proceeds), and (ii) the aggregate of (A) with respect to such of those Prepayment Interest Shortfalls incurred, that portion of such Master Servicer's Master Servicing Fees (excluding Primary Servicing Fees) for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.005% (0.5 basis points) per annum, and (B) all Prepayment Interest Excesses received by such Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (W) as a result of the receipt of Insurance Proceeds and/or Condemnation Proceeds, (X) subsequent to a material default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, the amount specified in clause (ii)(A) above shall be an amount equal to the entire Master Servicing Fee with respect to such Collection Period.

            (b) The Special Servicer may require the Master Servicer, and such Master Servicer shall be obligated, out of such Master Servicer's own funds, to reimburse such Special Servicer for any emergency Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to such Special Servicer (together with Advance Interest thereon at the Reimbursement
Rate) from the date made to, but not including, the date of reimbursement, upon such Special Servicer providing an Officer's Certificate to the Master Servicer setting forth the details of the emergency Servicing Advance upon which such Master Servicer shall conclusively rely in reimbursing the Special Servicer. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by such Special Servicer. The Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance on the date of such reimbursement, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance (together with Advance Interest thereon at the Reimbursement Rate), at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance on the date of such reimbursement.

            Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any emergency Servicing Advance but does not desire to do so, such Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by such Special Servicer to make, by payment of such amount to such Special Servicer within five Business Days of such Master Servicer's receipt of such request. Such Special Servicer shall then be responsible for disbursing such amounts to the appropriate payees. Subject to the preceding sentence, if the request is timely and properly made, such Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by such Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify such Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to such Special Servicer pursuant to Section 3.05(a).

            (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, unless the Controlling Class Representative permits the Special Servicer to obtain an Appraisal, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property in the earlier Appraisal, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, such Special Servicer shall determine and report to the Trustee and the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, unless the Controlling Class Representative objects, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Promptly following the receipt of, and based upon, such update, such Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Trustee and the Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

            (d) [Reserved]

            (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Yield Maintenance Charge payable under the terms of the related Mortgage Note. Promptly following its determination thereof, such Master Servicer shall disclose to the Trustee and, upon request, any Certificateholder its calculation of any such Yield Maintenance Charge, including the U.S. Treasury rate and, if different, the Yield Rate used to calculate such Yield Maintenance Charge.

            (f) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of government securities within the meaning of Treasury Regulations
Section 1.860G-2(a)(8)(i) (including, if the Mortgage Loan provides only for U.S. Treasury obligations, such other government securities, within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as are acceptable to the Rating Agencies, provided that the borrower has furnished the Master Servicer with an Opinion of Counsel that acceptance of such substitute securities will not cause an Adverse REMIC Event). in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral and, if the subject Mortgage Loan has a Cut-off Date Principal Balance equal to or greater than $5,000,000, and, if the related Mortgage Loan Documents permit the lender to require or expressly requires the borrower to provide an opinion of Counsel to the effect that such entity will not be consolidated with its principals; provided, that if the subject Mortgage Loan has a Cut-off Date Principal Balance less than $5,000,000 and the related Mortgage Loan Documents do not require the related Borrower to pay for, or do not permit the lender to require such Opinion of Counsel, such requirement shall be waived, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the Mortgage Loan do not permit such Master Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

            Notwithstanding the foregoing, it is hereby acknowledged that, pursuant to and in accordance with the related Sub-Servicing Agreement, the Column Primary Servicer will perform the Master Servicer's duties under this
Section 3.19(f) with respect to the Column Serviced Loans pursuant to and in accordance with the related Designated Sub-Servicing Agreement, and that the Master Servicer shall have no obligation to approve or oversee the performance of any such duties by the Column Primary Servicer. The Master Servicer shall have no liability for any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments or other costs and expenses arising from (i) a breach of such duties by the Column Primary Servicer or (ii) negligence, bad faith or willful misconduct in the performance of such duties by the Column Primary Servicer.

            (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer.

            (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Mortgage Loan may be accelerated and/or accrue Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following such Master Servicer's delivery of such notice, then such Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

            (i) [Reserved]

            (j) To the extent not inconsistent with the related Mortgage Loan Documents, the Master Servicer or Special Servicer shall not consent to a change in the property manager with respect to a property securing a Mortgage Loan that is one of the ten largest Mortgage Loans (which term shall, for the purposes of this Section 3.29(e), include groups of Crossed Mortgage Loans and groups of Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time or that has a then-current principal balance of greater than $35,000,000, unless it obtains written confirmation from each Rating Agency that the appointment of such new property manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. The Master Servicer or Special Servicer, as applicable, shall require the related Borrower to pay the costs of such confirmation unless specifically precluded from doing so by the applicable Mortgage Loan Documents, in which case such amount shall be paid from the Collection Account.

            Section 3.20 Modifications, Waivers, Amendments and Consents

            (a) The Special Servicer (solely as to the Specially Serviced Mortgage Loans) or the Master Servicer (solely as to the Performing Mortgage Loans) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan, subject, however, to Sections 3.08 and 3.24 (and, in the case of any A Loan or B Loan, subject to the terms of the related A/B Intercreditor Agreement) and, further to each of the following limitations, conditions and restrictions:

            (i) other than as provided in Sections 2.03(b), 3.02, 3.08, 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) such Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, such Master Servicer's recommendations and analysis, and with all information reasonably available to such Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from such Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 15 Business Days from such notice), such consent shall be deemed to have been granted);

            (ii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of such Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of such Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage Rate), than would liquidation;

            (iii) the Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) three years prior to the Rated Final Distribution Date for any Class of Rated Certificates, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an environmental insurance policy, two years prior to the expiration of the term of such policy unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

            (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool;

            (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Mortgage Loan unless all related fees and expenses are paid by the Borrower;

            (vi) the Special Servicer shall not permit (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that such Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

            (vii) the Special Servicer shall not release (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of such Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) with respect to Performing Mortgage Loans, the remaining Mortgaged Property (together with any substitute collateral) is, in such Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (C) with respect to Performing Mortgage Loans, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan.

            (b) Neither of the Special Servicer nor of the Master Servicer shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by such Special Servicer or such Master Servicer and consistent with the Servicing Standard.

            (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

            (d) The Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or such Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fee would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). All such fees collected by the Master Servicer and/or the Special Servicer with respect to any Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

            (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges) shall be in writing. The Special Servicer and the Master Servicer shall notify the other such applicable party, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer, or by the Master Servicer with any required consent of the Special Servicer, pursuant to Section 3.20(a) above, the Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and, in the case of the Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to. The Master Servicer shall notify the B Loan Holder of any modification of the monthly payments of the related Loan, and such monthly payments shall be allocated in accordance with the related A/B Intercreditor Agreements.

            (f) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Controlling Class Representative, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

            (g) Notwithstanding anything in this Section 3.20 or in Section 3.08 or Section 3.24 to the contrary, the Master Servicer shall not be required to seek the consent of or provide prior notice to, the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) waiver of Default Charges, in accordance with Section 3.02; (iii) releases of parcels of a Mortgaged Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents or are related to any pending or threatened condemnation action); (iv) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; (v) routine leasing activities that affect less than the greater of 20% of the net rentable area of the Mortgaged Property or 10,000 square feet of the Mortgaged Property and (vi) approval of annual budgets to operate the Mortgaged Property; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and
(z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgage Property operated as a hospitality property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) such Master Servicer shall promptly provide such Special Servicer with its analysis, recommendations and all information that such Special Servicer may reasonably request and which information is in the possession of such Master Servicer, in order to withhold or grant any such consent, (B) such Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of such Special Servicer's receipt from such Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if such Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted.

            (i) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class Representative audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

            (j) Notwithstanding anything in this Agreement, including this
Section 3.20, to the contrary, for so long as the Master Servicer and the Special Servicer are the same Person, the Master Servicer shall not be obligated to obtain the consent or approval of the Special Servicer as otherwise required in this Agreement but shall instead be required to request the consent or approval of the Controlling Class Representative (in respect of any matter as to which such consent is otherwise required hereunder) to the extent, and on the same terms, subject to the same limitations, restrictions and exclusions and within the same time periods as, the Special Servicer is required to request such consent or approval of the Controlling Class Representative pursuant to
Section 3.24 or any other section or provision of this Agreement.

            (k) Notwithstanding the foregoing, it is hereby acknowledged that, pursuant to and in accordance with the related Sub-Servicing Agreement, the Column Primary Servicer will perform the Master Servicer's duties under this
Section 3.20 with respect to the Column Serviced Loans pursuant to and in accordance with the related Designated Sub-Servicing Agreement, and that the Master Servicer shall have no obligation to approve or oversee the performance of any such duties by the Column Primary Servicer. The Master Servicer shall have no liability for any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments or other costs and expenses arising from (i) a breach of such duties by the Column Primary Servicer or (ii) negligence, bad faith or willful misconduct in the performance of such duties by the Column Primary Servicer.

            Section 3.21 Transfer of Servicing Between Master Servicer and
                         Special Servicer; Record Keeping

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the Master Servicer is not also the Special Servicer, such Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide such Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by such Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event and the Master Servicer shall deliver a copy of the related Servicing File in its possession to the Special Servicer within such five-Business Day period. Upon determining that a Servicing Transfer Event has occurred, the Master Servicer shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File. Any B Loan shall constitute a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for so long as the related A Loan is a Specially Serviced Mortgage Loan.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, such Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, such Special Servicer's obligation to service such Mortgage Loan, and such Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, such Master Servicer and such Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) The Master Servicer and the Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any related REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

            (d) In connection with the performance of its obligations hereunder, the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

            Section 3.22 Sub-Servicing Agreements

            (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer or such Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer or such Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or such Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or such Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the subject Sub-Servicer to foreclose on a Mortgaged Property or to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of such Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of such Master Servicer (other than in the case of actions taken by the Column Primary Servicer with respect to the Column Serviced Loans) or Special Servicer, as the case may be;
(vi) does not permit the Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer or Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) provides that the failure of the related Sub-Servicer to comply with any of the requirements under Article XII of this Agreement that are applicable to such Sub-Servicer under such Sub-Servicing Agreement (or with requirements set forth in such Sub-Servicing Agreement that are substantially similar in all material respects to the requirements under
Article XII of this Agreement), including the failure to deliver any reports or certificates at the time such report or certification is required under Article XII shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the Master Servicer or the Depositor may immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement and that such termination shall be deemed for cause; provided that the appointment by such Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that such Master Servicer or Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans for which such Special Servicer acts as Special Servicer and any related REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify such other parties, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer (other than a Designated Sub-Servicer). The Master Servicer and the Special Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            With respect to any Sub-Servicing Agreement entered into by the Master Servicer after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10, such Sub-Servicer shall not be a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are (or may be required to be), to the extent of the services to be performed, consistent with the provisions of this Section 3.22 (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10).

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the subject Mortgage Loans and to avoid any loss or liability to the Trust.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements; provided that the Master Servicer shall have no obligation to approve or oversee the performance by the Column Primary Servicer of any of the Master Servicer's duties under Sections 3.08, 3.19(f) or
3.20. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or such Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of such Master Servicer or such Special Servicer, as applicable, to terminate a Sub-Servicer, such Master Servicer and such Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

            (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of such Master Servicer or such Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then such Master Servicer or such Special Servicer, as applicable, at its expense shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement (but subject to Section 12.14 hereof), the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

            (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; and
(ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans; and (iii) the Controlling Class Representative has consented.

            Section 3.23 Controlling Class Representative

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (each, a "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the related Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until the Trustee has received confirmation that the appointment of such Controlling Class Representative is acceptable to the Majority Controlling Class Certificateholder and such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment,
(ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Anthracite shall be the initial Controlling Class Representative without any further notification or confirmation referred to in this paragraph.

            (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or the Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicer the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

            (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicer, the Master Servicer and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicer, the Master Servicer and such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, in proportion to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the Master Servicer or the Special Servicer,
(i) such Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and
(ii) there is no potential for the Special Servicer, the Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards such Controlling Class Representative) the Master Servicer or the Special Servicer or, if such action does not relate to a specific Mortgage Loan, the Special Servicer, on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of any Controlling Class Representative.

            Section 3.24 Certain Rights and Powers of the Controlling Class Representative

            (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the Special Servicer's taking, or consenting to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.20(g) and Section 3.24(b), the Special Servicer will not be permitted to take, or consent to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of this sentence, unless and until such Special Servicer has notified the Controlling Class Representative in writing of such Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within five Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

            (i) any proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of a Mortgage Loan;

            (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

            (iv) any proposed sale of an REO Property for less than the Stated Principal Balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related Mortgage Loan, except in connection with a termination of the Trust Fund pursuant to Section 9.01;

            (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (vi) any release of collateral for any Mortgage Loan (other than in accordance with the specific terms which do not provide for lender discretion of, or upon satisfaction of, such Mortgage Loan);

            (vii) any acceptance of substitute or additional collateral for any Specially Serviced Mortgage Loan (other than in accordance with the specific terms of such Mortgage Loan);

            (viii) any release (other than in accordance with the related Mortgage Loan Documents and in an amount less than $50,000) of Earn-Out Reserve Funds or related Letter of Credit with respect to a Mortgaged Property securing a Mortgage Loan;

            (ix) any waiver of a due-on-sale or due-on-encumbrance clause in any Mortgage Loan; and

            (x) any consent to a change in franchise with respect to a hospitality loan or a change in the property manager of a Mortgage Loan with a principal balance greater than $5,000,000;

provided that, if the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the response of the Controlling Class Representative to the Special Servicer.

            In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as such Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in such Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            The Master Servicer or the Special Servicer, as applicable, shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with the related Mortgage Loan Documents.

            (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected, and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or any other provision of this Agreement, may (and the Master Servicer and Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or Special Servicer, as the case may be, has determined, in its reasonable judgment, would) (A) require or cause the Master Servicer, such Special Servicer or the Trustee to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Trustee, or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement.

            (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class (and with respect to such Controlling Class Holders shall have no liability for any action taken or omitted which does not constitute negligence, bad faith or willful misfeasance); (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted or for any action taken or omitted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.25  Replacement of Special Servicer

            (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will, upon such removal or other termination, be paid by the Certificateholders of the Controlling Class.

            (b) No removal of the Special Servicer and appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such existing Special Servicer and the appointment of the Person designated to serve as successor Special Servicer is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such existing Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

            (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

            Section 3.26  Application of Default Charges

(a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

            Second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be;

            Third, to reimburse the Trust for any other Additional Trust Fund Expenses incurred since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, and previously paid from a source other than Default Charges on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

            Fourth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause Second or clause Third of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and
Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause Second or clause Third of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Mortgage Loan (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            Section 3.27  Authenticating Agent

            The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Trustee and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Trustee, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent other than the initial Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.27, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.27.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

            Notwithstanding the foregoing in this Section 3.27, the appointment of the Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent.

            Section 3.28  Swap Agreement

            (a) The Trustee is hereby authorized and directed, both in its capacity as the Trustee and on behalf and for the benefit of the Trust, to execute and deliver the Swap Agreement on the Closing Date, to make the representations and warranties set forth therein, and, to perform obligations as described herein with respect to the Swap Agreement. On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Agreement with the Swap Counterparty. The Trustee shall, upon receipt of the Swap Upfront Payment on the Closing Date from the Swap Counterparty, forward such Swap Upfront Payment to the Depositor to an account designated by the Depositor.

            (b) The Trustee shall confirm each value of LIBOR determined by the Swap Counterparty in accordance with the terms of the Swap Agreement promptly upon receiving written notice of such determination from the Swap Counterparty. Absent manifest error, the Swap Counterparty's determination of LIBOR shall be binding on the Trustee and the Class A-MFL Certificateholders.

            (c) By 5:00 p.m. (New York City time) on the Business Day prior to each Master Servicer Remittance Date, based on the Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to
Section 4.02(b), the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap Agreement, in writing of (i) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to the related Distribution Date, (ii) the amount of any Yield Maintenance Charges distributable with respect to the Class A-MFL Regular Interest for the related Distribution Date, (iii) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to
Section 4.01(a)(iv) for such Distribution Date and required (or deemed) to be deposited in the Floating Rate Account, (iv) the excess, if any, of (A) the product of (x) 1/12, (y) 5.4160% per annum and (z) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to the related Distribution Date over (B) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date and required (or deemed) to be deposited in the Floating Rate Account and (v) the excess, if any, of (A) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date required (or deemed) to be deposited in the Floating Rate Account exceeds (B) the product of
(x) 1/12, (y) 5.4160% per annum, and (z) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date.

            (d) Upon receiving written notice from the Swap Counterparty, as calculation agent under the Swap Agreement, on the Business Day prior to each Master Servicer Remittance Date of the value of Class A-MFL Fixed Swap Payment, the Class A-MFL Floating Swap Payment, the Class A-MFL Net Fixed Swap Payment, if any, and the Class A-MFL Net Floating Swap Payment, if any, in each case with respect to the related Distribution Date, the Trustee shall promptly confirm each such amount.

            (e) On each Distribution Date, the Trustee shall remit to the Swap Counterparty the Class A-MFL Net Fixed Swap Payment, if any, that was deposited into the Floating Rate Account on the immediately preceding Class A-MFL Swap Payment Date, in accordance with this Agreement and the Swap Agreement; provided that, upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to this Section 3.28, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Agreement, the Trustee shall deposit the same into the Floating Rate Account.

            (f) The Trustee shall at all times enforce the Trust's rights under the Swap Agreement in a commercially reasonable manner. In the event of a Swap Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-MFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders of Certificates representing at least 25% of the Class Principal Balance of the Class A-MFL Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. Notwithstanding the foregoing, the Trustee shall not be obligated to take any enforcement action with respect to the Swap Agreement unless it receives from the Holders of the Class A-MFL Certificates an indemnity or other assurance of payment satisfactory to the Trustee with respect to the cost, expenses and liabilities associated with enforcing the rights of the Trust under the Swap Agreement, and no such costs, expenses or liabilities will be payable out of the Trust Fund. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates on the immediately succeeding Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor. In the event the Swap Counterparty is the defaulting party under the Swap Agreement, the Trustee, on behalf of the Trust, shall use reasonable efforts to obtain a replacement swap counterparty, subject to the limitations contained in this Section 3.28(f), provided that no costs or expenses incurred in connection therewith will be payable out of the Trust Fund.

            (g) Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-MFL Certificates. Any such Swap Default (or termination of the Swap Agreement) and the consequent Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            (h) Upon any change in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depository of the change in payment terms.

            (i) In the event that the Swap Agreement is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-MFL Certificateholders, which notice shall include: "The Swap Agreement with respect to the Class A-MFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans (or governmental plans subject to Similar Law) are advised that the Underwriter Exemption will no longer apply to the Class A-MFL Certificates, effective 60 days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01  Distributions

            (a) On each Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(c) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, on each Distribution Date prior to the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

            (i) concurrently, (i) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (ii) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-X and Class A-SP Certificates, pro rata, up to the Optimal Interest Distribution Amounts for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-SP and Class A-X Certificateholders of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (ii) to the Class A-1, Class A-1-A, Class A-2, Class A-AB and Class A-3 Certificates, in reduction of the Class Principal Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Class Principal Balance thereof has been reduced to zero;

            Second, to the Class A-AB Certificates, until the Class Principal Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit P hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause first of this clause
      (ii));

            Third, to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause
      (ii));

            Fourth, to the Class A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-3 Certificates, until the Class Principal Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Sixth, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii)); and

            Seventh, to the Class A-1-A Certificates, until the Class Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire aggregate Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-AB and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

      provided, however, that, notwithstanding the immediately preceding subclauses First through Seventh, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date in connection with the termination of the Trust Fund, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-AB and Class A-3 Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-1-A, Class A-2, Class A-AB and Class A-3 Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to the Class A-M Certificates and the Class A-MFL Regular Interest, in respect of interest, pro rata up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to the Class A-M Certificates and the Class A-MFL Regular Interest, in reduction of the Class Principal Balances thereof, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (vi) to the Class A-M Certificates and the Class A-MFL Regular Interest, on a pro rata basis (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (vii) to the Class A-J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to the Class A-J Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (ix) to the Class A-J Certificates, until all amounts of Realized Loss previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class C Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xii) to the Class C Certificates, until all amounts of Realized Loss previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class D Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xv) to the Class D Certificates, until all amounts of Realized Loss previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class E Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xviii) to the Class E Certificates, until all amounts of Realized Loss previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class F Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxi) to the Class F Certificates, until all amounts of Realized Loss previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class G Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxiv) to the Class G Certificates, until all amounts of Realized Loss previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class H Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxvii) to the Class H Certificates, until all amounts of Realized Loss previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class J Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxx) to the Class J Certificates, until all amounts of Realized Loss previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class K Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxiii) to the Class K Certificates, until all amounts of Realized Loss previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class L Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxvi) to the Class L Certificates, until all amounts of Realized Loss previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class M Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxix) to the Class M Certificates, until all amounts of Realized Loss previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class N Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlii) to the Class N Certificates, until all amounts of Realized Loss previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class O Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlv) to the Class O Certificates, until all amounts of Realized Loss previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to the Class P Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlviii) to the Class P Certificates, until all amounts of Realized Loss previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to the Class Q Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to the Class Q Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (li) to the Class Q Certificates, until all amounts of Realized Loss previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) to the Class S Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (liii) to the Class S Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (liv) to the Class S Certificates, until all amounts of Realized Loss previously allocated to the Class S Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) to the Class T Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (lvi) to the Class T Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (lvii) to the Class T Certificates, until all amounts of Realized Loss previously allocated to the Class T Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lviii) to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-SP and Class A-X Certificates, pro rata, in respect of the Optimal Interest Distribution Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, pro rata, in reduction of the Class Principal Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to such Class) until all amounts of such Realized Loss previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (b) [Reserved].

            (c) On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Section 4.01(a); provided that where more than one Class of Uncertificated Lower-Tier Interests relates to a particular Class of Certificates, each such Class of Uncertificated Lower-Tier Interests shall be deemed to receive principal distributions or reimbursements of Realized Losses in the aggregate amount distributed to the Related Certificates in numerical order (e.g., first, to LA-1-1, and then to LA-1-2) until each Uncertificated Lower-Tier Interest is reduced to zero.

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificates (provided, that the interest distributed in respect of a Class of Certificates having more than one Related Uncertificated Lower-Tier Interest shall be allocated pro rata to such Uncertificated Lower-Tier Interests, based on interest accrued) and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Class A-X Component and, if applicable, the Related Class A-SP Component. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (x) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificate based on their respective Interest Shortfall Amounts (in the case of a Class of Certificates having more than one Related Uncertificated Lower-Tier Interest, allocated pro rata to such Uncertificated Lower-Tier Interests, based on their respective Interest Shortfall Amounts) and
(y) the Interest Shortfall Amount allocated to the Related Components of the Class A-X or Class A-SP Certificates and attributable to such Uncertificated Lower-Tier Interest. Any amounts remaining in the Lower-Tier Distribution Account after payment to the Uncertificated Lower-Tier Interests pursuant to this Section 4.01(c) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates.

            Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Realized Loss with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be deemed to be deposited by the Trustee on such Distribution Date in the Upper-Tier Distribution Account, with a credit for amounts distributed in respect of the Class LA-MFL Uncertificated Interest in respect of the Class A-MFL Net Fixed Swap Payment on the preceding Class A-MFL Swap Payment Date pursuant to Section 3.04(b) and Section 3.28(e).

            As of any date, payments of principal in respect of the Mortgage Loans and the Realized Loss shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance after application of any Realized Loss of each Uncertificated Lower-Tier Interest (or Interests, in the case of Certificates having more than one Related Uncertificated Lower-Tier Interest) and the cumulative amount of Realized Loss allocated to such Uncertificated Lower-Tier Interest (or Interests) equals the Class Principal Balance of the Related Certificates after the application of any Realized Loss with respect thereto and the cumulative amount of Realized Loss allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the Weighted Average Net Mortgage Rate.

            Interest Shortfall Amounts allocated to the Class A-X and Class A-SP Certificates shall be attributed to the Related Uncertificated Lower-Tier Interests to the extent of the Related Components, pro rata, based on interest accrued on such Components. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X or Class A-SP Certificates, as applicable. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests pro rata on the basis of their respective interest entitlements.

            (d) On each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee all Yield Maintenance Charges for deposit in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests. On each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Collection Period and shall be deemed to distribute such amount to the Uncertificated Lower-Tier Interests, pro rata in proportion to their outstanding Lower-Tier Principal Amounts.

            On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Loans or REO Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows: to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest, in an amount equal to the product of (x) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class T Certificates and the Class A-MFL Regular Interest on such Distribution Date that is attributable to the Loan Group that includes the prepaid Mortgage Loan, (y) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (x) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after the distributions contemplated in the prior two sentences shall be distributed (i) for each of the first 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 35% of such amount to the Holders of the Class A-SP Certificates and 65% of such amount to the Holders of the Class A-X Certificates; (ii) for each of the next 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 14.5% of such amount to the Holders of the Class A-SP Certificates and 85.5% of such amount to the Holders of the Class A-X Certificates; (iii) for each of the next 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 3% of such amount to the Holders of the Class A-SP Certificates and 97% of such amount to the Holders of the Class A-X Certificates; and (iv) otherwise, entirely to the Holders of the Class A-X Certificates. For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates and the Class A-MFL Regular Interest on any Distribution Date, the relevant "Yield Rate" shall be the same yield or discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such yield or discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Yield Rate shall be provided promptly by the Master Servicer to the Trustee.

            (e) On any applicable Distribution Date, (i) the Trustee shall withdraw from the Post-ARD Additional Interest Distribution Account any Post-ARD Additional Interest collected in respect of the Mortgage Loans for such Distribution Date and shall distribute such amount to the Class V Certificates; and (ii) with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, after first distributing such amount from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interest, as reimbursement for previously allocated Realized Losses and shall distribute all amounts remaining in the Excess Liquidation Proceeds Reserve Account thereafter to the holders of the Class LR Certificates.

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Loss previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Loss previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable prior to the Final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h).

            (h) Distributions in reimbursement of Realized Loss previously allocated to the Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Realized Loss previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in each case as such Realized Loss was allocated to the Uncertificated Lower-Tier REMIC Interests pursuant to Section 4.04(b). Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(f) as if such Holder had failed to surrender its Certificates.

            (i) Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-MFL Regular Interest shall be deposited (or deemed deposited) into the Floating Rate Account pending distribution thereof to the Class A-MFL Certificateholders and/or with respect to interest distributions, the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-MFL Regular Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of the Class A-MFL Swap Payment Date preceding such Distribution Date, and the Class A-MFL Net Fixed Swap Payment and other amounts due the Swap Counterparty will be deemed to be withdrawn from the Distribution Account and transferred to the Floating Rate Account on such Class A-MFL Swap Payment Date, and the balance of the amount distributable to Class A-MFL Certificateholders shall be deemed to be transferred to the Floating Rate Account on the related Distribution Date.

            Subject to Section 3.28, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-MFL Available Funds for such Distribution Date:

            (i) to make distributions of interest to the Holders of the Class A-MFL Certificates, up to the Class A-MFL Interest Distribution Amount for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-MFL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-MFL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-MFL Certificates, until all amounts of Realized Loss previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full; and

            (iv) to the Holders of the Class A-MFL Certificates, any remaining amount.

            (j) For so long as the Swap Agreement is in effect and there is no default thereunder as set forth in clause (i) of the definition of Swap Default on the part of the Swap Counterparty, all Yield Maintenance Charges allocable to the Class A-MFL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a default thereunder as set forth in clause (i) of the definition of Swap Default on the part of the Swap Counterparty under the Swap Agreement or if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-MFL Regular Interest shall be distributed by the Trustee to the Holders of the Class A-MFL Certificates on the subject Distribution Date.

            (k) Any termination payments due to the Swap Counterparty under the Swap Agreement shall be payable solely, as contemplated by Section 3.28, out of any upfront payment made by a replacement swap counterparty and otherwise payable to the Depositor.

            (l) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the Class Principal Balance thereof is reduced to zero, and then is allocated to the next most subordinate Class of Certificate then outstanding. Such shortfalls shall be allocated to the Uncertificated Lower-Tier Interests in the same manner as Realized Losses.

            (m) The rights of the Certificateholders and the Class A-MFL Regular Interest to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders and the Class A-MFL Regular Interest in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Class A-MFL Regular Interest nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

            Section 4.02  Trustee Report; Certain Other Reports

            (a) Based solely on information provided to the Trustee by the Master Servicer pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person or the Controlling Class Representative any Trustee Report that has been made available to such Person via the Trustee's Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to the general public, the related Trustee Report via its Website initially located at "www.ctslink.com." In addition, the Trustee shall make available each month, via its Website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iii) and any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that Credit Suisse has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its Website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's Website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's Website shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to
            Section 5 of the Securities Act of 1933.

            The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and (i) that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee and (ii) that any prospective investor has delivered a certification substantially in the form of Exhibit K-2 to the Trustee. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's Website can be directed to the Trustee's CMBS customer service desk at
(301) 815-6600 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) By 12:00 p.m. New York City time on the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File and supplemental reports reflecting information as of the close of business on the last day of the Collection Period with respect to the Mortgage Loans, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02,
Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and such Master Servicer.

            Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered in April 2007 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third party servicers of the Mortgage Loans with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide such Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and the related REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee.

            Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a), this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of Section 4.02(a), this Section 4.02(b) or of Section 4.02(c) to the extent such Master Servicer or such Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit B to the Prospectus Supplement for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the related Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or such Special Servicer, as the case may be.

            Section 4.03  P&I Advances

            (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or to the actual knowledge of a Responsible Officer of the Trustee shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by the Master Servicer on such date, then the Trustee shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date, provided that no Master Servicer, Special Servicer or the Trustee shall make any P&I Advance with respect to any B Loan.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related A/B Loan Pair, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.

            The determination by any Person with an obligation hereunder to make P&I Advances that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination) and the Controlling Class Representative setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination.

            Neither the Master Servicer nor the Trustee shall make any P&I Advances with respect to delinquent amounts due on any B Loan. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 12 month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, such Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any A/B Loan Pair, first of the related B Loan Holders, if any, and second, to the extent such expense remains unpaid, of the Trust Fund).

            (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account; provided that interest earned on any P&I Advances made with respect to the A Loan of an A/B Loan Pair or any successor REO Mortgage Loan in respect thereof shall be payable out of the related A/B Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made in respect of a Mortgage Loan or an REO Mortgage Loan as soon as practicable after funds available for such purpose are deposited in the Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, the Master Servicer may reimburse itself or the Trustee, as applicable, immediately from general collections in the Collection Account, such reimbursement to be made first from the Loan Group as to which the Nonrecoverable P&I Advance relates and then out of the other Loan Group. Notwithstanding the foregoing, as contemplated by Section 3.05(a)(vii), instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, after reimbursement of such amounts up to the principal portions of general collections, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. The Master Servicer must reimburse itself each month up to the amount of such collections otherwise allocable as principal. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of any eligible portion of a Nonrecoverable P&I Advance as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's or the Trustee's, as applicable, right to reimbursement for P&I Advances (deferred or otherwise). The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. No Master Servicer shall be entitled to Advance Interest to the extent a payment is received but is being held by or on behalf of such Master Servicer in suspense.

            Section 4.04 Allocation of Realized Losses and Additional Trust
                         Fund Expenses

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Mortgage Loans for which a Final Recovery Determination has been made) of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class T Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class S Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class Q Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; fifteenth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; sixteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; seventeenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; eighteenth, the Class Principal Balance of the Class A-J Certificates, until such Class Principal Balance is reduced to zero; nineteenth, the respective Class Principal Balances of the Class A-M Certificates and the Class A-MFL Regular Interest (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balance is reduced to zero; and twentieth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, Class A-AB Certificates, Class A-3 Certificates and the Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until such Class Principal Balances are reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses. Any Realized Loss allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (b) With respect to any Distribution Date, any Realized Loss allocated to a Class of Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Lower-Tier REMIC Amount of the Related Uncertificated Lower-Tier REMIC Interest (or, in the case of a Class of Certificates having more than one Related Uncertificated Lower-Tier Interest, of the Related Uncertificated Lower-Tier REMIC Interests) as provided in Section 4.01(c).

            Section 4.05 Calculations

            Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.06 Grantor Trust Reporting

            The parties intend that the portions of the Trust Fund consisting of the (i) Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account, beneficially owned by the Holders of the Class V Certificates and (ii) the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account, beneficially owned by the Holders of the Class A-MFL Certificates shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to cause such portions to be treated as a Grantor Trust. In furtherance of such intention, the Trustee agrees not to vary the investment of the Class V Certificateholders or the Class A-MFL Certificateholders in the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders and the Class A-MFL Certificateholders information returns with respect to income relating to their share of the related Post-ARD Additional Interest or income and deductions in respect of the Class A-MFL Regular Interest and the Swap Agreement, as applicable, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code. The Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust that holds the Swap Agreement on an IRS Form W-9 to the Swap Counterparty as soon as possible after such Swap Agreement is entered into (but no later than the first payment date under such Swap Agreement) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY. Each non-exempt Holder of Class A-MFL Certificates shall be obligated pursuant to this Agreement to provide applicable certification to the Trustee (with copies sent or faxed directly from such Certificateholder to the Swap Counterparty) to enable the Trustee to make payments to the Holders of the Class A-MFL Certificates without federal withholding or backup withholding. As authorized by the Holders of the Class A-MFL Certificates under this Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested. Without limiting the generality of the foregoing, the Depositor, within 10 days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes and compliance with the administration and reporting duties under the Grantor Trust Provisions, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 4.06 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            Section 4.07 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to payments made or received under the Swap Agreement and payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is (A) a United States Tax Person that has furnished or caused to be furnished a Form W-9 or an acceptable substitute form or a successor form (or is exempt from furnishing such a form), or (B) a Non-United States Tax Person that has furnished or caused to be furnished (i) an effective Form W-8BEN or W-8IMY (with appropriate attachments) or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Trustee or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates

            (a) The Certificates shall consist of 30 Classes with the following respective alphabetic or alphanumeric Class designations: "A-SP," "A-X," "A-1," "A-2," "A-AB," "A-3," "A-1-A," "A-M," "A-MFL," "A-J," "B," "C," "D," "E," "F,"
"G," "H," "J," "K," "L," "M," "N," "O," "P," "Q," "R," "S," "T," "LR" and "V,"
respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The other Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates, the Class LR and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses
(i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, following the Release Date, any interest in the Regulation S Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate with respect to the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Class T Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or the imposition of an excise tax under, any applicable Similar Law).

            Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee any one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar Law); or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is being acquired by or on behalf of a governmental plan subject to a Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of an excise tax under, such Similar Law; or (v) except in the case of a Class R, Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of, or imposition of an excise tax under, any applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to any Similar Law; or (ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar
Law); or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is being acquired by or on behalf of a governmental plan subject to a Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R, Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of
Section 406 or 407 of ERISA, Section 4975 of the Code or Similar Law or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of, or result in the imposition of an excise tax under, any applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA, Section 4975 of the Code and Similar Law.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit substantially in the form attached hereto as Exhibit H-1 (a "Residual Transfer Affidavit"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Residual Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall agree (1) to require a Residual Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
                        Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder."

            (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the Upper-Tier REMIC and the Lower-Tier REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R or Class LR Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause either Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            (l) Notwithstanding any other provision of this Agreement, the Certificate Registrar and the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Swap Agreement and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Registrar or the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (m) No transfers of any Class A-MFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholder to the Swap Counterparty). If requested, the Trustee shall promptly forward any such IRS Form received by the Trustee to the Swap Counterparty. Each such Class A-MFL Certificateholder by its purchase of a Class A-MFL Certificate shall be deemed to consent to any IRS Form being so forwarded.

            Section 5.03 Book-Entry Certificates

            (a) The Regular Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) or Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall have no responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificateholders and Certificate
                         Owners

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            Section 5.07 Appointment of Paying Agent

            The Trustee may appoint a paying agent (the "Paying Agent") for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for the Trustee, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A" by Fitch and "A1" by Moody's.

            Notwithstanding the foregoing in this Section 5.07, the appointment of the Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Paying Agent.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicer and
                         the Special Servicer

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer or the Special Servicer, as applicable, herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor,
                         the Master Servicer or the Special Servicer

            (a) Subject to Section 6.02(b), the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, such Master Servicer or such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the Master Servicer); or Section 2.06 (in the case of a successor or surviving Person to the Special Servicer); as applicable, in each case as modified appropriately with respect to such successor's form and jurisdiction of organization.

            Section 6.03 Limitation on Liability of the Trustee, the
                         Depositor, the Master Servicer, the Special Servicer and Others

            (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holders of any B Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed on such party by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, partner, member, manager, shareholder, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected B Loan Holder(s) out of the Collection Account or the Distribution Account, as applicable in accordance with
Section 3.05 (or, insofar as an A/B Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, first out of amounts attributable to such A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account as provided in Section 3.05 and then out of the Collection Account), against any loss, liability or expense (including legal fees and expenses) incurred by such party (including, in the case of the Master Servicer, any loss, liability or expense incurred by the Column Primary Servicer acting on behalf of the Master Servicer with respect to the Column Serviced Loans) in connection with any legal action or claim relating to this Agreement, the Mortgage Loans, any B Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by the Master Servicer or the Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(iii). For the avoidance of doubt, any amounts received by the Master Servicer pursuant to this Section 6.03 in respect of any loss, liability or expense incurred by the Column Primary Servicer in the performance of the Master Servicer's duties hereunder, will be required to be transferred to the Column Primary Servicer in accordance with the terms of the related Designated Sub-Servicer Agreement.

            (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (or, insofar as an A/B Loan Pair is involved, and to the extent permitted by the related Intercreditor Agreement, first, out of amounts attributable to such A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account as provided in Section 3.05 and then out of the Collection Account).

            In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. The Master Servicer and the Special Servicer may rely in good faith on information provided to it by the parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

            (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein; provided that, in no event shall the Master Servicer have any obligation to indemnify such parties for any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses arising from or as a result of any willful misconduct, bad faith or negligence of the Column Primary Servicer in the performance of the Master Servicer's duties under Sections 3.08, 3.19(f) and 3.20 with respect to the Column Serviced Loans. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters,
(ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Borrower.

            The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, member, manager, partner, shareholder, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer the Special Servicer or the Trustee, as applicable, shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicer the Special Servicer and the Depositor and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            Section 6.04 Resignation of the Master Servicer or the Special
                         Servicer

            (a) Subject to the provisions of Section 6.04, neither the Master Servicer nor the Special Servicer shall resign from its obligations and duties hereunder except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) upon the appointment of, and the acceptance of such appointment by, a successor to the resigning Master Servicer or Special Servicer, as applicable, and, at the expense of the resigning Master Servicer or Special Servicer, as applicable, receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to above clause (a) of the preceding sentence shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed the resigning Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02. This section shall not apply to any "deemed resignation" imposed under any other section of this Agreement except to the extent expressly set forth in that other section.

            (b) In addition, the Master Servicer and the Special Servicer shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found and approved by the Depositor and the Trustee (which approval shall not be unreasonably withheld), (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

            (c) Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer or such Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

            Section 6.05 Rights of the Depositor and the Trustee in Respect of
                         the Master Servicer and the Special Servicer

            The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and with respect to any of the Mortgage Loans and, at mutually agreeable times, access to such of its officers as are responsible for such obligations ;provided, that the Controlling Class Representative shall have additional access to information as provided in Section 3.15(c) and Section 8.12(b) hereof. Upon reasonable request, the Master Servicer and the Special Servicer shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Master Servicer or Special Servicer as Owner of a
                         Certificate

            The Master Servicer, the Special Servicer or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate of any of them. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, be considered by other Persons to violate the Servicing Standard, then such Master Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that such Master Servicer or such Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from such Master Servicer or such Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into a Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for two Business Days following the date on which such deposit was first required to be made; or

            (ii) any failure by the Special Servicer to deposit into an REO Account or a Collection Account, or to remit to the Master Servicer for deposit into a Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for two Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

            (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related Distribution Date; provided, however, that if the Master Servicer fails to timely make any such remittance required to be made to the Trustee on a Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including such Master Servicer Remittance Date to but excluding the date such remittance is actually made; or

            (iv) [reserved]; or

            (v) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to such Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

            (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative; provided, however, that with respect to any such breach which is not curable within such 30-day period such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such delay does not materially and adversely affect the Certificateholders and such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the Controlling Class Representative; provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such delay does not materially and adversely affect the Certificateholders and such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xi) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer as the sole or a material factor in such rating action, provided that the Master Servicer shall have 60 days after removal from such default within which it may sell its servicing rights to a party acceptable under Section 7.02 of this Agreement; or

            (xii) Fitch has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Fitch within 60 days of such placement), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer as the sole or a material factor in such rating action, provided that the Master Servicer shall have 60 days after removal from such default within which it may sell its servicing rights to a party acceptable under Section 7.02 of this Agreement; or

            (xiii) subject to Section 12.16(c), the Master Servicer or Special Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XII (other than items to be delivered by a Designated Sub-Servicer) by the time required under Article XII after any applicable grace periods; provided that, with respect to any Servicing Function Participant retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer listed) (such entity, the "Sub-Servicing Entity"), the Sub-Servicing Entity will be automatically terminated if it defaults in accordance with the provision of this clause (xiii) and the Master Servicer or Special Servicer, as applicable, will be required to provide the reports required by the related Sub-Servicing Entity and if the Master Servicer or Special Servicer, as applicable, fails to do so (beyond the applicable grace period) it shall be an Event of Default with respect to the Master Servicer or Special Servicer, as applicable, in accordance with the provision of this clause (xiii).

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") occurs and is continuing, then, and in each and every such case, so long as the Event of Default has not been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of
Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than pursuant to Section 3.11 or Section 6.03 and other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume such Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by such Master Servicer to a Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by such Special Servicer to an REO Account, a Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or the Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

            (c) If the Master Servicer receives notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xi) or
Section 7.01(a)(xii) and if such Master Servicer to be terminated pursuant to
Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials from the Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section
7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof (including but not limited to Section 3.11) within 45 days after the notice of termination of the Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out of pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

            The Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out of pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to Section 7.01 (provided that no acceptable successor has been appointed in connection with the sale by the Master Servicer of its servicing rights in accordance with Section 7.01(c), the Trustee shall be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and arising thereafter placed on such Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of such Master Servicer or such Special Servicer pursuant to Section 7.01, any appointment of a successor to such Master Servicer or such Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Swap Counterparty and, to the extent such information has been made available to the Trustee, to the B Loan Holder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, the Swap Counterparty and all Certificateholders notice of such occurrence, and the Depositor shall send to the B Loan Holder notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default

            The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            Section 7.05 Trustee Advances

            If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(c) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                                   THE TRUSTEE

            Section 8.01 Duties of Trustee

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. If an Event of Default occurs and is continuing then (subject to Section 8.02(vii) below), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be under any obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it expects, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty or any other party or it has received an indemnity or assurance of payment satisfactory to the Trustee from the Holders of the Class A-MFL Certificates; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder; provided, further, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Controlling Class Representative Directing Certificateholder (unless it is acting as the Master Servicer, the Special Servicer or the Controlling Class Representative, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of
                         Certificates or Mortgage Loans

            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 3.01, 10.01, 11.04 and 11.12 shall not be taken as the statements of the Trustee and the Trustee assumes no responsibility for their correctness. None of the Master Servicer, Special Servicer or the Trustee makes any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates

            The Trustee, in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights each would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and
                         by Trustee

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee. As to each Mortgage Loan and REO Mortgage Loan, the Trustee Fee, shall accrue during each calendar month, commencing with March 2007, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of March 2007, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Period as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses .

            (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by Fitch and "Aa3" or higher by Moody's (or such other rating as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), and shall not be an Affiliate of the Depositor, Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02).

            If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            Section 8.07 Resignation and Removal of Trustee

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the B Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the Certificateholders and the B Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the B Loan Holders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the B Loan Holders by the Master Servicer at the expense of the Trust Fund. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor trustee or pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor trustee.

            Section 8.08 Successor Trustee

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee is eligible under the provisions of Section 8.06 and is not a Prohibited Party.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall, at the expense of the successor trustee, mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders and the B Loan Holders.

            Section 8.09 Merger or Consolidation of Trustee

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians

            The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.12 Access to Certain Information

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each B Loan Holder and its designees, the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto, (C) the respective Mortgage Loan Purchase Agreements and any amendments thereto, (D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 12.11 or 12.12, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 12.13, (G) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c)(i) revealed that either of the conditions set forth in clauses (x) and (y) thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund); (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (L) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, the Master Servicer, the Special Servicer and, so long as the requests are not excessive or duplicative, to the Controlling Class Representative, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any A/B Loan Pair, the related B Loan Holder(s), as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchaser, any Certificate Owner, any B Loan Holder or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchaser or, with respect to any A/B Loan Pair, a related B Loan Holder, as applicable, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no B Loan Holder or prospective investor in a B Loan shall be entitled to any such report or information except to the extent that it relates to the subject A/B Loan Pair.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.12, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders (and, with respect to any A/B Loan Pair, any related B Loan Holders) of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.12 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or licensed or registered investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance in the form of Exhibit K-1 or otherwise reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or a licensed or registered investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person in form and substance in the form of Exhibit K-2 or otherwise reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All
                         Mortgage Loans

            (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders (or any B Loan Holder, if applicable) of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or such Special Servicer, as the case may be, in connection with such purchase); (ii) if the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, the acquisition of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Sole Certificateholder(s) in exchange for all the remaining Certificates; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of each Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Certificateholder or group of Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall: deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in a Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price; and
(ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, (or its designee) the Mortgage Files for the remaining Mortgage Loans and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Controlling Class Representative, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder that may be withdrawn from such Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Lower-Tier Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer to the Trustee for deposit into the Lower-Tier Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

            (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and each B Loan Holder mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or such other location therein designated.

            (d) After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and the amounts distributable in respect of the Class A-MFL Regular Interest from the Upper-Tier Distribution Account to the Floating Rate Account pursuant to
Section 3.04(g) and upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account (and with respect of the Class A-MFL Certificates, the Floating Rate Account) that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account or from the Upper-Tier Distribution Account to the Floating Rate Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(d) and 4.01(e)(ii) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b), 4.01(d) and 4.01(e)(ii). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(h).

            Section 9.02 Additional Termination Requirements

            (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder(s) exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each Trust REMIC shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of and the Lower-Tier REMIC to such Special Servicer, the Holders of the Controlling Class or such Master Servicer, as the case may be, for cash; and

            (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            (b) In the event the Trust Fund is to be terminated while the Swap Agreement is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee shall confirm the Class A-MFL Net Fixed Swap Payment, if any, calculated by the Swap Counterparty, and prior to any final distributions to the Holders of the Class A-MFL Certificates pursuant to Section 9.01, shall pay such Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-MFL Certificates are made pursuant to Section 9.01.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 Tax Administration

            (a) The Trustee shall make or cause to be made elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicer, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either Trust REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the Startup Day for the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) [Reserved.]

            (d) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of the Lower-Tier REMIC and the Upper-Tier REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (f) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

            (g) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and the Master Servicer and Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on net income from foreclosure property imposed by Section 860G(c) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either Trust REMIC, cause either Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to either Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the taking of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either Trust REMIC, and such party shall not take any such action, or cause either Trust REMIC to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will, to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (h) In the event that any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on "contributions" to either REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" pursuant to Section 860G(c) of the Code or similar provisions of state or local tax laws, provided that the Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Trustee, by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Special Servicer, by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Net Aggregate Prepayment Interest Shortfall.

            (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (j) Following the Startup Day, none of the Master Servicer, the Special Servicer or the Trustee shall accept any contributions of assets to either Trust REMIC unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either Trust REMIC will not cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either Trust REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which either Trust REMIC will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either Trust REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (l) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated Lower-Tier Interests and the Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest is the Rated Final Distribution Date.

            (m) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each REMIC Pool on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (n) As soon as possible after the Swap Agreement is entered into (but no later than the first payment date under the Swap Agreement), the Trustee shall request from the IRS a taxpayer identification number for the Grantor Trust Pool and upon receipt thereof deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust Pool on an IRS Form W-9 to the Swap Counterparty and, if requested by the Swap Counterparty (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY.

            (o) None of the Trustee, the Master Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II,
Section 3.18 or Section 9.01 of this Agreement or pursuant to any A/B Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for the Trust Fund or either Trust REMIC, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to either Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the Person seeking such sale or acquisition) that such sale or disposition will not affect adversely the status of either Trust REMIC as a REMIC or cause either Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (p) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (q) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 10.01 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

            Section 10.02 Depositor, Master Servicer and Special Servicer to
                          Cooperate with Trustee

            (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer and the Special Servicer shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any B Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions or Grantor Trust Provisions (if the REMIC Provisions or Grantor Trust Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either Trust REMIC or the Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either Trust REMIC or the Grantor Trust Pool or to facilitate administration of and reporting duties with respect to each Grantor Trust Pool in accordance with the Grantor Trust Provisions or (Z) to comply with any requirements imposed by the Commission with respect to any proposed or adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; provided, further, that no such amendment may adversely affect in any material respect the rights or obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or
(vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any B Loan Holder, the Swap Counterparty or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder, without the consent of such B Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or any B Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of such B Loan Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding (and each B Loan Holder if such modification affects the rights of such B Loan Holder), (iv) adversely affect in any material respect the interests of any third-party beneficiary (including the Mortgage Loan Sellers) to this Agreement or any provision herein, without the consent of such third-party beneficiary, (v) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to no less than 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of its Affiliates and/or agents) or (vi) adversely affect in any material respect the interests or rights of the Swap Counterparty without the consent of such Swap Counterparty. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, none of the Trustee, the Master Servicer or the Special Servicer shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to either Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, the cost of which Opinion of Counsel shall be at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise borne by the party requesting such amendment.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, each B Loan Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            (h) Notwithstanding the foregoing, absent a material adverse effect on any Certificateholder, this Agreement may be amended by the parties hereto without the consent of any of the Certificateholders to the extent necessary for any Mortgage Loan Seller and their Affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FAS 140.

            Section 11.02 Recordation of Agreement; Counterparts

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that it benefits any B Loan Holder, by such B Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the B Loan Holders.

            (b) This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and B Loan
                          Holders

            (a) The death or incapacity of any Certificateholder or B Loan Holder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or such B Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or B Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or B Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or B Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or B Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law

            This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            Section 11.05 Notices

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Compliance Department, telecopy number: (212) 325-8282; (ii) in the case of the Underwriter and the Initial Purchaser, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Casey McCutcheon, Esq., Compliance Department, telecopy number: (212) 325-8282; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001, with a copy to Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106, Attention: Russ Brien, telecopy number: (816) 691-3495; (iv) in the case of the Master Servicer, Capmark Finance Inc., 116 Welsh Road, Horsham, PA 19044 Attention: Managing Director, Servicing Operations, re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, telecopy number: (215) 328-3478; (v) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) - Credit Suisse First Boston Series 2007-C1; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007,
Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage Surveillance, telecopy number: (212) 635-0295;
(vii) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (viii) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; (ix) in the case of the initial the B Loan Holder as specified in the A/B Intercreditor Agreement, Column Financial, Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: Robert A. Barnes, telecopy number (404) 239-0419 and (x) in the case of the initial Controlling Class Representative, Anthracite Capital, Inc., 345 Park Avenue, New York, New York 10154, Attention:
Dan Sefcik, telecopy number: (212) 754-8758; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Successors and Assigns; Beneficiaries

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all such provisions shall inure to the benefit of the Certificateholders. Each Mortgage Loan Sellers, each B Loan Holders and, subject to any limited recourse provisions in the Swap Agreement, the Swap Counterparty is an intended third-party beneficiary in respect of the rights afforded to it hereunder. In addition, the Column Primary Servicer is an intended third-party beneficiary in respect of the rights afforded to it under Section 6.03. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.08 Article and Section Headings

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.09 Notices to and from the Rating Agencies and the
                          Depositor

            (a) The Trustee shall use reasonable efforts to promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Master Servicer or the Special Servicer and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Post-ARD Additional Interest Distribution Account or the Excess Liquidation Proceeds Account;

            (v) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor, as contemplated by
      Section 2.03; and

            (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of the Collection Account.

            (c) The Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which such Master Servicer or such Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following with respect to the Mortgage Loans of which it has actual knowledge:

            (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

            (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property;

            (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

            (iv) any defeasance of a Mortgage Loan or material damage to a Mortgaged Property;

            (v) any change in a franchise held by the related Borrower;

            (vi) any loan subject to bankruptcy proceedings;

            (vii) any release of a Letter of Credit or debt service reserve with respect to any Mortgage Loan; and

            (viii) any incurrence of additional indebtedness on a Mortgaged Property securing a Mortgage Loan that by itself, or as part of a Crossed Mortgage Loan group or group of Mortgage Loans with affiliated Borrowers, has an original principal balance that is one of the ten highest original principal balances in the Mortgage Pool.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

            (e) The Master Servicer and the Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of the Master Servicer's Website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

            (i) each of its annual compliance statements and reports pursuant to
      Section 12.11 and Section 12.12;

            (ii) each of its annual accountants' reports pursuant to Section 12.13; and

            (iii) each report prepared pursuant to Section 3.09(e).

            (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

            Section 11.10 Notices to Controlling Class Representative

            The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

            Section 11.11 Complete Agreement

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            Section 11.12 Grant of a Security Interest

            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off
Date), all amounts held from time to time in the Collection Account, any A/B Loan Pair Custodial Account (insofar as such amounts relate to the related Mortgage Loan or any successor REO Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.12 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

                                  ARTICLE XII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 12.01 Intent of the Parties; Reasonableness

            Except with respect to Section 12.11, Section 12.12 and Section 12.13, the parties hereto acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Certificates, each of the parties to this Agreement shall cooperate fully with the reasonable request of the Depositor to deliver or make available to the Depositor (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in the applicable Person's possession and necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, any Servicing Function Participant and the Trustee, as applicable, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. For the avoidance of doubt, none of the Master Servicer, the Special Servicer or any Servicing Function Participant is responsible to make filings with the Commission.

            Section 12.02 Reserved

            Section 12.03 Information to be Provided by the Master Servicer,
                          the Special Servicer, the Trustee and each Servicing Function Participant

            For so long as the Trust is subject to the reporting requirements of the Exchange Act with respect to the Certificates, in connection with the succession to the Master Servicer, the Special Servicer, any Servicing Function Participant or the Trustee as a servicer or trustee under this Agreement by any Person (i) into which such Master Servicer, such Special Servicer, such Servicing Function Participant or the Trustee may be merged or consolidated, or
(ii) which may be appointed as a successor to such Master Servicer, such Special Servicer, any Servicing Function Participant or the Trustee, such successor Person shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but no later than required pursuant to Section 12.09), (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

            Section 12.04 Reserved

            Section 12.05 Filing Obligations

            The Master Servicer, the Special Servicer and the Trustee shall, and the Master Servicer and the Special Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement and any Designated Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to, reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

            Section 12.06 Form 10-D Filings

            Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder. The Trustee shall file each Form 10-D, pursuant to the paragraph immediately succeeding, with a copy of the related Trustee Report attached thereto. Any disclosure in addition to the Trustee Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately succeeding, (and to the extent not otherwise reported pursuant to any other provision of this Agreement) be reported by the parties set forth on
Exhibit V and approved or disapproved, as the case may be, as to form and substance, by the Depositor. The Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Exhibit V), absent such reporting and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date,
(i) each party listed on Exhibit V hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure described on Exhibit V applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 5th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 3rd Business Day prior to the 15th calendar day after the related Distribution Date, but in no event earlier than 24 hours after receipt of direction from the Depositor regarding the inclusion of any Additional Form 10-D Disclosure pursuant to the preceding paragraph. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days". The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 12.16, not later than (i) 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). Promptly, but no later than one Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 10-D prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 12.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.07 Form 10-K Filings

            Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each applicable Reporting Servicer, as described under Section 12.11, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 12.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 12.13, and (B) if any registered public accounting firm attestation report described under Section 12.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 12.08. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit W and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting or approval. However, where information from such other party for inclusion in a Form 10-K is not received on a timely basis, but is subsequently provided within a time period that may allow for the timely filing of the applicable Form 10-K or an amendment thereto, then the Trustee shall use reasonable efforts to properly prepare, arrange for execution and file such Form 10-K or amendment thereto.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15th, commencing in March 2008 (i) each party listed on Exhibit W hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure described on Exhibit W applicable to such party,
(ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Other than with respect to itself, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. After filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XII. The Trustee shall have no liability with respect to any failure to properly prepare and/or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.08 Sarbanes-Oxley Certification

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") as set forth in Exhibit M-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and the Master Servicer, the Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit M-2, M-3 or M-4, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 11 Madison Avenue, New York, New York 10010. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 12.08 with respect to the period of time it was subject to this Agreement or the applicable Sub-Servicing Agreement, as the case may be. Notwithstanding the foregoing, nothing in this paragraph shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Each Performance Certification shall include a reasonable reliance statement by the Reporting Servicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided by such Reporting Servicer pursuant to Section 12.11, (ii) annual report on assessment of compliance with servicing criteria provided by such Reporting Servicer pursuant to Section 12.12 and (iii) registered public accounting firm attestation report provided by such Reporting Servicer pursuant to Section 12.13.

            Section 12.09 Form 8-K Filings

            Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each a "Reportable Event"), and, if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit X and approved or disapproved, as the case may be, by the Depositor and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Exhibit X) absent such reporting and approval.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, (i) the parties listed on Exhibit X hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (or any officer thereof with respect to Items 1117 and 1119 or Regulation AB as to such party), use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, any Form 8-K Disclosure Information described on Exhibit X as applicable to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, and (ii) include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K no later than 6 p.m. on the second business Day after the Reportable Event. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. Any notice delivered to the Trustee pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Trustee to such other parties in writing. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(c), make available on its Website a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
12.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K and not resulting from the Trustee's own negligence, bad faith or willful misconduct.

            Section 12.10 Form 15 Filing; Incomplete Exchange Act Filings;
                          Amendments to Exchange Act Reports

            (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, and shall provide notice to the other parties hereto in the event such filing is not accomplished. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 12.01, 12.03, 12.05, 12.06, 12.07, 12.08 and 12.09 shall be suspended.

            (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 10.05, may be sent by facsimile or by email and which shall include the identity of the Master Servicer or Special Servicer who did not deliver such information) the Depositor and the Depositor shall notify each Master Servicer or Special Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Master Servicer or Special Servicer, as applicable, is required to provide such disclosure information. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the parties hereto, as necessary, shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form 10-K Disclosure, notify the Depositor, and the Depositor shall notify the Master Servicer or Special Servicer and such parties shall cooperate (only to the extent information regarding, or an action of, such party is any part of the reason for such amendment) to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed, in the case of Form 15, Form 12b-25 or any amendments to Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization. The Depositor, the Master Servicer and the Special Servicer acknowledge that the performance by the Trustee of its duties under this Section 12.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicer, the Depositor and the Special Servicer performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.11 Annual Compliance Statements

            The Master Servicer, the Special Servicer, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to, deliver to the Depositor and the Trustee on or before March 15th of each year (with no grace period), commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding fiscal year or portion thereof and of such Certifying Servicer's performance under this Agreement (or the applicable Sub-Servicing Agreement, as the case may be), has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable Sub-Servicing Agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall forward a copy of each such statement to the Controlling Class Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of any such Officer's Certificates until April 30 in any given year, so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.12 Annual Reports on Assessment of Compliance with
                          Servicing Criteria

            By March 15th (with no grace period) of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trustee and each Servicing Function Participant, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use reasonable efforts to cause each other Servicing Function Participant (other than any party to this Agreement and any Designated Sub-Servicer) with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish, each at its own expense, to the Trustee and the Depositor, with a copy to the Controlling Class Certificateholder a report on an assessment of compliance with the Relevant Servicing Criteria for the preceding fiscal year that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 12.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and the Trustee shall each forward to the Trustee and the Depositor the name and address of each Servicing Function Participant engaged by it during such fiscal year or portion thereof (except for any Servicing Function Participant listed on Exhibit K hereto) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, Special Servicer, the Trustee and each Servicing Function Participant submit their respective assessments to the Trustee and the Depositor, each such party shall also at such time, if it has received the assessment (and attestation required pursuant to Section 12.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit U and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until May 1 in any given year that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 12.12 by the Master Servicer, the Special Servicer or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

            Section 12.13 Annual Independent Public Accountants' Attestation

            By March 15th of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall use reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor with a copy to the Controlling Class Certificateholder for the preceding fiscal year, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer), (i) the Depositor shall have the right to review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant as to the nature of any material instance of noncompliance by such Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant with the Relevant Servicing Criteria, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section
12.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 30 in any given year so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.14 Exchange Act Reporting Indemnification

            Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each other and each Certification Party, the Depositor and their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach of its obligations under this Article XII or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations.

            The Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans (other than any party to this Agreement and any Designated Sub-Servicer) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable Sub-Servicing Agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, Special Servicer, Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute, as applicable, to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XII (or breach of its representations or obligations under the applicable Sub-Servicing Agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than any party to this Agreement and any Designated Sub-Servicer) with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            Section 12.15 Amendments

            Nothing contained in this Article XII shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Article XII may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market, without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement, provided however, no such amendment shall modify the obligations of Master Servicer or Special Servicer under
Section 11.09(c) hereunder, provided, further, that certificates and reports (or substantially similar certificates and reports) required to be delivered pursuant to Section 12.11, Section 12.12 and Section 12.13 will continue to be required regardless of any such amendment to this Agreement.

            Section 12.16 Exchange Act Report Signatures; Delivery of Notices;
                          Interpretation of Grace Periods

            (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Credit Suisse First Boston Mortgage Securities Corp. at 11 Madison Avenue, New York, New York 10010, Attention:
Jeffrey Altabef, with a copy to Casey McCutcheon, Esq. and the signing party at the Trustee, if applicable, can be contacted at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services
(CMBS) Credit Suisse First Boston Mortgage Securities Corp. 2007-C1.

            (b) Notwithstanding anything in Section 10.05 to the contrary, any notice required to be delivered to the Depositor under this Article XII shall be properly given if sent by facsimile to (212) 743-5227 Attention: Jeffrey Altabef (or such other number as the Depositor may instruct) and by email to jeffrey.altabef@credit-suisse.com (or such other email address as the Depositor may instruct).

            (c) For the avoidance of doubt:

            (i) No Master Servicer or Special Servicer shall be subject to an Event of Default, as applicable, pursuant to Section 7.01(a)(xiii) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, prior to the date which causes Trustee to be delinquent in any filing obligation provided for under this Article XII, provided, that if any such party fails to comply with the delivery requirements of this
      Article XII which prevents the Trustee from making any required filing, such failure shall constitute an Event of Default; and

            (ii) No Master Servicer or Special Servicer shall be subject to an Event of Default, pursuant to pursuant to Section 7.01(a)(xiii) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this
      Article XII by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports (which reporting periods will include any occurring after the Trustee files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act).

            Section 12.17 Termination of the Trustee

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XII; provided that (a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms, any Form 15 or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply with any of such obligations under Sections 12.06, 12.07, 12.09, 12.11, 12.12 or 12.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section
12.17 and (d) if the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this Section 12.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE SECURITIES CORP.
                                          Depositor

                                       By: /s/ Jeffrey Altabef
                                           ----------------------------
                                           Name: Jeffrey A. Altabef
                                           Title: Vice President

                                       CAPMARK FINANCE INC.
                                          Master Servicer

                                       By: /s/ Mark E. McCool
                                           ----------------------------
                                           Name: Mark E. McCool
                                           Title: Senior Vice
                                           President, Managing Director

                                       MIDLAND LOAN SERVICES, INC.
                                          Special Servicer

                                       By: /s/ Lawrence D. Ashley
                                           ----------------------------
                                           Name: Lawrence D. Ashley
                                           Title: Senior Vice President

                                       WELLS FARGO BANK, N.A.
                                          solely in its capacity as
                                       Trustee

                                       By: /s/ Amy Mofsenson
                                           ----------------------------
                                           Name: Amy Mofsenson
                                           Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 12th day of March 2007, before me, a notary public in and for said State, personally appeared Jeffrey Altabef, personally known to me to be a Vice President of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Helen Salas
                                           ----------------------------
                                                  Notary Public

[Notarial Seal]

STATE OF PENNSYLVANIA   )
                        )  ss.:
COUNTY OF MONTGOMERY    )

            On the 12th day of March 2007, before me, a notary public in and for said State, personally appeared Mark E. McCool, personally known to me to be a Senior Vice President and Managing Director of CAPMARK FINANCE INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Catherine M.  Millspaugh
                                           ----------------------------
                                                  Notary Public

[Notarial Seal]

STATE OF KANSAS         )
                        )  ss.:
COUNTY OF JOHNSON       )

            On the 15th day of March 2007, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, personally known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Joyce Mayo
                                           ----------------------------
                                                  Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 12th day of March 2007, before me, a notary public in and for said State, personally appeared Amy Mofsenson, personally known to me to be a Vice President of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                /s/ Janet M. Jolley
                                           ----------------------------
                                                  Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                  FORM OF CLASS A-X AND CLASS A-SP CERTIFICATES

        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable             Class Notional Amount of the Class [A-X]
                                        [A-SP] Certificates as of the Closing
                                        Date: $___________

Closing Date: March 16, 2007            Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
                                        $[___]

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [A-X] [A-SP] __         CUSIP No.: _____________
                                        Common Code: ___________
                                        ISIN No.: ______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THE NEXT THREE PARAGRAPHS ARE FOR CLASS A-X ONLY: THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[FOR CLASS A-X ONLY: THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
(1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR CLASS A-X REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance, Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            [THE NEXT EIGHT PARAGRAPHS ARE FOR CLASS A-X ONLY: No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse Securities (USA) LLC ("Credit Suisse") or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interest herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as the Rule 144A Global Certificate, as the case may be, upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D to the Agreement and
(y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications, orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except, as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.]

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law); or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, will not result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates), and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            [FOR CLASS A-X ONLY: If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.]

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.

Dated:        March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

    FORM OF CLASS A-1, CLASS A-2, CLASS A-AB, CLASS A-3 CLASS A-1-A, CLASS A-
                          M AND CLASS A-J CERTIFICATES

  CLASS [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] COMMERCIAL MORTGAGE PASS-
                      THROUGH CERTIFICATE, SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: ___% per             Class Principal Balance of the Class
annum                                   [A_1] [A_2] [A_AB] [A_3] [A_1_A] [A_M]
                                        [A_J] Certificates as of the Closing
                                        Date: $__________

Closing Date: March 16, 2007            Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
                                        $__________

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [A-1] [A-2] [A-AB]      CUSIP No.: ______________
[A-3] [A-1-A] [A-M] [A-J] -___          Common Code: ____________
                                        ISIN No.: _______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS A-M AND CLASS A-J CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors in interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law); or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, will not result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates), and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates referred to in the within-mentioned Agreement.

Dated:      March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

     FORM OF CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q,
                        CLASS S AND CLASS TCERTIFICATES

      CLASS [B][C][D][E][F][G][H][J][K][L][M][N][O][P][Q][S][T] COMMERCIAL
               MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass_Through Rate: ____% per annum      Class Principal Balance of the Class [B]
                                        [C] [D] [E] [F] [G] [H] [J] [K] [L] [M]
                                        [N] [O] [P] [Q] [S] [T] Certificates as
                                        of the Closing Date: $__________

Closing Date: March 16, 2007            Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
                                        $__________

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [B][C][D][E][F][G][H]   CUSIP No.: ______________
[J][K][L][M][N][O][P][Q][S][T]          Common Code: ____________
                                        ISIN No.: _______________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] [T] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] [T] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors in interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] [T]
Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor, Credit Suisse Securities (USA) LLC ("Credit Suisse") or any of their respective Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interest herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as the Rule 144A Global Certificate, as the case may be, upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications, orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of the related Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except, as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] [T] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse, the Trustee the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law); or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, will not result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates), and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [B][C][D][E][F][G][H][F][G][H][J][K][L][M] [N][O][P][Q][S][T] Certificates referred to in the within-mentioned Agreement.

Dated:      March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                        FORM OF CLASS A-MFL CERTIFICATES

                                   CLASS A-MFL
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum]    Class Principal Balance of the Class
[Variable]                              A-MFL Certificates as of the Closing
                                        Date: $_________________

Closing Date: March 16, 2007            Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
                                        $_________________

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. A-MFL-___               CUSIP No.: _____________
                                        ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE AND A SWAP CONTRACT, AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-MFL Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class A-MFL Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors in interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-MFL Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law); or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X), and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under, such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, will not result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Definitive Certificates), and Exhibit G-2 (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-MFL Certificates referred to in the within-mentioned Agreement.

Dated:      March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-5

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: March 16, 2007            Percentage Interest evidenced by this
                                        Class V Certificate: ______%

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. V-___                   CUSIP No.: _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that CITIGROUP GLOBAL MARKETS INC. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors in interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law. It is hereby acknowledged that the form of certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:      March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-6

                    FORM OF [CLASS R] [CLASS LR] CERTIFICATES

          CLASS [R] [LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: March 16, 2007            Percentage Interest evidenced by this
                                        Class [R][LR] Certificate: ___%

First Distribution Date:                Aggregate Cut-off Date Principal Balance
April 16, 2007                          of the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $3,371,478,040

Master Servicer:                        Trustee:
Capmark Finance Inc.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No. [R][LR]-___            CUSIP No.: _____________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., CAPMARK FINANCE INC., MIDLAND LOAN SERVICES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that WACHOVIA BANK, NATIONAL ASSOCIATION is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [R] [LR] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successors in interest under the Agreement), Capmark Finance Inc., as master servicer (the "Master Servicer," which term includes any successors in interest under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer," which term includes any successors in interest under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successors in interest under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [R] [LR] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or any Affiliate of the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is a Qualified Institutional Buyer.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code (a "Similar Law") (each such retirement plan or other employee benefit plan or arrangement, a "Plan") or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan subject to Similar Law, would result in a violation of, or result in the imposition of an excise tax under, applicable Similar Law). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law. It is hereby acknowledged that the form of certification attached to the Agreement as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons (as defined below).

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause either Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class [R] [LR] Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class [R] [LR] Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee of a Class [R] [L]R Certificate other than a Disqualified Organization (as defined below), a Non-United States Tax Person (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below); provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class [R] [LR] Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R] [LR] Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person," is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer, in that order of preference, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, the Master Servicer or the Special Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R][LR] Certificates referred to in the within-mentioned Agreement.

Dated:      March 16, 2007

                                        WELLS FARGO BANK, N.A.
                                            as Certificate Registrar

                                        By: ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ _________________________ for the account of ___________________________________
____________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________), and all applicable statements and notices should be mailed to ___________________________________________________________________
_______________________________________________.

            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                  EXHIBIT B-1A

                   SCHEDULE OF ORIGINAL COLUMN MORTGAGE LOANS

                             [See Attached Schedule]

CSMC 2007-C1
Exhibit B-1A
March 16, 2007

  #           Property Name
---           ------------------------------------------------------------------
  1           Savoy Park
  2           CVI Multifamily Apartment Portfolio
  3           Mansions at Steiner Ranch
  4           Mansions on the Green I
  5           Mansions at Canyon Creek
  6           Mansions on the Green II
  7           City Place
  8           HGA Portfolio
 10           Trident Center
 12           El Ad Florida Multifamily Portfolio
 13           717 North Harwood Street
 14           Conrad Indianapolis
 15           Pinnacle at Tutwiler
 17           20 S Clark
 18           Syracuse Office Portfolio
 20           Wellington Ridge
 21           The Shoreham Hotel
 23           Brentwood Downs
 24           Plymouth Corp. Center
 26           Promenade at Tutwiler Farm
 28           Blockbuster Warehouse
 29           Fairwinds Northpointe
 30           Fairwinds Sand Creek
 31           Marsh Creek Corporate Center
 33           1025 Old Country Road
 36           Memphis International Airport Center
 37           Spectra II - POOL 5
 38           Chandler Heights Marketplace
 44           Sabal Point
 45           Campbell Center
 47           Golden Cove
 50           Archdale Marketplace
 51           North Woods at the Four Seasons
 52           Island Club
 54           Players Club
 57           Olivera Crossing
 58           Lake Worth Gardens
 59           Chase Monroe
 61           Riverbend Apartments
 63           Rambling Oaks
 72           Bella on Broadway
 74           Parkwood II
 75           Cinnamon Ridge Apartments
 76           GHG Portfolio Buckhead
 77           Crescent Oaks Apartments
 78           Forest Estates Apartments
 79           The Fountains
 80           Crowne Plaza Harrisburg
 81           Eastway Crossing
 82           Glendale Thunderbird Plaza
 83           Arrowood Crossing
 84           Radisson Fort Worth
 86           Hampton Inn Riverplace
 88           700 Longwater Drive
 89           Loudoun Tech Center I
 91           Hilton Garden Inn Layton
 92           Springhill Suites Mooresville
 93           North Leg Plaza
 94           Southgate Shopping Center
 95           Westgate Shopping Center
 96           The Shoppes at Twin Oaks
 98           Land of Lincoln Building
 99           Airport Industrial
100           Slater Office Building
102           Holiday Inn Express Hotel & Suites Woodway
106           Shades Creek Office Building
108           Odyssey North
109           Central Park Shopping Center
110           Holiday Inn Express Kennesaw
111           Woodmark at Steel Lake
113           Oakview Apts & Ballard Plaza Combined
116           Greentree Apartments
117           National Parkway
118           Woodlands of Plano Apartments
119           Scriber Gardens
120           Avenue Shoppes
121           El Toreador
123           Twin Oaks Industrial Center
124           Scott Village Shopping Center
125           Sherwood Apartments
127           Morgan Estates
128           4550 Lena Drive
129           Timmaron Apartments
132           Holiday Inn Express Bessemer
133           500 North Pulaski
134           Spectrum Plaza Shopping Center
135           EPS Building
138           Hampton Inn Janesville
139           Waddell Plaza
140           College Park Plaza
142           Carrollwood Oaks SC
143           La Mirage Retail
145           1025 Ocean Ave Apartments
146           Radio Drive Professional Building
147           Secured Self Storage
148           Miramar Center
149           Oak Ridge Center
150           801 Tilton Road
151           Denison Park Apartments
152           Plantation Warehouse
154           Benton Park Shopping Center
156           Whispering Timbers
157           Ryan Place Apartments
158           Palm Gardens
159           Range Vista
160           Best Western Villa Del Lago Inn
161           Florence Plaza
162           CVS--Naples FL
163           Best Western Hotel & Suites Sebastian
165           White House Shops
166           Lancaster K-8 Avenue Industrial
169           Westminster Park Building
170           Pierce Community Bank Building
171           Franklin Apartments
172           Vernon Apartments
173           Amberley House
174           Plantation Plaza
177           Federal Express Bakersfield
178           San Dimas Retail
179           I-Loft
180           37th Street
181           Harvest Plaza Phase II
182           The Dale Building
184           Encino Shoppes, LLC
185           Quail Northwest
186           Lakewood Country Club Center
187           McMinnville Town Center
189           90 Good Drive
190           Madison Boulevard Service Center
191           Hampton Inn Wilkesboro
193           Wick Lane Shopping Center
194           Wake Forest Eatery
195           80 Windward Ave
196           Palm Harbor Professional Center
197           Centre Green Square at Whitehall
198           Arbors Apartments
199           Trinity Oaks
201           A&B Self Storage
202           4000 Aerial Center
203           Summerfield Village
205           Lakeview Self Storage
208           CVS New Port Richey
210           Deer Valley Industrial
211           Worthington Apartments
213           Sleep Inn Phoenix
214           Town & Country Apartments
215           Cades Center
216           Harbour Bend Office
217           820 Sunland Park
218           Windward Plaza
219           Springwood Apts SC
220           Tabernacle Towers
221           U Store
222           GHG Perimeter Center
223           North Fork Crossing
224           7th & Orange Avenue
225           Palisades Retail
226           Custer Place
227           Saddle Rock Village Center
228           Twin Pines Apartments
229           2110 South Lamar Shopping Center
231           Rufe Snow Plaza
232           North Highland Shopping Center
233           Raceway Plaza
236           Security Storage Tuscaloosa
237           Meridian Retail
238           Las Haciendas Apartments
239           10703 J Street
240           Stewart Place
241           Harrington Woods MHP
242           48-19 Vernon Boulevard
243           Sagemont Plaza
244           Worthington Professional Building
245           South Shore Center
246           1021 National Road
248           Westside Market Place
249           Sienna Gardens Office
250           Cedar Park Crossing
251           Market Place Shopping Center

  #   Address
---   ------------------------------------------------------------------------------------------------------------------------------
  1   45 West 139th Street
  2   Various
  3   4500 Steiner Ranch Boulevard
  4   7711 O'Connor Drive
  5   9009 North FM 620
  6   7720 O'Connor Drive
  7   700 South Rosemary Avenue
  8   Various
 10   11355-11377 Olympic Boulevard
 12   Various
 13   717 North Harwood Street
 14   50 West Washington Street
 15   5006-5078 Tutwiler Farms Road
 17   20 South Clark Street
 18   Various
 20   3789 Lawrenceville Highway
 21   33 West 55th Street
 23   500 Pleasant Hill Road
 24   625 West Ridge Pike
 26   1600-1654 Gadsden Highway
 28   3000 Redbud Boulevard
 29   520 East Holland Avenue
 30   3310 Valencia Drive
 31   1,15,35,55,75 East Uwchlan Avenue and 91 Sheree Boulevard
 33   1025 Old Country Road
 36   3500 & 3560 Air Center Cove, 3300 Jet Cove, 3474,3510,3570 & 3644 Winchester Road, 3422 Prescott Boulevard and 3677 Miac Drive
 37   Various
 38   4850-4990 South Gilbert Road
 44   12512 Sabal Point Drive
 45   2955 Keith Street Northwest
 47   31098, 31100-31250 Hawthorne Boulevard
 50   5801 - 6025 South Boulevard
 51   64 Four Seasons Road
 52   7938 Island Club Drive
 54   1100 Players Court
 57   3375 Port Chicago Highway
 58   3927 Hadjes Drive
 59   2163 Commerce Drive
 61   100 Riverbend Drive
 63   Various
 72   436 Broadway
 74   10055 Grogan's Mill Road
 75   6565 Spencer Highway
 76   Various
 77   6718 De Moss Drive
 78   9655 Chimney Hill Lane
 79   Various
 80   23 South 2nd Street
 81   3704-3122 Eastway Drive
 82   Northeast Corner of Thunderbird Road and 59th Avenue
 83   2109 Arrowcreek Drive
 84   2540 Meachum Boulevard
 86   171 Riverplace
 88   700 Longwater Drive
 89   21251 Ridgetop Circle
 91   762 Heritage Park Boulevard
 92   121 Gateway Boulevard
 93   3246 Wrightsboro Road
 94   317 South Slappey Boulevard
 95   125 North Virginia Avenue
 96   3601, 3626, 3641 Cox Road
 98   325 West Adams Street
 99   2563 Airport Industrial Drive
100   10101 Slater Avenue
102   6808 Woodway Drive
106   820 Shades Creek Parkway
108   731 South Pear Orchard Road
109   1754 Central Park and 5135 Times Square Plaza
110   2485 George Busbee Parkway
111   31200 23rd Avenue South
113   Various
116   6200 Airport Boulevard
117   1026-1100 National Parkway
118   1370 Rigsbee Road
119   6024 200th Street Southwest
120   8204 Crystal Clear Lane
121   601-637 East San Ysidro Boulevard
123   800-810 Twin Oaks Valley Road
124   1745 Church Street
125   3030 Northeast 143rd Street
127   4588 Morgan View Road
128   4550 Lena Drive
129   9850 Whitehurst Drive
132   5001 Academy Lane
133   500 North Pulaski Road
134   23221 Aldine Westfield Road
135   1457 Scott Boulevard
138   2400 Fulton Street
139   6290 University Drive
140   3269 West 86th Street
142   11111 North Dale Mabry Highway
143   29563 Northwestern Highway
145   1025 Ocean Avenue
146   1000 Radio Drive
147   24789 US Highway 27
148   6590-6598 Miramar Road
149   333 Main Street
150   801 Tilton Road
151   2235-2317 Forestdale Avenue and 3783-3785 West 22nd Street
152   1400 Northwest 65th Avenue
154   2505-2611 South H Street
156   6325 Garden Road
157   179-320 Dale Drive and 1632-1638 Main Street
158   1803 Park Center Drive
159   8300 North Alcott Street
160   2959 Speno Drive
161   1910 West Evans Street
162   4890 Tamiami Trail East
163   1655 U.S. Highway 1
165   520 State Route 76
166   229-249 East Avenue K-8
169   38-68 Amaral Street
170   405-413 29th Street Northeast
171   809 and 911 South Franklin Avenue
172   302 West Vernon Avenue
173   3501 Section Road
174   4331-4347 Gunn Highway
177   3105 Gateway Avenue
178   702-762 West Arrow Highway
179   5310 South Alston Avenue
180   331-347 37th Street
181   8800 Harvest Oaks Drive
182   1504 Santa Rosa Road
184   17301 Ventura Boulevard
185   6148, 6152 and 6170 Mae Anne Avenue
186   3215-3225 Carson Street
187   1421 - 1691 Northeast Highway 99 West
189   90 Good Drive
190   8075 and 8097 Madison Boulevard
191   1300 Collegiate Drive
193   12426 Memorial Drive
194   2101 South Main Street
195   80 Winward Avenue
196   35111 US Highway 19 North
197   3607 Whitehall Park Drive
198   1533 Arbors Lane
199   9945 Trinity Boulevard
201   816 Highway 231
202   4000-4020 Aerial Center Parkway
203   4446 US Highway 220
205   612 32nd Street South
208   5432 US Highway 19 North
210   23005 North 15th Avenue
211   100-200 Laura Lane
213   18235 North 27th Avenue
214   2111 Thompson Road
215   1401 West Reelfoot Avenue
216   2917 West SR 434
217   820 Sunland Park Drive
218   5315 Windward Parkway
219   410 Sulphur Springs Road
220   249 East Tabernacle Street
221   6100 Leon Circle
222   6280 Peachtree Dunwoody Road
223   2555-2567 North Road
224   1150-1164 East 7th Street
225   15244-15248 West Sunset Boulevard
226   2024 West 15th Street
227   22880 East Smoky Hill Road
228   12411 8th Avenue
229   2110 South Lamar Boulevard
231   5600 Rufe Snow Drive
232   200 North Highland Avenue
233   10665-10667 East US Highway 36
236   4150 Walton Avenue
237   1217 South Frontage Road
238   515 North O'Connor
239   10703 J Street
240   831-841 South Range Line Road
241   April Lane at Dawns Way
242   48-19 Vernon Boulevard
243   11504 Hughes Road
244   748-750 Old Main Street
245   3020 Marina Bay Drive
246   1021 National Road
248   1925 North Street/Highway 33
249   10799 West Twain Avenue
250   1625 North Bell Boulevard
251   7536 Woodrow Street

                                          Zip       Mortgage       Original          Cut-off           Remaining
  #   City                      State     Code      Rate (%)       Balance ($)       Balance ($)       Term
---   -----------------------   -------   -------   -----------    ---------------   ---------------   ---------
  1   New York                  NY          10037         6.135%   $210,000,000.00   $210,000,000.00          82
  2   Various                   Various   Various   6.098686511%   $179,784,800.00   $179,784,800.00          56
  3   Austin                    TX          78732         5.770%    $61,727,334.00    $61,727,334.00         118
  4   Round Rock                TX          78681         5.770%    $37,226,506.00    $37,226,506.00         118
  5   Austin                    TX          78726         5.770%    $35,376,585.00    $35,376,585.00         118
  6   Round Rock                TX          78681         5.770%    $25,669,575.00    $25,669,575.00         118
  7   West Palm Beach           FL          33401         6.270%   $150,000,000.00   $150,000,000.00         115
  8   Various                   Various   Various         5.085%   $123,300,000.00   $123,300,000.00         116
 10   Los Angeles               CA          90064         5.299%   $101,850,000.00   $101,850,000.00         119
 12   Various                   FL        Various         5.650%    $79,200,000.00    $79,200,000.00         118
 13   Dallas                    TX          75201         6.316%    $64,000,000.00    $64,000,000.00          52
 14   Indianapolis              IN          46204         5.800%    $55,000,000.00    $55,000,000.00         117
 15   Trussville                AL          35173         5.642%    $48,515,172.00    $48,515,172.00         117
 17   Chicago                   IL          60603         5.510%    $40,500,000.00    $40,500,000.00         119
 18   Syracuse                  NY        Various         5.710%    $38,800,000.00    $38,800,000.00         119
 20   Lawrenceville             GA          30044         5.655%    $36,000,000.00    $36,000,000.00         118
 21   New York                  NY          10019         6.090%    $35,000,000.00    $35,000,000.00         116
 23   Lilburn                   GA          30047         5.655%    $33,200,000.00    $33,200,000.00         118
 24   Conshohocken              PA          19428         5.760%    $31,692,500.00    $31,692,500.00         119
 26   Trussville                AL          35173         5.642%    $30,084,828.00    $30,084,828.00         117
 28   McKinney                  TX          75069         5.690%    $30,000,000.00    $29,870,980.96         118
 29   Spokane                   WA          99218         5.810%    $16,400,000.00    $16,400,000.00         117
 30   Idaho Falls               ID          83404         5.810%    $12,700,000.00    $12,700,000.00         117
 31   Exton                     PA          19341         5.650%    $28,400,000.00    $28,400,000.00         119
 33   Westbury                  NY          11590         5.630%    $27,000,000.00    $27,000,000.00         118
 36   Memphis                   TN          38109         6.220%    $24,900,000.00    $24,900,000.00          58
 37   Various                   Various   Various         5.650%    $24,140,000.00    $24,140,000.00         118
 38   Chandler                  AZ          85249         5.460%    $23,446,000.00    $23,446,000.00         118
 44   Pineville                 NC          28134         5.655%    $19,480,000.00    $19,480,000.00         118
 45   Cleveland                 TN          37312         6.280%    $19,000,000.00    $18,894,211.16         116
 47   Rancho Palos Verdes       CA          90275         5.685%    $16,500,000.00    $16,500,000.00         118
 50   Charlotte                 NC          28217         5.650%    $14,600,000.00    $14,600,000.00         117
 51   Charlottesville           VA          22901         5.940%    $14,500,000.00    $14,500,000.00         117
 52   Indianapolis              IN          46214         5.655%    $14,360,000.00    $14,360,000.00         118
 54   Nashville                 TN          37211         5.655%    $13,800,000.00    $13,800,000.00         118
 57   Concord                   CA          94520         5.540%    $13,500,000.00    $13,500,000.00         117
 58   Lake Worth                FL          33467         6.680%    $13,545,000.00    $13,440,623.91         114
 59   Monroe                    NC          28110         5.655%    $13,400,000.00    $13,400,000.00         118
 61   West Columbia             SC          29169         6.450%    $13,400,000.00    $13,307,744.61         112
 63   Various                   OK        Various         6.700%    $12,900,000.00    $12,900,000.00         119
 72   Tacoma                    WA          98402         5.950%    $11,700,000.00    $11,674,502.28         118
 74   The Woodlands             TX          77380         5.640%    $11,487,000.00    $11,487,000.00         118
 75   Pasadena                  TX          77505         5.700%    $11,300,000.00    $11,300,000.00         118
 76   Atlanta                   GA          30324         6.060%    $11,280,000.00    $11,280,000.00         116
 77   Houston                   TX          77074         5.760%    $11,175,000.00    $11,175,000.00         117
 78   Dallas                    TX          75243         6.020%    $11,170,000.00    $11,170,000.00          99
 79   Various                   IL        Various         6.750%    $11,000,000.00    $11,000,000.00         117
 80   Harrisburg                PA          17101         6.060%    $10,200,000.00    $10,169,055.66         118
 81   Charlotte                 NC          28205         6.100%     $9,900,000.00     $9,900,000.00         119
 82   Glendale                  AZ          85306         5.650%     $9,763,500.00     $9,763,500.00         118
 83   Charlotte                 NC          28273         5.655%     $9,720,000.00     $9,720,000.00         118
 84   Fort Worth                TX          76106         5.820%     $9,575,000.00     $9,545,288.25         119
 86   Greenville                SC          29601         6.170%     $9,300,000.00     $9,280,448.35         115
 88   Norwell                   MA          02061         6.050%     $8,650,000.00     $8,650,000.00         117
 89   Sterling                  VA          20166         5.550%     $8,500,000.00     $8,500,000.00         120
 91   Layton                    UT          84041         5.880%     $8,315,000.00     $8,296,670.48         118
 92   Mooresville               NC          28117         5.930%     $8,300,000.00     $8,274,370.08         118
 93   Augusta                   GA          30909         6.420%     $4,460,000.00     $4,435,925.42         114
 94   Albany                    GA          31701         6.420%     $3,200,000.00     $3,182,726.76         114
 95   Tifton                    GA          31794         6.420%       $620,000.00       $616,653.30         114
 96   Richmond                  VA          23233         5.650%     $8,200,000.00     $8,200,000.00         118
 98   Springfield               IL          62704         6.000%     $8,000,000.00     $7,976,011.57         117
 99   Ball Ground               GA          30107         6.150%     $8,000,000.00     $7,968,832.56          80
100   Fountain Valley           CA          92708         5.870%     $7,908,000.00     $7,908,000.00         119
102   Waco                      TX          76712         5.900%     $7,700,000.00     $7,676,125.56         118
106   Birmingham                AL          35209         5.650%     $7,400,000.00     $7,400,000.00         117
108   Ridgeland                 MS          39157         5.580%     $7,150,000.00     $7,150,000.00         119
109   Okemos                    MI          48864         5.850%     $6,975,000.00     $6,975,000.00         118
110   Kennesaw                  GA          30144         5.960%     $7,000,000.00     $6,965,741.68         115
111   Federal Way               WA          98003         6.620%     $7,000,000.00     $6,954,962.35         115
113   Huxley                    IA          50124         6.010%     $6,800,000.00     $6,800,000.00         116
116   Mobile                    AL          36608         5.990%     $6,500,000.00     $6,500,000.00          54
117   Schaumburg                IL          60173         5.810%     $6,400,000.00     $6,400,000.00         108
118   Plano                     TX          75074         5.970%     $6,250,000.00     $6,250,000.00          56
119   Lynnwood                  WA          98036         6.040%     $6,200,000.00     $6,200,000.00         116
120   Orlando                   FL          32809         5.850%     $6,120,000.00     $6,120,000.00         115
121   San Ysidro                CA          92173         5.550%     $6,100,000.00     $6,100,000.00         117
123   San Marcos                CA          92069         5.800%     $6,050,000.00     $6,050,000.00         118
124   Decatur                   GA          30033         6.500%     $5,925,000.00     $5,889,107.39         113
125   Seattle                   WA          98125         5.580%     $5,750,000.00     $5,750,000.00         118
127   Geneseo                   NY          14454         6.850%     $5,750,000.00     $5,734,336.34         118
128   Mechanicsburg             PA          17055         5.580%     $5,720,000.00     $5,706,756.04         119
129   Dallas                    TX          75243         6.413%     $5,565,125.00     $5,565,125.00         115
132   Bessemer                  AL          35022         6.300%     $5,200,000.00     $5,164,750.34         115
133   Chicago                   IL          60624         6.320%     $5,100,000.00     $5,100,000.00         114
134   Spring                    TX          77373         5.790%     $5,100,000.00     $5,100,000.00         118
135   Decatur                   GA          30030         5.900%     $5,100,000.00     $5,100,000.00         118
138   Janesville                WI          53546         6.250%     $5,000,000.00     $4,972,031.86         116
139   Huntsville                AL          35806         5.780%     $4,920,000.00     $4,920,000.00         118
140   Indianapolis              IN          46268         5.880%     $4,900,000.00     $4,900,000.00         119
142   Tampa                     FL          33618         5.820%     $4,629,000.00     $4,629,000.00         119
143   Southfield                MI          48034         6.070%     $4,600,000.00     $4,600,000.00         116
145   Santa Monica              CA          90403         5.630%     $4,535,000.00     $4,535,000.00         118
146   Woodbury                  MN          55125         5.760%     $4,425,000.00     $4,425,000.00         117
147   Lake Wales                FL          33859         6.020%     $4,400,000.00     $4,390,520.24         118
148   San Diego                 CA          92121         5.620%     $4,350,000.00     $4,350,000.00         119
149   Oak Ridge                 TN          37830         5.934%     $4,320,000.00     $4,320,000.00         117
150   Northfield                NJ          08225         5.990%     $4,300,000.00     $4,290,690.15         118
151   Cleveland                 OH          44109         5.850%     $4,200,000.00     $4,200,000.00         117
152   Plantation                FL          33313         6.030%     $4,200,000.00     $4,200,000.00         119
154   Bakersfield               CA          93304         6.020%     $4,200,000.00     $4,190,951.15         118
156   Maumee                    OH          43537         6.090%     $4,160,000.00     $4,147,738.81         117
157   Kent                      OH          44240         6.000%     $4,050,000.00     $4,050,000.00         113
158   Orlando                   FL          32835         5.910%     $4,041,000.00     $4,041,000.00         115
159   Westminster               CO          80031         5.750%     $4,000,000.00     $4,000,000.00         118
160   Patterson                 CA          95363         6.293%     $4,000,000.00     $3,994,837.31         119
161   Florence                  SC          29501         6.200%     $4,000,000.00     $3,991,631.77         117
162   Naples                    FL          34112         5.800%     $4,000,000.00     $3,991,066.23         119
163   Sebastian                 FL          32958         6.050%     $4,000,000.00     $3,987,848.42         118
165   White House               TN          37188         5.800%     $4,000,000.00     $3,987,540.61         117
166   Lancaster                 CA          93535         5.990%     $3,950,000.00     $3,950,000.00         117
169   East Providence           RI          02915         5.920%     $3,700,000.00     $3,691,896.96         118
170   Puyallup                  WA          98372         5.900%     $3,600,000.00     $3,600,000.00         119
171   Normal                    IL          61761         5.770%     $1,529,000.00     $1,529,000.00         117
172   Normal                    IL          61761         5.770%     $2,056,900.00     $2,056,900.00         117
173   Cincinnati                OH          45237         5.780%     $3,500,000.00     $3,500,000.00         119
174   Tampa                     FL          33618         5.960%     $3,500,000.00     $3,492,384.95         118
177   Bakersfield               CA          93307         6.265%     $3,338,000.00     $3,331,090.38         118
178   San Dimas                 CA          91773         5.870%     $3,300,000.00     $3,300,000.00         118
179   Durham                    NC          27713         5.630%     $3,250,000.00     $3,250,000.00         118
180   Brooklyn                  NY          11232         6.650%     $3,250,000.00     $3,243,681.11         118
181   Raleigh                   NC          27615         5.870%     $3,200,000.00     $3,200,000.00         119
182   Richmond                  VA          23229         6.180%     $3,200,000.00     $3,200,000.00         113
184   Encino                    CA          91316         5.880%     $3,125,000.00     $3,118,111.28         118
185   Reno                      NV          89523         5.680%     $3,100,000.00     $3,100,000.00         119
186   Lakewood                  CA          90712         6.165%     $3,100,000.00     $3,087,957.22         115
187   McMinnville               OR          97128         6.050%     $3,050,000.00     $3,040,941.36         117
189   East Hempfield Township   PA          17603         5.950%     $3,000,000.00     $2,993,462.13         118
190   Madison                   AL          35758         5.790%     $3,000,000.00     $2,990,637.73         117
191   Wilkesboro                NC          28697         5.730%     $3,000,000.00     $2,978,367.21         118
193   Houston                   TX          77024         5.950%     $2,900,000.00     $2,891,220.87         117
194   Wake Forest               NC          27587         5.750%     $2,800,000.00     $2,796,182.18         119
195   Venice                    CA          90291         5.850%     $2,700,000.00     $2,700,000.00         117
196   Palm Harbor               FL          34684         5.830%     $2,700,000.00     $2,700,000.00         118
197   Charlotte                 NC          28273         5.950%     $2,700,000.00     $2,696,393.83         119
198   Bloomington               IN          47401         5.630%     $2,700,000.00     $2,691,315.21         117
199   Trinity                   FL          34655         6.020%     $2,650,000.00     $2,650,000.00         119
201   Troy                      AL          36081         5.870%     $2,550,000.00     $2,542,061.19         119
202   Cary                      NC          27560         5.790%     $2,500,000.00     $2,500,000.00         119
203   Summerfield               NC          27358         5.850%     $2,500,000.00     $2,500,000.00         118
205   Birmingham                AL          35233         6.250%     $2,480,000.00     $2,468,558.52         115
208   New Port Richey           FL          34652         5.720%     $2,440,000.00     $2,434,478.55         119
210   Phoenix                   AZ          85027         5.670%     $2,400,000.00     $2,392,338.21         117
211   Rocky Hill                CT          06067         5.870%     $2,320,000.00     $2,314,877.44         118
213   Phoenix                   AZ          85053         6.024%     $2,200,000.00     $2,193,292.93         119
214   Richmond                  TX          77469         6.400%     $2,200,000.00     $2,191,830.84          57
215   Union City                TN          38261         6.000%     $2,100,000.00     $2,097,209.44         119
216   Longwood                  FL          32779         5.950%     $2,100,000.00     $2,095,423.50         118
217   El Paso                   TX          79912         5.790%     $2,000,000.00     $2,000,000.00         118
218   Alpharetta                GA          30004         5.880%     $2,000,000.00     $2,000,000.00         118
219   Greenville                SC          29617         5.900%     $2,000,000.00     $1,997,315.05         119
220   St. George                UT          84770         6.670%     $1,934,000.00     $1,922,703.94         113
221   Little Rock               AR          72209         5.830%     $1,920,000.00     $1,915,732.78         118
222   Atlanta                   GA          30328         6.160%     $1,900,000.00     $1,892,611.87         116
223   Orangeburg                SC          29118         6.330%     $1,880,000.00     $1,880,000.00         116
224   Long Beach                CA          90813         5.960%     $1,825,000.00     $1,821,029.29         118
225   Pacific Palisades         CA          90272         5.790%     $1,825,000.00     $1,820,917.30         118
226   Plano                     TX          75075         5.700%     $1,742,000.00     $1,742,000.00         119
227   Aurora                    CO          80016         5.880%     $1,700,000.00     $1,694,784.57         117
228   Spokane                   WA          99216         5.880%     $1,615,000.00     $1,615,000.00         118
229   Austin                    TX          78704         6.400%     $1,600,000.00     $1,590,099.00         113
231   North Richland Hills      TX          76180         5.815%     $1,550,000.00     $1,546,546.66         119
232   Baltimore                 MD          21224         6.110%     $1,500,000.00     $1,493,587.90         117
233   Avon                      IN          46123         6.050%     $1,472,000.00     $1,472,000.00         118
236   Tuscaloosa                AL          35405         6.250%     $1,400,000.00     $1,395,998.46         117
237   Meridian                  MS          39301         5.890%     $1,395,000.00     $1,395,000.00         117
238   Irving                    TX          75061         6.180%     $1,400,000.00     $1,394,576.94         116
239   Omaha                     NE          68127         6.500%     $1,300,000.00     $1,300,000.00         113
240   Carmel                    IN          46032         6.010%     $1,295,000.00     $1,291,044.44         118
241   Acworth                   GA          30102         5.840%     $1,270,000.00     $1,266,074.07         117
242   Long Island City          NY          11101         6.520%     $1,225,000.00     $1,222,567.44         118
243   Houston                   TX          77089         6.450%     $1,220,000.00     $1,215,513.33          56
244   Rocky Hill                CT          06067         5.970%     $1,180,000.00     $1,177,436.84         118
245   League City               TX          77573         5.770%     $1,150,000.00     $1,150,000.00         118
246   Wheeling                  WV          26003         6.330%     $1,117,000.00     $1,117,000.00         115
248   Newman                    CA          95360         5.800%     $1,050,000.00     $1,048,575.76         119
249   Las Vegas                 NV          89135         6.080%     $1,000,000.00       $997,046.94         118
250   Cedar Park                TX          78613         6.000%     $1,000,000.00       $995,990.91         116
251   Irmo                      SC          29063         6.390%       $600,000.00       $599,232.89         119

                                Original
      Maturity                  Amort.          Remaining       Monthly         Units/
  #   Date         ARD Date     Term            Amortization    Payment ($)     Rooms     Square Ft.
---   ----------   ----------   -------------   -------------   -------------   -------   ----------
  1   1/11/2014    N/A          Interest Only   Interest Only   $1,088,616.72     1,959        2,005
  2   11/11/2011   N/A          Interest Only   Interest Only     $926,399.69   Various      Various
  3   1/11/2017    N/A          Interest Only   Interest Only     $300,927.90     2,001          N/A
  4   1/11/2017    N/A          Interest Only   Interest Only     $181,483.53     2,000          N/A
  5   1/11/2017    N/A          Interest Only   Interest Only     $172,464.95     2,001          N/A
  6   1/11/2017    N/A          Interest Only   Interest Only     $125,142.15     2,001          N/A
  7   10/11/2016   N/A          Interest Only   Interest Only     $794,635.42     2,000          N/A
  8   11/11/2016   N/A          Interest Only   Interest Only     $529,740.47   Various      Various
 10   2/11/2017    N/A          Interest Only   Interest Only     $456,025.01     1,983        2,006
 12   1/11/2017    N/A          Interest Only   Interest Only     $378,079.17   Various          N/A
 13   7/11/2011    N/A          Interest Only   Interest Only     $341,509.04     1,980        2,005
 14   12/11/2016   N/A                    360             360     $322,714.17     2,006          N/A
 15   12/11/2016   N/A          Interest Only   Interest Only     $231,270.25     2,006          N/A
 17   2/11/2017    N/A          Interest Only   Interest Only     $188,545.31     1,970        2,006
 18   2/11/2017    N/A          Interest Only   Interest Only     $187,187.55   Various        2,001
 20   1/11/2017    N/A          Interest Only   Interest Only     $172,006.25     1,996          N/A
 21   11/11/2016   N/A                    360             360     $211,872.15     1,913        2,005
 23   1/11/2017    N/A          Interest Only   Interest Only     $158,627.99     1,998        2,006
 24   2/11/2017    N/A                    360             360     $185,150.21     1,984        2,006
 26   12/11/2016   N/A          Interest Only   Interest Only     $143,413.40     2,001          N/A
 28   1/11/2017    N/A                    252             250     $204,261.96     1,997          N/A
 29   12/11/2016   N/A                    360             360      $96,331.96     2,000          N/A
 30   12/11/2016   N/A                    360             360      $74,598.53     2,000          N/A
 31   2/11/2017    N/A                    360             360     $163,934.96     1,984        2,002
 33   1/11/2017    N/A                    360             360     $155,512.47     1,966        2,006
 36   1/11/2012    N/A          Interest Only   Interest Only     $130,857.57     1,988        2,000
 37   1/11/2017    N/A                    360             360     $139,344.72   Various          N/A
 38   1/11/2017    N/A          Interest Only   Interest Only     $108,160.96     2,006          N/A
 44   1/11/2017    N/A          Interest Only   Interest Only      $93,074.49     1,987        2,005
 45   11/11/2016   N/A                    300             296     $125,689.75     1,974        1,997
 47   1/11/2017    N/A                    360             360      $95,609.29     1,966        2,003
 50   12/11/2016   N/A                    360             360      $84,276.43     1,961        2,005
 51   12/11/2016   N/A          Interest Only   Interest Only      $72,771.88     1,969        2,001
 52   1/11/2017    N/A          Interest Only   Interest Only      $68,611.38     1,990        2,005
 54   1/11/2017    N/A          Interest Only   Interest Only      $65,935.73     1,987        2,005
 57   12/11/2016   N/A                    360             360      $76,990.66     1,960        2,005
 58   9/11/2016    N/A                    300             294      $92,986.11     1,984        2,004
 59   1/11/2017    N/A          Interest Only   Interest Only      $64,024.55     1,988        2,006
 61   7/11/2016    N/A                    360             352      $84,256.97     1,968        1,996
 63   2/11/2017    N/A                    360             360      $83,240.86   Various          N/A
 72   1/11/2017    N/A                    360             358      $69,771.75     2,006          N/A
 74   1/11/2017    N/A                    360             360      $66,234.48     1,994          N/A
 75   1/11/2017    N/A                    360             360      $65,585.25     1,979          N/A
 76   11/11/2016   N/A                    360             360      $68,065.04   Various          N/A
 77   12/11/2016   N/A                    360             360      $65,285.27     1,971          N/A
 78   6/11/2015    N/A                    360             360      $67,113.49     1,979        2,004
 79   12/11/2016   N/A                    360             360      $71,345.79   Various          N/A
 80   1/11/2017    N/A                    300             298      $66,093.35     1,964        2,001
 81   2/11/2017    N/A                    360             360      $59,993.48     1,961        2,006
 82   1/11/2017    N/A          Interest Only   Interest Only      $46,608.28     1,999          N/A
 83   1/11/2017    N/A          Interest Only   Interest Only      $46,441.69     1,988        2,006
 84   2/11/2017    N/A                    360             357      $56,303.61     1,985        2,006
 86   10/11/2016   N/A                    360             358      $56,778.69     2,006          N/A
 88   12/11/2016   N/A                    360             360      $52,139.51     1,985        1,997
 89   3/11/2017    N/A                    360             360      $48,529.05     2,001          N/A
 91   1/11/2017    N/A                    360             358      $49,212.94     2,004          N/A
 92   1/11/2017    N/A                    300             298      $53,122.42     2,006          N/A
 93   9/11/2016    N/A                    360             354      $27,955.99     1,987        1,997
 94   9/11/2016    N/A                    360             354      $20,058.11     1,968        2,004
 95   9/11/2016    N/A                    360             354       $3,886.26     1,980          N/A
 96   1/11/2017    N/A                    360             360      $47,333.33     2,006          N/A
 98   12/11/2016   N/A                    360             357      $47,964.04     1,962        2,002
 99   11/11/2013   N/A                    360             356      $48,738.25     1,993        1,998
100   2/11/2017    N/A                    360             360      $46,753.54     1,980        2,005
102   1/11/2017    N/A                    300             298      $49,141.59     2,003          N/A
106   12/11/2016   N/A                    360             360      $42,715.45     1,973        1,993
108   2/11/2017    N/A                    360             360      $40,956.52     1,986        2,003
109   1/11/2017    N/A                    360             360      $41,148.38     1,999        2,005
110   10/11/2016   N/A                    360             355      $41,788.69     1,989        2,004
111   10/11/2016   N/A                    300             295      $47,790.73     1,997        2,004
113   11/11/2016   N/A                    360             360      $40,813.16     1,975          N/A
116   9/11/2011    N/A                    360             360      $38,929.00     1,973        2,003
117   3/11/2016    N/A                    360             360      $37,592.96     1,975        2,002
118   11/11/2011   N/A          Interest Only   Interest Only      $31,525.61     1,966        2,004
119   11/11/2016   N/A                    360             360      $37,331.73     1,975        2,003
120   10/11/2016   N/A                    360             360      $36,104.39     1,988          N/A
121   12/11/2016   N/A          Interest Only   Interest Only      $28,604.34     1,953        1,996
123   1/11/2017    N/A                    360             360      $35,498.56     2,004          N/A
124   8/11/2016    N/A                    360             353      $37,450.03     1,978        2,005
125   1/11/2017    N/A          Interest Only   Interest Only      $27,108.85     1,960        1,998
127   1/11/2017    N/A                    300             298      $40,091.25     2,001          N/A
128   2/11/2017    N/A                    360             358      $32,765.22     2,000          N/A
129   10/11/2016   N/A                    360             360      $34,857.57     1,978        1,996
132   10/11/2016   N/A                    300             295      $34,463.70     2,002          N/A
133   9/11/2016    N/A                    360             360      $31,634.13     1,951        2,004
134   1/11/2017    N/A                    360             360      $29,891.93     1,986          N/A
135   1/11/2037    1/11/2017              360             360      $30,249.96     2,006          N/A
138   11/11/2016   N/A                    300             296      $32,983.47     1,992        2,004
139   1/11/2017    N/A                    360             360      $28,805.62     2,005          N/A
140   2/11/2017    N/A                    360             360      $29,001.01     1,992        2,004
142   2/11/2017    N/A                    360             360      $27,219.78     1,984        2,005
143   11/11/2016   N/A                    360             360      $27,786.68     1,979        2,006
145   1/11/2017    N/A          Interest Only   Interest Only      $21,572.22     1,961        2,003
146   12/11/2016   N/A                    360             360      $25,851.22     2,001          N/A
147   1/11/2017    N/A                    360             358      $26,436.83     1,992        2,005
148   2/11/2017    N/A                    360             360      $25,027.32     1,991          N/A
149   12/11/2016   N/A                    360             360      $25,717.56     1,962        2,005
150   1/11/2017    N/A                    360             358      $25,753.03     1,980        1,999
151   12/11/2036   12/11/2016             360             360      $24,777.52     1,963        1,998
152   2/11/2017    N/A                    360             360      $25,262.19     1,973          N/A
154   1/11/2017    N/A                    360             358      $25,235.15     1,967        2,006
156   12/11/2016   N/A                    360             357      $25,182.52     1,971        2,005
157   8/11/2016    N/A                    360             360      $24,281.80     1,965        2,006
158   10/11/2016   N/A                    360             360      $23,994.51     1,990        2,002
159   1/11/2017    N/A                    360             360      $23,342.91     1,989        2,005
160   2/11/2017    N/A                    360             359      $24,739.36     2,000          N/A
161   12/11/2016   N/A                    360             358      $24,498.76     1,973        2,006
162   2/11/2037    2/11/2017              360             358      $23,470.12     2,004          N/A
163   1/11/2017    N/A                    300             298      $25,894.45     2,005          N/A
165   12/11/2016   N/A                    360             357      $23,470.12     2,003          N/A
166   12/11/2016   N/A                    360             360      $23,656.86     2,005          N/A
169   1/11/2017    N/A                    360             358      $21,993.42     1,984        2,001
170   2/11/2017    N/A                    360             360      $21,352.91     2,006          N/A
171   12/11/2016   N/A                    360             360       $8,942.26     1,987        2,006
172   12/11/2016   N/A                    360             360      $12,029.66     2,004          N/A
173   2/11/2017    N/A                    360             360      $20,491.80     1,966        2,006
174   1/11/2017    N/A                    360             358      $20,894.34     1,980        2,006
177   1/11/2017    N/A                    360             358      $20,585.22     2,006          N/A
178   1/11/2017    N/A                    360             360      $19,510.20     1,988        2,002
179   1/11/2017    N/A                    360             360      $18,719.09     2,002          N/A
180   1/11/2017    N/A                    360             358      $20,863.86     2,003          N/A
181   2/11/2017    N/A                    360             360      $18,918.98     1,997          N/A
182   8/11/2016    N/A                    360             360      $19,557.50     1,979        2,005
184   1/11/2017    N/A                    360             358      $18,495.54     2,004          N/A
185   2/11/2017    N/A                    360             360      $17,953.14     2,005          N/A
186   10/11/2016   N/A                    360             356      $18,916.19     2,006          N/A
187   12/11/2016   N/A                    360             357      $18,384.45     1,977        1,989
189   1/11/2017    N/A                    360             358      $17,890.19     2,003          N/A
190   12/11/2016   N/A                    360             357      $17,583.49     2,001          N/A
191   1/11/2017    N/A                    180             178      $24,880.19     1,999          N/A
193   12/11/2016   N/A                    360             357      $17,293.85     1,954        2,004
194   2/11/2017    N/A                    360             359      $16,340.04     2,005          N/A
195   12/11/2016   N/A                    360             360      $15,928.41     1,905        2,006
196   1/11/2017    N/A                    360             360      $15,893.95     1,988        2,005
197   2/11/2017    N/A                    360             359      $16,101.17     2,004          N/A
198   12/11/2016   N/A                    360             357      $15,551.25     1,998          N/A
199   2/11/2017    N/A                    360             360      $15,922.18     2,006          N/A
201   2/11/2017    N/A                    300             298      $16,227.64     1,991        2,006
202   2/11/2017    N/A                    360             360      $14,652.91     1,992        2,001
203   1/11/2017    N/A                    360             360      $14,748.52     2,005          N/A
205   10/11/2016   N/A                    360             355      $15,269.79     1,958        2,003
208   2/11/2017    N/A                    360             358      $14,192.71     1,998          N/A
210   12/11/2016   N/A                    360             357      $13,884.02     2,006          N/A
211   1/11/2017    N/A                    360             358      $13,716.26     1,969        1,996
213   2/11/2017    N/A                    300             298      $14,206.92     1,998          N/A
214   12/11/2011   N/A                    360             356      $13,761.13     1,974        2,006
215   2/11/2017    N/A                    360             359      $12,590.56     2,003          N/A
216   1/11/2017    N/A                    360             358      $12,523.13     1,988        2,004
217   1/11/2017    N/A          Interest Only   Interest Only       $9,784.03     1,991        2,006
218   1/11/2017    N/A                    360             360      $11,837.15     2,001          N/A
219   2/11/2017    N/A                    360             359      $11,862.73     1,981          N/A
220   8/11/2016    N/A                    360             353      $12,441.21     1,985        2,005
221   1/11/2017    N/A                    360             358      $11,302.37     1,984        2,001
222   11/11/2016   N/A                    360             356      $11,587.64     2,000          N/A
223   11/11/2016   N/A                    360             360      $11,673.48     2,005          N/A
224   1/11/2017    N/A                    360             358      $10,894.91     1,989          N/A
225   1/11/2017    N/A                    360             358      $10,696.62     1,952        1,960
226   2/11/2017    N/A                    360             360      $10,110.58     2,004          N/A
227   12/11/2016   N/A                    360             357      $10,061.58     2,006          N/A
228   1/11/2017    N/A                    360             360       $9,558.50     2,006          N/A
229   8/11/2016    N/A                    360             353      $10,008.09     1,984        2,006
231   2/11/2017    N/A                    360             358       $9,109.48     1,986          N/A
232   12/11/2016   N/A                    300             297       $9,765.63     1,985        1,993
233   1/11/2017    N/A                    360             360       $8,872.76     2,005          N/A
236   12/11/2016   N/A                    360             357       $8,620.04     2,002        2,004
237   12/11/2016   N/A                    360             360       $8,265.33     2,005          N/A
238   11/11/2016   N/A                    360             356       $8,556.40     1,962        1,998
239   8/11/2016    N/A                    360             360       $8,216.88     1,971          N/A
240   1/11/2017    N/A                    300             298       $8,351.62     2,001          N/A
241   12/11/2016   N/A                    360             357       $7,484.14     1,986          N/A
242   1/11/2017    N/A                    360             358       $7,758.95     1,931        2,000
243   11/11/2011   N/A                    360             356       $7,671.16     1,974        2,003
244   1/11/2017    N/A                    360             358       $7,051.95     1,940        2,005
245   1/11/2017    N/A                    360             360       $6,725.71     1,996          N/A
246   10/11/2016   N/A                    360             360       $6,935.78     1,991          N/A
248   2/11/2017    N/A                    360             359       $6,160.91     2,005          N/A
249   1/11/2017    N/A                    360             357       $6,047.04     2,006          N/A
250   11/11/2016   N/A                    360             356       $5,995.51     2,005          N/A
251   2/11/2017    N/A                    360             359       $3,749.11     1,975          N/A

      30/360 / Actual/360   Master Servicing Fee
      Interest              Rate (inclusive of Primary                                  Payment   ARD Loan
  #   Calculation           Servicing Fee Rate)           Primary Servicing Fee Rate    Date      (Yes/No)
---   -------------------   --------------------------    --------------------------    -------   --------
  1   Actual/360                               0.02000%                      0.01000%        11   No
  2   Actual/360                               0.02000%                      0.01000%        11   No
  3   Actual/360                               0.03250%                      0.02250%        11   No
  4   Actual/360                               0.03250%                      0.02250%        11   No
  5   Actual/360                               0.03250%                      0.02250%        11   No
  6   Actual/360                               0.03250%                      0.02250%        11   No
  7   Actual/360                               0.02000%                      0.01000%        11   No
  8   Actual/360                               0.02000%                      0.01000%        11   No
 10   Actual/360                               0.02000%                      0.01000%        11   No
 12   Actual/360                               0.02000%                      0.01000%        11   No
 13   Actual/360                               0.02000%                      0.01000%        11   No
 14   Actual/360                               0.02000%                      0.01000%        11   No
 15   Actual/360                               0.02000%                      0.01000%        11   No
 17   Actual/360                               0.01000%                      0.00000%        11   No
 18   Actual/360                               0.02000%                      0.01000%        11   No
 20   Actual/360                               0.02000%                      0.01000%        11   No
 21   Actual/360                               0.02000%                      0.01000%        11   No
 23   Actual/360                               0.02000%                      0.01000%        11   No
 24   Actual/360                               0.03250%                      0.02250%        11   No
 26   Actual/360                               0.02000%                      0.01000%        11   No
 28   Actual/360                               0.02000%                      0.01000%        11   No
 29   Actual/360                               0.02000%                      0.01000%        11   No
 30   Actual/360                               0.02000%                      0.01000%        11   No
 31   Actual/360                               0.02000%                      0.01000%        11   No
 33   Actual/360                               0.02000%                      0.01000%        11   No
 36   Actual/360                               0.02000%                      0.01000%        11   No
 37   Actual/360                               0.01000%                      0.00000%        11   No
 38   Actual/360                               0.02000%                      0.01000%        11   No
 44   Actual/360                               0.02000%                      0.01000%        11   No
 45   Actual/360                               0.02000%                      0.01000%        11   No
 47   Actual/360                               0.03250%                      0.02250%        11   No
 50   Actual/360                               0.02000%                      0.01000%        11   No
 51   Actual/360                               0.02000%                      0.01000%        11   No
 52   Actual/360                               0.02000%                      0.01000%        11   No
 54   Actual/360                               0.02000%                      0.01000%        11   No
 57   Actual/360                               0.02000%                      0.01000%        11   No
 58   Actual/360                               0.02000%                      0.01000%        11   No
 59   Actual/360                               0.02000%                      0.01000%        11   No
 61   Actual/360                               0.02000%                      0.01000%        11   No
 63   Actual/360                               0.02000%                      0.01000%        11   No
 72   Actual/360                               0.02000%                      0.01000%        11   No
 74   Actual/360                               0.03250%                      0.02250%        11   No
 75   Actual/360                               0.03250%                      0.02250%        11   No
 76   Actual/360                               0.01000%                      0.00000%        11   No
 77   Actual/360                               0.02000%                      0.01000%        11   No
 78   Actual/360                               0.02000%                      0.01000%        11   No
 79   Actual/360                               0.02000%                      0.01000%        11   No
 80   Actual/360                               0.02000%                      0.01000%        11   No
 81   Actual/360                               0.02000%                      0.01000%        11   No
 82   Actual/360                               0.02000%                      0.01000%        11   No
 83   Actual/360                               0.02000%                      0.01000%        11   No
 84   Actual/360                               0.02000%                      0.01000%        11   No
 86   Actual/360                               0.03250%                      0.02250%        11   No
 88   Actual/360                               0.02000%                      0.01000%        11   No
 89   Actual/360                               0.02000%                      0.01000%        11   No
 91   Actual/360                               0.02000%                      0.01000%        11   No
 92   Actual/360                               0.02000%                      0.01000%        11   No
 93   Actual/360                               0.02000%                      0.01000%        11   No
 94   Actual/360                               0.02000%                      0.01000%        11   No
 95   Actual/360                               0.02000%                      0.01000%        11   No
 96   Actual/360                               0.02000%                      0.01000%        11   No
 98   Actual/360                               0.01000%                      0.00000%        11   No
 99   Actual/360                               0.02000%                      0.01000%        11   No
100   Actual/360                               0.02000%                      0.01000%        11   No
102   Actual/360                               0.02000%                      0.01000%        11   No
106   Actual/360                               0.02000%                      0.01000%        11   No
108   Actual/360                               0.02000%                      0.01000%        11   No
109   Actual/360                               0.02000%                      0.01000%        11   No
110   Actual/360                               0.02000%                      0.01000%        11   No
111   Actual/360                               0.02000%                      0.01000%        11   No
113   Actual/360                               0.02000%                      0.01000%        11   No
116   Actual/360                               0.02000%                      0.01000%        11   No
117   Actual/360                               0.01000%                      0.00000%        11   No
118   Actual/360                               0.02000%                      0.01000%        11   No
119   Actual/360                               0.02000%                      0.01000%        11   No
120   Actual/360                               0.02000%                      0.01000%        11   No
121   Actual/360                               0.02000%                      0.01000%        11   No
123   Actual/360                               0.02000%                      0.01000%        11   No
124   Actual/360                               0.02000%                      0.01000%        11   No
125   Actual/360                               0.02000%                      0.01000%        11   No
127   Actual/360                               0.02000%                      0.01000%        11   No
128   Actual/360                               0.02000%                      0.01000%        11   No
129   Actual/360                               0.02000%                      0.01000%        11   No
132   Actual/360                               0.02000%                      0.01000%        11   No
133   Actual/360                               0.01000%                      0.00000%        11   No
134   Actual/360                               0.02000%                      0.01000%        11   No
135   Actual/360                               0.03250%                      0.02250%        11   Yes
138   Actual/360                               0.02000%                      0.01000%        11   No
139   Actual/360                               0.02000%                      0.01000%        11   No
140   Actual/360                               0.02000%                      0.01000%        11   No
142   Actual/360                               0.02000%                      0.01000%        11   No
143   Actual/360                               0.02000%                      0.01000%        11   No
145   Actual/360                               0.02000%                      0.01000%        11   No
146   Actual/360                               0.02000%                      0.01000%        11   No
147   Actual/360                               0.02000%                      0.01000%        11   No
148   Actual/360                               0.02000%                      0.01000%        11   No
149   Actual/360                               0.02000%                      0.01000%        11   No
150   Actual/360                               0.02000%                      0.01000%        11   No
151   Actual/360                               0.02000%                      0.01000%        11   Yes
152   Actual/360                               0.02000%                      0.01000%        11   No
154   Actual/360                               0.02000%                      0.01000%        11   No
156   Actual/360                               0.02000%                      0.01000%        11   No
157   Actual/360                               0.02000%                      0.01000%        11   No
158   Actual/360                               0.02000%                      0.01000%        11   No
159   Actual/360                               0.02000%                      0.01000%        11   No
160   Actual/360                               0.02000%                      0.01000%        11   No
161   Actual/360                               0.01000%                      0.00000%        11   No
162   Actual/360                               0.02000%                      0.01000%        11   Yes
163   Actual/360                               0.02000%                      0.01000%        11   No
165   Actual/360                               0.02000%                      0.01000%        11   No
166   Actual/360                               0.02000%                      0.01000%        11   No
169   Actual/360                               0.02000%                      0.01000%        11   No
170   Actual/360                               0.02000%                      0.01000%        11   No
171   Actual/360                               0.01000%                      0.00000%        11   No
172   Actual/360                               0.01000%                      0.00000%        11   No
173   Actual/360                               0.03250%                      0.02250%        11   No
174   Actual/360                               0.02000%                      0.01000%        11   No
177   Actual/360                               0.02000%                      0.01000%        11   No
178   Actual/360                               0.02000%                      0.01000%        11   No
179   Actual/360                               0.02000%                      0.01000%        11   No
180   Actual/360                               0.02000%                      0.01000%        11   No
181   Actual/360                               0.02000%                      0.01000%        11   No
182   Actual/360                               0.02000%                      0.01000%        11   No
184   Actual/360                               0.02000%                      0.01000%        11   No
185   Actual/360                               0.02000%                      0.01000%        11   No
186   Actual/360                               0.02000%                      0.01000%        11   No
187   Actual/360                               0.02000%                      0.01000%        11   No
189   Actual/360                               0.02000%                      0.01000%        11   No
190   Actual/360                               0.02000%                      0.01000%        11   No
191   Actual/360                               0.02000%                      0.01000%        11   No
193   Actual/360                               0.02000%                      0.01000%        11   No
194   Actual/360                               0.01000%                      0.00000%        11   No
195   Actual/360                               0.02000%                      0.01000%        11   No
196   Actual/360                               0.02000%                      0.01000%        11   No
197   Actual/360                               0.01000%                      0.00000%        11   No
198   Actual/360                               0.02000%                      0.01000%        11   No
199   Actual/360                               0.02000%                      0.01000%        11   No
201   Actual/360                               0.02000%                      0.01000%        11   No
202   Actual/360                               0.02000%                      0.01000%        11   No
203   Actual/360                               0.02000%                      0.01000%        11   No
205   Actual/360                               0.02000%                      0.01000%        11   No
208   Actual/360                               0.02000%                      0.01000%        11   No
210   Actual/360                               0.01000%                      0.00000%        11   No
211   Actual/360                               0.02000%                      0.01000%        11   No
213   Actual/360                               0.02000%                      0.01000%        11   No
214   Actual/360                               0.02000%                      0.01000%        11   No
215   Actual/360                               0.02000%                      0.01000%        11   No
216   Actual/360                               0.02000%                      0.01000%        11   No
217   Actual/360                               0.01000%                      0.00000%        11   No
218   Actual/360                               0.02000%                      0.01000%        11   No
219   Actual/360                               0.02000%                      0.01000%        11   No
220   Actual/360                               0.02000%                      0.01000%        11   No
221   Actual/360                               0.02000%                      0.01000%        11   No
222   Actual/360                               0.01000%                      0.00000%        11   No
223   Actual/360                               0.02000%                      0.01000%        11   No
224   Actual/360                               0.02000%                      0.01000%        11   No
225   Actual/360                               0.02000%                      0.01000%        11   No
226   Actual/360                               0.02000%                      0.01000%        11   No
227   Actual/360                               0.02000%                      0.01000%        11   No
228   Actual/360                               0.02000%                      0.01000%        11   No
229   Actual/360                               0.02000%                      0.01000%        11   No
231   Actual/360                               0.02000%                      0.01000%        11   No
232   Actual/360                               0.02000%                      0.01000%        11   No
233   Actual/360                               0.02000%                      0.01000%        11   No
236   Actual/360                               0.02000%                      0.01000%        11   No
237   Actual/360                               0.02000%                      0.01000%        11   No
238   Actual/360                               0.02000%                      0.01000%        11   No
239   Actual/360                               0.02000%                      0.01000%        11   No
240   Actual/360                               0.02000%                      0.01000%        11   No
241   Actual/360                               0.02000%                      0.01000%        11   No
242   Actual/360                               0.02000%                      0.01000%        11   No
243   Actual/360                               0.02000%                      0.01000%        11   No
244   Actual/360                               0.02000%                      0.01000%        11   No
245   Actual/360                               0.02000%                      0.01000%        11   No
246   Actual/360                               0.02000%                      0.01000%        11   No
248   Actual/360                               0.02000%                      0.01000%        11   No
249   Actual/360                               0.02000%                      0.01000%        11   No
250   Actual/360                               0.02000%                      0.01000%        11   No
251   Actual/360                               0.02000%                      0.01000%        11   No

                   Defeasance                     Earthquake
      Defeasance   String of Text If Applicable   Insurance          Environmental        Ground Lease
  #   (Yes/No)     (Not Yes or No)                (Yes / No / N/A)   Insurance (Yes/No)   (Yes/No)
---   ----------   ----------------------------   ----------------   ------------------   ------------
  1   Yes          Lock/26_Def/51_0.0%/7          N/A                No                   Yes
  2   Yes          Lock/28_Def/29_0.0%/3          N/A                No                   No
  3   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
  4   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
  5   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
  6   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
  7   Yes          Lock/28_Def/87_0.0%/4          N/A                No                   Yes
  8   Yes          Lock/28_Def/88_0.0%/4          N/A                No                   No
 10   No           N/A                            N/A                No                   No
 12   Yes          Lock/26_Def/90_0.0%/4          N/A                No                   No
 13   Yes          Lock/32_Def/24_0.0%/4          N/A                No                   No
 14   Yes          Lock/27_Def/88_0.0%/5          N/A                No                   No
 15   Yes          Lock/27_Def/89_0.0%/4          N/A                No                   No
 17   Yes          Lock/26_Def/92_0.0%/3          N/A                No                   No
 18   Yes          Lock/26_Def/91_0.0%/4          N/A                No                   No
 20   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 21   Yes          Lock/28_Def/88_0.0%/4          N/A                No                   Yes
 23   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 24   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
 26   Yes          Lock/27_Def/89_0.0%/4          N/A                No                   No
 28   Yes          Lock/26_Def/93_0.0%/1          N/A                No                   No
 29   Yes          Lock/27_Def/89_0.0%/4          N/A                No                   No
 30   Yes          Lock/27_Def/89_0.0%/4          N/A                No                   No
 31   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
 33   Yes          Lock/26_Def/90_0.0%/4          N/A                No                   No
 36   Yes          Lock/26_Def/30_0.0%/4          N/A                No                   No
 37   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
 38   Yes          Lock/26_Def/90_0.0%/4          N/A                No                   No
 44   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 45   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
 47   Yes          Lock/24_Def/91_0.0%/3          N/A                No                   No
 50   Yes          Lock/27_Def/89_0.0%/4          N/A                No                   No
 51   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
 52   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 54   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 57   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
 58   Yes          Lock/30_Def/83_0.0%/7          N/A                No                   No
 59   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 61   Yes          Lock/32_Def/84_0.0%/4          N/A                No                   No
 63   Yes          Lock/26_Def/88_0.0%/7          N/A                No                   No
 72   Yes          Lock/26_Def/90_0.0%/4          N/A                No                   No
 74   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
 75   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
 76   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
 77   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
 78   Yes          Lock/26_Def/72_0.0%/3          N/A                No                   No
 79   Yes          Lock/28_Def/86_0.0%/7          N/A                No                   No
 80   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
 81   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
 82   Yes          Lock/27_Def/91_0.0%/3          N/A                No                   No
 83   Yes          Lock/25_Def/91_0.0%/3          N/A                No                   No
 84   Yes          Lock/27_Def/92_0.0%/3          N/A                No                   No
 86   Yes          Lock/26_Def/88_0.0%/3          N/A                No                   No
 88   Yes          Lock/28_Def/89_0.0%/4          N/A                No                   No
 89   Yes          Lock/25_Def/89_0.0%/7          N/A                No                   No
 91   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
 92   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
 93   Yes          Lock/30_Def/84_0.0%/6          N/A                No                   No
 94   Yes          Lock/30_Def/84_0.0%/6          N/A                No                   No
 95   Yes          Lock/30_Def/84_0.0%/6          N/A                No                   No
 96   Yes          Lock/27_Def/91_0.0%/3          N/A                No                   No
 98   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
 99   Yes          Lock/28_Def/53_0.0%/3          N/A                No                   No
100   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
102   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
106   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
108   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
109   Yes          Lock/28_Def/91_0.0%/3          N/A                No                   No
110   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
111   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
113   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
116   Yes          Lock/30_Def/23_0.0%/7          N/A                No                   No
117   Yes          Lock/36_Def/81_0.0%/3          N/A                No                   No
118   Yes          Lock/28_Def/28_0.0%/4          N/A                No                   No
119   Yes          Lock/28_Def/88_0.0%/4          N/A                No                   No
120   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
121   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
123   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
124   Yes          Lock/31_Def/83_0.0%/6          N/A                No                   No
125   Yes          Lock/26_Def/90_0.0%/4          N/A                No                   No
127   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
128   Yes          Lock/26_Def/92_0.0%/3          N/A                No                   No
129   Yes          Lock/31_Def/88_0.0%/3          N/A                No                   No
132   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
133   Yes          Lock/30_Def/87_0.0%/3          N/A                No                   No
134   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
135   Yes          Lock/25_Def/88_0.0%/6          N/A                No                   No
138   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
139   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
140   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
142   Yes          Lock/26_Def/89_0.0%/6          N/A                No                   No
143   Yes          Lock/30_Def/86_0.0%/6          N/A                No                   No
145   No           N/A                            N/A                Yes                  No
146   Yes          Lock/28_Def/90_0.0%/3          N/A                No                   No
147   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
148   Yes          Lock/26_Def/89_0.0%/6          N/A                No                   No
149   Yes          Lock/28_Def/90_0.0%/3          N/A                No                   No
150   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
151   Yes          Lock/28_Def/90_0.0%/3          N/A                No                   No
152   No           N/A                            N/A                No                   No
154   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
156   Yes          Lock/27_Def/87_0.0%/6          N/A                No                   No
157   Yes          Lock/31_Def/83_0.0%/6          N/A                No                   No
158   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
159   No           N/A                            N/A                No                   No
160   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
161   Yes          Lock/26_Def/90_0.0%/3          N/A                No                   No
162   Yes          Lock/26_Def/89_0.0%/6          N/A                Yes                  No
163   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
165   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
166   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
169   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
170   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
171   Yes          Lock/28_Def/90_0.0%/3          N/A                No                   No
172   Yes          Lock/28_Def/90_0.0%/3          N/A                No                   No
173   No           N/A                            N/A                No                   No
174   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
177   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
178   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
179   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
180   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
181   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
182   Yes          Lock/32_Def/86_0.0%/3          N/A                No                   No
184   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
185   Yes          Lock/26_Def/92_0.0%/3          N/A                No                   No
186   Yes          Lock/28_Def/88_0.0%/3          N/A                No                   No
187   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   Yes
189   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
190   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
191   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
193   Yes          Lock/27_Def/87_0.0%/6          N/A                No                   No
194   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
195   Yes          Lock/27_Def/87_0.0%/6          N/A                Yes                  No
196   Yes          Lock/27_Def/91_0.0%/3          N/A                No                   No
197   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
198   Yes          Lock/27_Def/87_0.0%/6          N/A                Yes                  No
199   Yes          Lock/25_Def/89_0.0%/6          N/A                Yes                  No
201   Yes          Lock/26_Def/92_0.0%/3          N/A                No                   No
202   Yes          Lock/25_Def/92_0.0%/3          N/A                No                   No
203   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
205   Yes          Lock/29_Def/88_0.0%/3          N/A                No                   No
208   Yes          Lock/26_Def/89_0.0%/6          N/A                Yes                  No
210   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
211   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
213   Yes          Lock/26_Def/92_0.0%/3          N/A                No                   No
214   Yes          Lock/28_Def/30_0.0%/3          N/A                No                   No
215   Yes          Lock/25_Def/89_0.0%/6          N/A                Yes                  No
216   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
217   Yes          Lock/27_Def/91_0.0%/3          N/A                No                   No
218   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
219   Yes          Lock/25_Def/89_0.0%/6          N/A                Yes                  No
220   Yes          Lock/31_Def/83_0.0%/6          N/A                Yes                  No
221   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
222   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
223   Yes          Lock/27_Def/86_0.0%/6          N/A                Yes                  No
224   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
225   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
226   Yes          Lock/25_Def/89_0.0%/6          N/A                No                   No
227   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
228   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
229   Yes          Lock/31_Def/86_0.0%/3          N/A                No                   No
231   Yes          Lock/26_Def/89_0.0%/6          N/A                Yes                  No
232   Yes          Lock/27_Def/87_0.0%/6          N/A                Yes                  No
233   Yes          Lock/26_Def/91_0.0%/3          N/A                No                   No
236   Yes          Lock/27_Def/87_0.0%/6          N/A                Yes                  No
237   Yes          Lock/27_Def/90_0.0%/3          N/A                No                   No
238   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
239   Yes          Lock/31_Def/83_0.0%/6          N/A                No                   No
240   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  Yes
241   Yes          Lock/27_Def/87_0.0%/6          N/A                Yes                  No
242   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
243   Yes          Lock/28_Def/26_0.0%/6          N/A                Yes                  No
244   Yes          Lock/26_Def/88_0.0%/6          N/A                Yes                  No
245   Yes          Lock/26_Def/88_0.0%/6          N/A                No                   No
246   Yes          Lock/30_Def/85_0.0%/6          N/A                Yes                  No
248   Yes          Lock/25_Def/89_0.0%/6          N/A                Yes                  No
249   Yes          Lock/27_Def/91_0.0%/3          N/A                No                   No
250   Yes          Lock/28_Def/89_0.0%/3          N/A                No                   No
251   Yes          Lock/25_Def/89_0.0%/6          N/A                Yes                  No

  #   Letter of Credit Amount ($)
---   ---------------------------
  1                         $0.00
  2                         $0.00
  3                         $0.00
  4                         $0.00
  5                         $0.00
  6                         $0.00
  7                         $0.00
  8                         $0.00
 10                         $0.00
 12                $13,000,000.00
 13                         $0.00
 14                         $0.00
 15                         $0.00
 17                         $0.00
 18                         $0.00
 20                         $0.00
 21                         $0.00
 23                         $0.00
 24                         $0.00
 26                         $0.00
 28                         $0.00
 29                         $0.00
 30                         $0.00
 31                         $0.00
 33                         $0.00
 36                 $3,300,000.00
 37                         $0.00
 38                         $0.00
 44                         $0.00
 45                         $0.00
 47                         $0.00
 50                         $0.00
 51                         $0.00
 52                         $0.00
 54                         $0.00
 57                         $0.00
 58                         $0.00
 59                         $0.00
 61                         $0.00
 63                         $0.00
 72                         $0.00
 74                         $0.00
 75                         $0.00
 76                         $0.00
 77                         $0.00
 78                         $0.00
 79                         $0.00
 80                         $0.00
 81                         $0.00
 82                         $0.00
 83                         $0.00
 84                         $0.00
 86                         $0.00
 88                         $0.00
 89                         $0.00
 91                         $0.00
 92                   $240,000.00
 93                         $0.00
 94                         $0.00
 95                         $0.00
 96                         $0.00
 98                         $0.00
 99                         $0.00
100                         $0.00
102                         $0.00
106                         $0.00
108                         $0.00
109                         $0.00
110                         $0.00
111                         $0.00
113                         $0.00
116                         $0.00
117                         $0.00
118                         $0.00
119                         $0.00
120                         $0.00
121                         $0.00
123                         $0.00
124                         $0.00
125                         $0.00
127                         $0.00
128                         $0.00
129                         $0.00
132                         $0.00
133                         $0.00
134                   $361,000.00
135                         $0.00
138                         $0.00
139                         $0.00
140                         $0.00
142                         $0.00
143                         $0.00
145                         $0.00
146                         $0.00
147                         $0.00
148                         $0.00
149                         $0.00
150                         $0.00
151                         $0.00
152                         $0.00
154                         $0.00
156                         $0.00
157                         $0.00
158                         $0.00
159                         $0.00
160                         $0.00
161                         $0.00
162                         $0.00
163                         $0.00
165                         $0.00
166                         $0.00
169                         $0.00
170                         $0.00
171                         $0.00
172                         $0.00
173                         $0.00
174                         $0.00
177                         $0.00
178                         $0.00
179                         $0.00
180                         $0.00
181                         $0.00
182                         $0.00
184                         $0.00
185                         $0.00
186                         $0.00
187                         $0.00
189                         $0.00
190                         $0.00
191                         $0.00
193                         $0.00
194                         $0.00
195                         $0.00
196                         $0.00
197                         $0.00
198                         $0.00
199                         $0.00
201                         $0.00
202                         $0.00
203                         $0.00
205                         $0.00
208                         $0.00
210                         $0.00
211                         $0.00
213                         $0.00
214                         $0.00
215                         $0.00
216                         $0.00
217                         $0.00
218                         $0.00
219                         $0.00
220                         $0.00
221                         $0.00
222                         $0.00
223                         $0.00
224                         $0.00
225                         $0.00
226                         $0.00
227                         $0.00
228                         $0.00
229                         $0.00
231                         $0.00
232                         $0.00
233                         $0.00
236                         $0.00
237                         $0.00
238                         $0.00
239                         $0.00
240                         $0.00
241                         $0.00
242                         $0.00
243                         $0.00
244                         $0.00
245                         $0.00
246                         $0.00
248                         $0.00
249                         $0.00
250                         $0.00
251                         $0.00

  #   Letter of Credit Description
---   ------------------------------------------------------------------------------------------------------------------------------
  1   N/A
  2   N/A
  3   N/A
  4   N/A
  5   N/A
  6   N/A
  7   N/A
  8   N/A
 10   N/A
 12   Letter of Credit shall serve as additional collateral and shall permit quarterly reductions to the LOC upon the DSCR achieving
      1.20
 13   N/A
 14   N/A
 15   N/A
 17   N/A
 18   N/A
 20   N/A
 21   N/A
 23   N/A
 24   N/A
 26   N/A
 28   N/A
 29   N/A
 30   N/A
 31   N/A
 33   N/A
 36   Pilot Lease Reserve ($2,000,000.00) and Rollover Reserve ($1,300,000.00)
 37   N/A
 38   N/A
 44   N/A
 45   N/A
 47   N/A
 50   N/A
 51   N/A
 52   N/A
 54   N/A
 57   N/A
 58   N/A
 59   N/A
 61   N/A
 63   N/A
 72   N/A
 74   N/A
 75   N/A
 76   N/A
 77   N/A
 78   N/A
 79   N/A
 80   N/A
 81   N/A
 82   N/A
 83   N/A
 84   N/A
 86   N/A
 88   N/A
 89   N/A
 91   N/A
 92   FF&E Reserve Letter of Credit
 93   N/A
 94   N/A
 95   N/A
 96   N/A
 98   N/A
 99   N/A
100   N/A
102   N/A
106   N/A
108   N/A
109   N/A
110   N/A
111   N/A
113   N/A
116   N/A
117   N/A
118   N/A
119   N/A
120   N/A
121   N/A
123   N/A
124   N/A
125   N/A
127   N/A
128   N/A
129   N/A
132   N/A
133   N/A
134   Earnout Reserve ($182,000.00) and Initial Deposit to TI & LC Reserve ($179,000.00)
135   N/A
138   N/A
139   N/A
140   N/A
142   N/A
143   N/A
145   N/A
146   N/A
147   N/A
148   N/A
149   N/A
150   N/A
151   N/A
152   N/A
154   N/A
156   N/A
157   N/A
158   N/A
159   N/A
160   N/A
161   N/A
162   N/A
163   N/A
165   N/A
166   N/A
169   N/A
170   N/A
171   N/A
172   N/A
173   N/A
174   N/A
177   N/A
178   N/A
179   N/A
180   N/A
181   N/A
182   N/A
184   N/A
185   N/A
186   N/A
187   N/A
189   N/A
190   N/A
191   N/A
193   N/A
194   N/A
195   N/A
196   N/A
197   N/A
198   N/A
199   N/A
201   N/A
202   N/A
203   N/A
205   N/A
208   N/A
210   N/A
211   N/A
213   N/A
214   N/A
215   N/A
216   N/A
217   N/A
218   N/A
219   N/A
220   N/A
221   N/A
222   N/A
223   N/A
224   N/A
225   N/A
226   N/A
227   N/A
228   N/A
229   N/A
231   N/A
232   N/A
233   N/A
236   N/A
237   N/A
238   N/A
239   N/A
240   N/A
241   N/A
242   N/A
243   N/A
244   N/A
245   N/A
246   N/A
248   N/A
249   N/A
250   N/A
251   N/A

      Loan
  #   Group   Loan Seller
---   -----   ----------------------
  1       2   Column Financial, Inc.
  2       2   Column Financial, Inc.
  3       2   Column Financial, Inc.
  4       2   Column Financial, Inc.
  5       2   Column Financial, Inc.
  6       2   Column Financial, Inc.
  7       1   Column Financial, Inc.
  8       2   Column Financial, Inc.
 10       1   Column Financial, Inc.
 12       2   Column Financial, Inc.
 13       1   Column Financial, Inc.
 14       1   Column Financial, Inc.
 15       1   Column Financial, Inc.
 17       1   Column Financial, Inc.
 18       1   Column Financial, Inc.
 20       2   Column Financial, Inc.
 21       1   Column Financial, Inc.
 23       2   Column Financial, Inc.
 24       1   Column Financial, Inc.
 26       1   Column Financial, Inc.
 28       1   Column Financial, Inc.
 29       2   Column Financial, Inc.
 30       2   Column Financial, Inc.
 31       1   Column Financial, Inc.
 33       1   Column Financial, Inc.
 36       1   Column Financial, Inc.
 37       1   Column Financial, Inc.
 38       1   Column Financial, Inc.
 44       2   Column Financial, Inc.
 45       1   Column Financial, Inc.
 47       1   Column Financial, Inc.
 50       1   Column Financial, Inc.
 51       2   Column Financial, Inc.
 52       2   Column Financial, Inc.
 54       2   Column Financial, Inc.
 57       1   Column Financial, Inc.
 58       1   Column Financial, Inc.
 59       2   Column Financial, Inc.
 61       2   Column Financial, Inc.
 63       1   Column Financial, Inc.
 72       2   Column Financial, Inc.
 74       1   Column Financial, Inc.
 75       2   Column Financial, Inc.
 76       1   Column Financial, Inc.
 77       2   Column Financial, Inc.
 78       2   Column Financial, Inc.
 79       1   Column Financial, Inc.
 80       1   Column Financial, Inc.
 81       1   Column Financial, Inc.
 82       1   Column Financial, Inc.
 83       2   Column Financial, Inc.
 84       1   Column Financial, Inc.
 86       1   Column Financial, Inc.
 88       1   Column Financial, Inc.
 89       1   Column Financial, Inc.
 91       1   Column Financial, Inc.
 92       1   Column Financial, Inc.
 93       1   Column Financial, Inc.
 94       1   Column Financial, Inc.
 95       1   Column Financial, Inc.
 96       1   Column Financial, Inc.
 98       1   Column Financial, Inc.
 99       1   Column Financial, Inc.
100       1   Column Financial, Inc.
102       1   Column Financial, Inc.
106       1   Column Financial, Inc.
108       1   Column Financial, Inc.
109       1   Column Financial, Inc.
110       1   Column Financial, Inc.
111       1   Column Financial, Inc.
113       1   Column Financial, Inc.
116       2   Column Financial, Inc.
117       1   Column Financial, Inc.
118       2   Column Financial, Inc.
119       2   Column Financial, Inc.
120       1   Column Financial, Inc.
121       1   Column Financial, Inc.
123       1   Column Financial, Inc.
124       1   Column Financial, Inc.
125       2   Column Financial, Inc.
127       1   Column Financial, Inc.
128       1   Column Financial, Inc.
129       2   Column Financial, Inc.
132       1   Column Financial, Inc.
133       1   Column Financial, Inc.
134       1   Column Financial, Inc.
135       1   Column Financial, Inc.
138       1   Column Financial, Inc.
139       1   Column Financial, Inc.
140       1   Column Financial, Inc.
142       1   Column Financial, Inc.
143       1   Column Financial, Inc.
145       2   Column Financial, Inc.
146       1   Column Financial, Inc.
147       1   Column Financial, Inc.
148       1   Column Financial, Inc.
149       1   Column Financial, Inc.
150       1   Column Financial, Inc.
151       2   Column Financial, Inc.
152       1   Column Financial, Inc.
154       1   Column Financial, Inc.
156       2   Column Financial, Inc.
157       2   Column Financial, Inc.
158       1   Column Financial, Inc.
159       1   Column Financial, Inc.
160       1   Column Financial, Inc.
161       1   Column Financial, Inc.
162       1   Column Financial, Inc.
163       1   Column Financial, Inc.
165       1   Column Financial, Inc.
166       1   Column Financial, Inc.
169       1   Column Financial, Inc.
170       1   Column Financial, Inc.
171       2   Column Financial, Inc.
172       2   Column Financial, Inc.
173       2   Column Financial, Inc.
174       1   Column Financial, Inc.
177       1   Column Financial, Inc.
178       1   Column Financial, Inc.
179       1   Column Financial, Inc.
180       1   Column Financial, Inc.
181       1   Column Financial, Inc.
182       1   Column Financial, Inc.
184       1   Column Financial, Inc.
185       1   Column Financial, Inc.
186       1   Column Financial, Inc.
187       1   Column Financial, Inc.
189       1   Column Financial, Inc.
190       1   Column Financial, Inc.
191       1   Column Financial, Inc.
193       1   Column Financial, Inc.
194       1   Column Financial, Inc.
195       1   Column Financial, Inc.
196       1   Column Financial, Inc.
197       1   Column Financial, Inc.
198       2   Column Financial, Inc.
199       1   Column Financial, Inc.
201       1   Column Financial, Inc.
202       1   Column Financial, Inc.
203       1   Column Financial, Inc.
205       1   Column Financial, Inc.
208       1   Column Financial, Inc.
210       1   Column Financial, Inc.
211       2   Column Financial, Inc.
213       1   Column Financial, Inc.
214       2   Column Financial, Inc.
215       1   Column Financial, Inc.
216       1   Column Financial, Inc.
217       1   Column Financial, Inc.
218       1   Column Financial, Inc.
219       2   Column Financial, Inc.
220       1   Column Financial, Inc.
221       1   Column Financial, Inc.
222       1   Column Financial, Inc.
223       1   Column Financial, Inc.
224       1   Column Financial, Inc.
225       1   Column Financial, Inc.
226       1   Column Financial, Inc.
227       1   Column Financial, Inc.
228       2   Column Financial, Inc.
229       1   Column Financial, Inc.
231       1   Column Financial, Inc.
232       1   Column Financial, Inc.
233       1   Column Financial, Inc.
236       1   Column Financial, Inc.
237       1   Column Financial, Inc.
238       2   Column Financial, Inc.
239       1   Column Financial, Inc.
240       1   Column Financial, Inc.
241       2   Column Financial, Inc.
242       1   Column Financial, Inc.
243       1   Column Financial, Inc.
244       1   Column Financial, Inc.
245       1   Column Financial, Inc.
246       1   Column Financial, Inc.
248       1   Column Financial, Inc.
249       1   Column Financial, Inc.
250       1   Column Financial, Inc.
251       1   Column Financial, Inc.

                                  EXHIBIT B-1B

                   SCHEDULE OF ORIGINAL CAPMARK MORTGAGE LOANS

                             [See Attached Schedule]

CSMC 2007-C1
Exhibit B-1B
March 16, 2007

  #   Property Name
---   --------------------------------------
  9   Koger Center
 11   Wells Fargo Place
 16   Residence Inn - San Diego
 19   Residence Inn - Anaheim
 22   PGA Plaza Shopping Center
 25   Normandy Farms
 27   Lakeshore Ridge
 32   Homewood Suites - Seattle
 34   College Club
 35   West Road Plaza
 39   Atlas Cold Storage
 40   Luxe Villas
 41   Morgan Ridge Apartments
 42   Wellington Manor Apartments
 43   Montecristo MF
 46   Villages of Cypress Creek
 48   Calabasas Business Park
 49   Deerpath Plaza
 53   Essington Village Apartments
 55   Electric 308 Building
 56   Gortz Schiele
 60   North County Village MHC
 62   KUKA USA
 64   La Casa Via Medical Offices
 65   Waterford Landing Apartments
 66   Playtogs Plaza
 67   South Wind Plaza
 68   Murrieta Pointe
 69   Stanley Village
 70   Hampton Inn & Suites - Wilmington
 71   Vista Diablo MHP
 73   Greens at McKinney
 85   Bixby Business Center
 87   Cascade Citi Center
 90   St. Cloud Square
 97   SpringHill Suites - Milford
101   Mobile Aire Estates MHC
103   701 Aviation (Xerox)
104   Kimbrook Plaza
105   La Vista Townhomes
107   Timber Falls
112   Marlow Square Shopping Center
114   Lancaster Village Retirement Community
115   Lancaster Village Independent Living
122   Plaza Mission Oaks
126   Glendora Marketplace
130   505 North Belt
131   525 North Belt
136   521 North Belt
137   12th and Orange St Garage
141   Ocala Office Buildings
144   Simi Valley Business Park
153   College Station - Southwest Crossing
155   2000 Lincoln Park West
164   Dexter Crossing Retail
167   Old Orchard Retail
168   Congress Pointe Shopping Center
175   10039 Bissonnet Office
176   Altadena Square Shopping Center
183   Redwood City Storage
188   South Hills Center
192   Claire Tower Apartments
200   Woodbrook Lane
204   Hayward Storage
206   S'Ville and Deville Apts
207   Lakeshore Village Shopping Center
209   Monroeville Shopping Center
212   Meadowood Apartments
230   Morningside Shopping Center
234   Druid Hills Storage
235   Walnut Storage
247   Auburn-Watt Storage

  #   Address
---   ---------------------------------------------------------------------------------------------------------------------------
  9   1311 Executive Center Drive
 11   30 East Seventh Street
 16   1865 Hotel Circle South
 19   11931 Harbor Boulevard
 22   2500-2690 PGA Boulevard
 25   1401-11-21-31-41-49 Morris Road
 27   1700 Lakeshore Ridge
 32   1011 Pike Street
 34   17100 College Club Loop
 35   10241 North Freeway
 39   1420 Greenwood Road
 40   11640 Mayfield Avenue
 41   100 Morgan Way
 42   1500 Windsor Court
 43   215 North Loop 1604 East
 46   10300 Cypresswood Drive
 48   23801 Calabasas Road
 49   225 East Deerpath Road
 53   5280 Tamarack Circle East
 55   308 East Pearl Street
 56   1750 Summit Drive
 60   9700 Riverdale Road
 62   6600 Center Drive
 64   106 - 112 La Casa Via
 65   2600 Waterford Place
 66   128 Dolson Avenue
 67   5335-5337 Military Trail
 68   40663-40735 Murrieta Hot Springs Road
 69   501-543 Big Thompson Avenue
 70   1989 Eastwood Road
 71   2901 Somersville Road
 73   3191 Medical Center Drive
 85   4401 Atlantic Avenue
 87   590 Cascade Avenue
 90   4037-4077 13th Street
 97   50 Rowe Avenue
101   716 North Grand Avenue
103   701 South Aviation Boulevard
104   8395 Oswego Road
105   6797 Springhouse Lane
107   Route 6
112   4305 Saint Barnabas Road
114   4138 Market Street Northeast
115   4142 & 4144 Market Street Northeast, 4097 & 4099 Cypress Street Northeast, 1492, 1494, 1496 & 1498 Brenner Street Northeast
122   5011 and 5021 Verdugo Way
126   1331 South Lone Hill Avenue
130   505 North Sam Houston Parkway East
131   525 North Sam Houston Parkway East
136   521 North Sam Houston Parkway East
137   1200 North Orange Street
141   3200 SW 27th Avenue, 2701 SW 34th St. & 3306 SW 26th Avenue
144   40 West Cochran Street
153   1301, 1401, 1311, 1411 Wellborn Road & 105 Southwest Parkway
155   2000 Lincoln Park West
164   449-463 Washington Street
167   600 East Lockwood Avenue
168   4469 South Congress Avenue
175   10039 Bissonnet Street
176   4704 Cahaba River Road
183   1841 East Bayshore Road
188   700 Southwest Higgins Avenue
192   1041 Marion Street
200   7525 Devon Street
204   1639 Whipple Road
206   Various
207   100 Frankfurt Circle
209   512-534 Pike Street and 1200 South Alabama Avenue
212   1113-1148 Pagonia Drive and 1106-1135 Brook Meadow Drive
230   6375-6501 Suitland Road
234   3755 North Druid Hills Road
235   18711 Valley Boulevard
247   3421 Auburn Boulevard

                                   Zip       Mortgage     Original          Cut-off           Remaining   Maturity
  #   City                 State   Code      Rate (%)     Balance ($)       Balance ($)       Term        Date        ARD Date
---   ------------------   -----   -------   ---------    ---------------   ---------------   ---------   ---------   --------
  9   Tallahassee          FL        32301       6.030%   $115,500,000.00   $115,500,000.00         119   2/1/2017    N/A
 11   St. Paul             MN        55101       5.800%    $90,000,000.00    $90,000,000.00         116   11/1/2016   N/A
 16   San Diego            CA        92108       5.980%    $47,400,000.00    $47,400,000.00         116   11/1/2016   N/A
 19   Garden Grove         CA        92840       5.980%    $37,600,000.00    $37,600,000.00         116   11/1/2016   N/A
 22   Palm Beach Gardens   FL        33410       5.500%    $33,450,000.00    $33,450,000.00         118   1/1/2017    N/A
 25   Blue Bell            PA        19422       5.890%    $31,000,000.00    $31,000,000.00         118   1/1/2017    N/A
 27   Birmingham           AL        35211       5.700%    $30,000,000.00    $30,000,000.00         118   1/1/2017    N/A
 32   Seattle              WA        98101       6.360%    $28,400,000.00    $28,400,000.00          58   1/1/2012    N/A
 34   Fort Myers           FL        33913       5.730%    $27,000,000.00    $27,000,000.00         118   1/1/2017    N/A
 35   Houston              TX        77037       6.100%    $25,020,000.00    $25,020,000.00         116   11/1/2016   N/A
 39   McDonough            GA        30253       6.110%    $23,000,000.00    $23,000,000.00         128   11/1/2017   N/A
 40   Los Angeles          CA        90049       5.680%    $22,590,000.00    $22,406,629.32         112   7/1/2016    N/A
 41   Winston-Salem        NC        27127       5.900%    $21,700,000.00    $21,700,000.00          59   2/1/2012    N/A
 42   Alabaster            AL        35007       6.320%    $20,700,000.00    $20,678,246.89          59   2/1/2012    N/A
 43   San Antonio          TX        78232       5.930%    $19,998,000.00    $19,998,000.00         116   11/1/2016   N/A
 46   Houston              TX        77070       5.990%    $17,730,000.00    $17,730,000.00         116   11/1/2016   N/A
 48   Calabasas            CA        91302       5.680%    $15,255,000.00    $15,255,000.00         118   1/1/2017    N/A
 49   Lake Forest          IL        60045       5.890%    $14,850,000.00    $14,850,000.00          82   1/1/2014    N/A
 53   Columbus             OH        43229       5.620%    $14,300,000.00    $14,253,916.03         117   12/1/2016   N/A
 55   Jackson              MS        39201       5.910%    $13,800,000.00    $13,800,000.00          59   2/1/2012    N/A
 56   Auburn Hills         MI        48326       6.030%    $13,700,000.00    $13,659,154.51         117   12/1/2016   N/A
 60   Thornton             CO        80229       5.810%    $13,400,000.00    $13,400,000.00          83   2/1/2014    N/A
 62   Sterling Heights     MI        48312       5.940%    $13,100,000.00    $13,082,485.50         119   2/1/2017    N/A
 64   Walnut Creek         CA        94598       5.850%    $12,800,000.00    $12,760,506.46         117   12/1/2016   N/A
 65   Hoover               AL        35244       6.080%    $12,650,000.00    $12,650,000.00          59   2/1/2012    N/A
 66   Middletown           NY        10940       6.300%    $12,500,000.00    $12,500,000.00         111   6/1/2016    N/A
 67   West Palm Beach      FL        33407       5.950%    $12,500,000.00    $12,500,000.00         116   11/1/2016   N/A
 68   Murrieta             CA        92562       5.820%    $12,400,000.00    $12,400,000.00         117   12/1/2016   N/A
 69   Estes Park           CO        80517       5.950%    $12,000,000.00    $12,000,000.00         116   11/1/2016   N/A
 70   Wilmington           NC        28403       5.880%    $12,000,000.00    $11,963,185.29         117   12/1/2016   N/A
 71   Antioch              CA        94509       5.620%    $11,750,000.00    $11,750,000.00         119   2/1/2017    N/A
 73   McKinney             TX        75069       5.510%    $11,500,000.00    $11,500,000.00         118   1/1/2017    N/A
 85   Long Beach           CA        90807       5.600%     $9,300,000.00     $9,284,221.66         118   1/1/2017    N/A
 87   Atlanta              GA        30310       5.910%     $8,800,000.00     $8,800,000.00         119   2/1/2017    N/A
 90   St. Cloud            FL        34769       6.300%     $8,500,000.00     $8,446,276.04         113   8/1/2016    N/A
 97   Milford              CT        06461       5.700%     $8,000,000.00     $8,000,000.00         117   12/1/2016   N/A
101   Covina               CA        91724       5.810%     $7,750,000.00     $7,750,000.00          83   2/1/2014    N/A
103   El Segundo           CA        90245       5.820%     $7,506,000.00     $7,506,000.00         118   1/1/2017    N/A
104   Baldwinsville        NY        13027       6.000%     $7,500,000.00     $7,469,932.00         116   11/1/2016   N/A
105   Columbus             OH        43229       6.680%     $7,500,000.00     $7,468,350.67         115   10/1/2016   N/A
107   Blakely              PA        18447       5.970%     $7,200,000.00     $7,200,000.00         120   3/1/2017    N/A
112   Temple Hills         MD        20748       5.960%     $6,900,000.00     $6,847,194.57         112   7/1/2016    N/A
114   Salem                OR        97301       6.360%     $5,500,000.00     $5,469,752.63         116   11/1/2016   N/A
115   Salem                OR        97301       6.360%     $1,250,000.00     $1,243,125.58         116   11/1/2016   N/A
122   Camarillo            CA        93012       6.370%     $6,100,000.00     $6,100,000.00         119   2/1/2017    N/A
126   Glendora             CA        91740       6.280%     $5,750,000.00     $5,750,000.00         120   3/1/2017    N/A
130   Houston              TX        77060       5.950%     $5,400,000.00     $5,367,954.59         114   9/1/2016    N/A
131   Houston              TX        77060       5.770%     $5,200,000.00     $5,173,559.74         115   10/1/2016   N/A
136   Houston              TX        77060       5.770%     $5,100,000.00     $5,074,068.23         115   10/1/2016   N/A
137   Wilmington           DE        19801       5.910%     $5,000,000.00     $4,991,042.77         119   2/1/2017    N/A
141   Ocala                FL        34474       6.030%     $4,650,000.00     $4,639,997.99         118   1/1/2017    N/A
144   Simi Valley          CA        93065       5.650%     $4,550,000.00     $4,550,000.00         119   2/1/2017    N/A
153   College Station      TX        77840       6.040%     $4,200,000.00     $4,200,000.00         116   11/1/2016   N/A
155   Chicago              IL        60614       6.000%     $4,165,000.00     $4,165,000.00         119   2/1/2017    N/A
164   Boston               MA        02111       5.900%     $4,000,000.00     $3,987,775.02         117   12/1/2016   N/A
167   Webster Groves       MO        63119       5.690%     $3,725,000.00     $3,725,000.00         118   1/1/2017    N/A
168   Lake Worth           FL        33461       5.910%     $3,700,000.00     $3,700,000.00         116   11/1/2016   N/A
175   Houston              TX        77036       5.710%     $3,475,000.00     $3,467,123.58         118   1/1/2017    N/A
176   Birmingham           AL        35243       6.120%     $3,400,000.00     $3,395,536.23         119   2/1/2017    N/A
183   Redwood City         CA        94063       5.620%     $3,175,000.00     $3,170,611.21         119   2/1/2017    N/A
188   Missoula             MT        59803       6.000%     $3,000,000.00     $3,000,000.00         115   10/1/2016   N/A
192   Columbia             SC        29201       5.600%     $3,000,000.00     $2,972,592.61         116   11/1/2016   N/A
200   Philladelphia        PA        19119       6.250%     $2,600,000.00     $2,592,568.55          57   12/1/2011   N/A
204   Hayward              CA        94544       5.620%     $2,500,000.00     $2,496,544.26         119   2/1/2017    N/A
206   Jefferson City       MO      Various       6.330%     $2,450,000.00     $2,450,000.00         119   2/1/2017    N/A
207   Birmingham           AL        35211       6.200%     $2,450,000.00     $2,438,580.60         115   10/1/2016   N/A
209   Monroeville          AL        36460       6.370%     $2,400,000.00     $2,400,000.00         112   7/1/2016    N/A
212   Lakeland             FL        33811       6.020%     $2,300,000.00     $2,293,129.62         117   12/1/2016   N/A
230   Suitland             MD        20746       5.910%     $1,575,000.00     $1,562,818.16         112   7/1/2016    N/A
234   Decatur              GA        30033       5.620%     $1,450,000.00     $1,447,995.67         119   2/1/2017    N/A
235   La Puente            CA        91744       5.620%     $1,410,000.00     $1,408,050.97         119   2/1/2017    N/A
247   Sacramento           CA        95821       5.620%     $1,080,000.00     $1,078,507.12         119   2/1/2017    N/A

      Original                                                            30/360 / Actual/360
      Amort.          Remaining       Monthly       Units/                Interest              Master Servicing
  #   Term            Amortization    Payment ($)   Rooms    Square Ft.   Calculation           Fee Rate
---   -------------   -------------   -----------   ------   ----------   -------------------   ----------------
  9   Interest Only   Interest Only   $588,448.44    1,972          N/A   Actual/360                     0.02000%
 11   Interest Only   Interest Only   $441,041.67    1,987          N/A   Actual/360                     0.10000%
 16             360             360   $283,577.75    2,003          N/A   Actual/360                     0.03004%
 19             360             360   $224,947.75    2,003          N/A   Actual/360                     0.03527%
 22   Interest Only   Interest Only   $155,441.84    1,975          N/A   Actual/360                     0.10000%
 25             300             300   $197,654.18    1,834          N/A   Actual/360                     0.02000%
 27             360             360   $174,120.13    2,005          N/A   Actual/360                     0.05000%
 32             360             360   $176,900.52    1,990        2,000   Actual/360                     0.04345%
 34             360             360   $157,221.80    2,004          N/A   Actual/360                     0.10000%
 35   Interest Only   Interest Only   $128,951.46    1,993        2,006   Actual/360                     0.10000%
 39             360             360   $139,527.40    2,000          N/A   Actual/360                     0.10000%
 40             360             352   $130,826.29    2,006          N/A   Actual/360                     0.10000%
 41   Interest Only   Interest Only   $108,173.50    2,001          N/A   Actual/360                     0.10000%
 42             408             407   $123,505.11    1,997          N/A   Actual/360                     0.05000%
 43             360             360   $118,999.60    2,005          N/A   Actual/360                     0.10000%
 46             360             360   $106,186.35    2,001          N/A   Actual/360                     0.10000%
 48   Interest Only   Interest Only    $73,209.88    1,983          N/A   Actual/360                     0.10000%
 49   Interest Only   Interest Only    $73,901.09    1,988          N/A   Actual/360                     0.10000%
 53             360             357    $82,273.73    1,968        2,006   Actual/360                     0.10000%
 55             360             360    $81,941.16    1,927        2,005   Actual/360                     0.10000%
 56             360             357    $82,402.85    2,001          N/A   Actual/360                     0.10000%
 60             360             360    $78,710.26    1,986        2,006   Actual/360                     0.10000%
 62             360             359    $78,036.50    1,995          N/A   Actual/360                     0.10000%
 64             360             357    $75,512.44    1,983          N/A   Actual/360                     0.10000%
 65   Interest Only   Interest Only    $64,983.52    1,990          N/A   Actual/360                     0.05000%
 66             360             360    $77,371.60    1,986          N/A   Actual/360                     0.10000%
 67             360             360    $74,542.46    1,987          N/A   Actual/360                     0.10000%
 68             360             360    $72,915.38    2,006          N/A   Actual/360                     0.10000%
 69             360             360    $71,560.77    1,985          N/A   Actual/360                     0.10000%
 70             360             357    $71,022.88    1,996          N/A   Actual/360                     0.06920%
 71             360             360    $67,602.54    1,978          N/A   Actual/360                     0.10000%
 73             360             360    $65,367.91    2,001          N/A   Actual/360                     0.10000%
 85             420             418    $50,553.41    1,980        2,003   Actual/360                     0.10000%
 87   Interest Only   Interest Only    $43,941.94    1,973        1,997   Actual/360                     0.10000%
 90             360             353    $52,612.69    1,990        2,005   Actual/360                     0.10000%
 97             300             300    $50,087.08    2,000          N/A   Actual/360                     0.08125%
101             360             360    $45,522.73    1,957          N/A   Actual/360                     0.10000%
103   Interest Only   Interest Only    $36,909.71    1,968          N/A   Actual/360                     0.10000%
104             360             356    $44,966.29    1,989          N/A   Actual/360                     0.10000%
105             360             355    $48,296.39    1,978          N/A   Actual/360                     0.10000%
107             360             360    $43,028.87    1,977        1,997   Actual/360                     0.10000%
112             360             352    $41,191.71    1,966          N/A   Actual/360                     0.10000%
114             300             296    $36,656.69    1,985          N/A   Actual/360                     0.10000%
115             300             296     $8,331.07    1,999          N/A   Actual/360                     0.10000%
122   Interest Only   Interest Only    $32,830.57    2,006          N/A   Actual/360                     0.10000%
126             360             360    $35,516.01    2,001          N/A   Actual/360                     0.10000%
130             360             354    $32,202.34    1,979          N/A   Actual/360                     0.10000%
131             360             355    $30,411.89    1,979          N/A   Actual/360                     0.10000%
136             360             355    $29,827.04    1,981          N/A   Actual/360                     0.10000%
137             300             299    $31,940.56    1,972          N/A   Actual/360                     0.10000%
141             360             358    $27,968.85    1,989        2,004   Actual/360                     0.10000%
144             360             360    $26,264.23    1,990          N/A   Actual/360                     0.10000%
153             360             360    $25,289.23    2,006          N/A   Actual/360                     0.10000%
155             360             360    $24,971.28    1,931          N/A   Actual/360                     0.10000%
164             360             357    $23,725.46    1,920        2,001   Actual/360                     0.10000%
167             360             360    $21,596.32    1,960          N/A   Actual/360                     0.10000%
168             360             360    $21,969.73    1,986          N/A   Actual/360                     0.10000%
175             360             358    $20,190.94    1,980          N/A   Actual/360                     0.10000%
176             360             359    $20,647.77    1,987        2,005   Actual/360                     0.10000%
183             360             359    $18,267.07    1,983          N/A   Actual/360                     0.06000%
188             360             360    $17,986.52    1,971        1,999   Actual/360                     0.10000%
192             240             236    $20,806.43    1,951          N/A   Actual/360                     0.10000%
200             360             357    $16,008.65    1,965        1,992   Actual/360                     0.10000%
204             360             359    $14,383.52    1,974          N/A   Actual/360                     0.06000%
206             360             360    $15,212.78   Various     Various   Actual/360                     0.10000%
207             360             355    $15,005.49    2,005          N/A   Actual/360                     0.10000%
209             360             360    $14,965.03    1,938        1,982   Actual/360                     0.10000%
212             360             357    $13,819.25    2,000          N/A   Actual/360                     0.10000%
230             360             352     $9,351.98    1,946          N/A   Actual/360                     0.10000%
234             360             359     $8,342.44    1,980          N/A   Actual/360                     0.06000%
235             360             359     $8,112.30    1,985          N/A   Actual/360                     0.06000%
247             360             359     $6,213.68    1,980          N/A   Actual/360                     0.06000%

                                        Defeasance                     Earthquake
      Payment   ARD Loan   Defeasance   String of Text If Applicable   Insurance          Environmental
  #   Date      (Yes/No)   (Yes/No)     (Not Yes or No)                (Yes / No / N/A)   Insurance (Yes/No)
---   -------   --------   ----------   ----------------------------   ----------------   ------------------
  9         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
 11         1   No         Yes          Lock/28_Def/88_0.0%/4          N/A                No
 16         1   No         Yes          Lock/28_Def/88_0.0%/4          N/A                No
 19         1   No         Yes          Lock/28_Def/88_0.0%/4          N/A                No
 22         1   No         Yes          Lock/26_Def/90_0.0%/4          N/A                No
 25         1   No         No           N/A                            N/A                No
 27         1   No         No           N/A                            N/A                No
 32         1   No         No           N/A                            N/A                No
 34         1   No         Yes          Lock/26_Def/92_0.0%/2          N/A                No
 35         1   No         Yes          Lock/28_Def/88_0.0%/4          N/A                No
 39         1   No         Yes          Lock/25_Def/100_0.0%/4         N/A                No
 40         1   No         Yes          Lock/32_Def/86_0.0%/2          N/A                No
 41         1   No         Yes          Lock/25_Def/31_0.0%/4          N/A                No
 42         1   No         Yes          Lock/25_Def/31_0.0%/4          N/A                No
 43         1   No         Yes          Lock/28_Def/89_0.0%/3          N/A                No
 46         1   No         Yes          Lock/28_Def/89_0.0%/3          N/A                No
 48         1   No         Yes          Lock/26_Def/90_0.0%/4          N/A                No
 49         1   No         Yes          Lock/26_Def/54_0.0%/4          N/A                No
 53         1   No         Yes          Lock/27_Def/89_0.0%/4          N/A                No
 55         1   No         Yes          Lock/25_Def/31_0.0%/4          N/A                No
 56         1   No         Yes          Lock/27_Def/90_0.0%/3          N/A                No
 60         1   No         Yes          Lock/25_Def/55_0.0%/4          N/A                No
 62         1   No         Yes          Lock/25_Def/92_0.0%/3          N/A                No
 64         1   No         Yes          Lock/27_Def/91_0.0%/2          N/A                No
 65         1   No         Yes          Lock/25_Def/31_0.0%/4          N/A                No
 66         1   No         Yes          Lock/33_Def/85_0.0%/2          N/A                No
 67         1   No         Yes          Lock/28_Def/88_0.0%/4          N/A                No
 68         1   No         Yes          Lock/27_Def/89_0.0%/4          N/A                No
 69         1   No         No           N/A                            N/A                No
 70         1   No         Yes          Lock/39_Def/77_0.0%/4          N/A                No
 71         1   No         Yes          Lock/25_Def/91_0.0%/4          N/A                No
 73         1   No         No           N/A                            N/A                No
 85         1   No         No           N/A                            N/A                No
 87         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
 90         1   No         Yes          Lock/31_Def/87_0.0%/2          N/A                No
 97         1   No         Yes          Lock/27_Def/89_0.0%/4          N/A                No
101         1   No         Yes          Lock/25_Def/55_0.0%/4          N/A                No
103         1   No         Yes          Lock/26_Def/90_0.0%/4          N/A                No
104         1   No         No           N/A                            N/A                No
105         1   No         Yes          Lock/29_Def/88_0.0%/3          N/A                No
107         1   No         Yes          Lock/24_Def/94_0.0%/2          N/A                No
112         1   No         Yes          Lock/32_Def/86_0.0%/2          N/A                No
114         1   No         No           N/A                            N/A                No
115         1   No         No           N/A                            N/A                No
122         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
126         1   No         Yes          Lock/24_Def/94_0.0%/2          N/A                No
130         1   No         Yes          Lock/30_Def/86_0.0%/4          N/A                No
131         1   No         Yes          Lock/29_Def/87_0.0%/4          N/A                No
136         1   No         Yes          Lock/29_Def/87_0.0%/4          N/A                No
137         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
141         1   No         Yes          Lock/26_Def/92_0.0%/2          N/A                No
144         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
153         1   No         Yes          Lock/28_Def/90_0.0%/2          N/A                No
155         1   No         Yes          Lock/25_Def/91_0.0%/4          N/A                No
164         1   No         Yes          Lock/27_Def/91_0.0%/2          N/A                No
167         1   No         No           N/A                            N/A                No
168         1   No         Yes          Lock/28_Def/90_0.0%/2          N/A                No
175         1   No         Yes          Lock/26_Def/90_0.0%/4          N/A                No
176         1   No         Yes          Lock/25_Def/93_0.0%/2          N/A                No
183         1   No         No           N/A                            N/A                No
188         1   No         Yes          Lock/29_Def/89_0.0%/2          N/A                No
192         1   No         No           N/A                            N/A                No
200         1   No         No           N/A                            N/A                No
204         1   No         No           N/A                            N/A                No
206         1   No         No           N/A                            N/A                No
207         1   No         Yes          Lock/29_Def/88_0.0%/3          N/A                No
209         1   No         Yes          Lock/32_Def/84_0.0%/4          N/A                No
212         1   No         Yes          Lock/27_Def/91_0.0%/2          N/A                No
230         1   No         Yes          Lock/32_Def/86_0.0%/2          N/A                No
234         1   No         No           N/A                            N/A                No
235         1   No         No           N/A                            N/A                No
247         1   No         No           N/A                            N/A                No

      Ground Lease
  #   (Yes/No)       Letter of Credit Amount ($)
---   ------------   ---------------------------
  9   No                                   $0.00
 11   No                                   $0.00
 16   No                                   $0.00
 19   No                                   $0.00
 22   No                                   $0.00
 25   No                                   $0.00
 27   No                           $3,000,000.00
 32   No                                   $0.00
 34   No                                   $0.00
 35   No                                   $0.00
 39   No                                   $0.00
 40   No                                   $0.00
 41   No                                   $0.00
 42   No                                   $0.00
 43   No                                   $0.00
 46   No                                   $0.00
 48   No                                   $0.00
 49   No                                   $0.00
 53   No                                   $0.00
 55   No                                   $0.00
 56   No                                   $0.00
 60   No                                   $0.00
 62   No                                   $0.00
 64   No                                   $0.00
 65   No                                   $0.00
 66   No                                   $0.00
 67   No                                   $0.00
 68   No                                   $0.00
 69   No                                   $0.00
 70   No                                   $0.00
 71   No                                   $0.00
 73   No                                   $0.00
 85   No                             $280,366.00
 87   No                             $600,000.00
 90   No                                   $0.00
 97   No                                   $0.00
101   No                                   $0.00
103   No                                   $0.00
104   No                                   $0.00
105   No                                   $0.00
107   No                                   $0.00
112   No                                   $0.00
114   No                                   $0.00
115   No                                   $0.00
122   No                                   $0.00
126   No                                   $0.00
130   No                                   $0.00
131   No                                   $0.00
136   No                                   $0.00
137   No                                   $0.00
141   No                                   $0.00
144   No                                   $0.00
153   No                              $14,000.00
155   No                                   $0.00
164   No                                   $0.00
167   No                                   $0.00
168   No                                   $0.00
175   No                                   $0.00
176   No                                   $0.00
183   No                                   $0.00
188   No                                   $0.00
192   No                                   $0.00
200   No                                   $0.00
204   No                                   $0.00
206   Various                              $0.00
207   No                                   $0.00
209   No                                   $0.00
212   No                                   $0.00
230   No                                   $0.00
234   No                                   $0.00
235   No                                   $0.00
247   No                                   $0.00

  #   Letter of Credit Description
---   ------------------------------------------------------------------------------------------------------------------------------
  9   N/A
 11   N/A
 16   N/A
 19   N/A
 22   N/A
 25   N/A
 27   General LOC
 32   N/A
 34   N/A
 35   N/A
 39   N/A
 40   N/A
 41   N/A
 42   N/A
 43   N/A
 46   N/A
 48   N/A
 49   N/A
 53   N/A
 55   N/A
 56   N/A
 60   N/A
 62   N/A
 64   N/A
 65   N/A
 66   N/A
 67   N/A
 68   N/A
 69   N/A
 70   N/A
 71   N/A
 73   N/A
 85   In lieu of the Monthly Tax, Insurance, Replacement Reserve, and TI/LC Deposits, Borrower has delivered an irrevocalbe letter of credit
 87   In lieu of Hollywood Occupancy or Tenet Healthcare Occupancy Reserves
 90   N/A
 97   N/A
101   N/A
103   N/A
104   N/A
105   N/A
107   N/A
112   N/A
114   N/A
115   N/A
122   N/A
126   N/A
130   N/A
131   N/A
136   N/A
137   N/A
141   N/A
144   N/A
153   Laynes Chicken Debt Service Amount
155   N/A
164   N/A
167   N/A
168   N/A
175   N/A
176   N/A
183   N/A
188   N/A
192   N/A
200   N/A
204   N/A
206   N/A
207   N/A
209   N/A
212   N/A
230   N/A
234   N/A
235   N/A
247   N/A

      Loan
  #   Group   Loan Seller
---   -----   -----------
  9       1   Capmark
 11       1   Capmark
 16       1   Capmark
 19       1   Capmark
 22       1   Capmark
 25       1   Capmark
 27       2   Capmark
 32       1   Capmark
 34       2   Capmark
 35       1   Capmark
 39       1   Capmark
 40       2   Capmark
 41       2   Capmark
 42       2   Capmark
 43       2   Capmark
 46       2   Capmark
 48       1   Capmark
 49       1   Capmark
 53       2   Capmark
 55       1   Capmark
 56       1   Capmark
 60       2   Capmark
 62       1   Capmark
 64       1   Capmark
 65       2   Capmark
 66       1   Capmark
 67       1   Capmark
 68       1   Capmark
 69       1   Capmark
 70       1   Capmark
 71       2   Capmark
 73       2   Capmark
 85       1   Capmark
 87       1   Capmark
 90       1   Capmark
 97       1   Capmark
101       2   Capmark
103       1   Capmark
104       1   Capmark
105       2   Capmark
107       2   Capmark
112       1   Capmark
114       2   Capmark
115       2   Capmark
122       1   Capmark
126       1   Capmark
130       1   Capmark
131       1   Capmark
136       1   Capmark
137       1   Capmark
141       1   Capmark
144       1   Capmark
153       1   Capmark
155       1   Capmark
164       1   Capmark
167       1   Capmark
168       1   Capmark
175       1   Capmark
176       1   Capmark
183       1   Capmark
188       1   Capmark
192       2   Capmark
200       2   Capmark
204       1   Capmark
206       2   Capmark
207       1   Capmark
209       1   Capmark
212       2   Capmark
230       1   Capmark
234       1   Capmark
235       1   Capmark
247       1   Capmark

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      None

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]

Credit Suisse First Boston Mortgage     Capmark Finance Inc.
  Securities Corp.                      116 Welsh Road
11 Madison Avenue                       Horsham, PA 19044-8015
New York, New York  10010

Column Financial, Inc.                  Midland Loan Services, Inc.
3414 Peachtree Road, N.E.               10851 Mastin, Building 82, 7th Floor
Suite 1140                              Overland Park, Kansas  66210
Atlanta, Georgia 30326-1113

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of March 1, 2007 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v), (vii), (ix), (xi), (xii), (xv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(d) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan.

            Other than as stipulated in the Agreement, none of the Trustee, the Master Servicer, the Special Servicer, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee is not under any duty or obligation (A) to determine whether any of the documents specified in clauses (vi), (x), (xiii),
(xiv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" and all documents specified on the related Mortgage Loan checklist referred to in clause
(xix) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, or (B) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (vii), (ix), (xi), (xii),
(xv) and (xix) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

            Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        WELLS FARGO BANK, N.A.
                                            as Trustee

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT B-4

                      SCHEDULE OF MORTGAGE LOANS COVERED BY
                             ENVIRONMENTAL INSURANCE

1025 Ocean Ave Apartments
CVS--Naples FL
37th Street
Encino Shoppes, LLC
90 Good Drive
80 Windward Ave
Arbors Apartments
Trinity Oaks
CVS New Port Richey
Worthington Apartments
Cades Center
Harbour Bend Office
Windward Plaza
Springwood Apts SC
Tabernacle Towers
U Store
North Fork Crossing
7th & Orange Avenue
Palisades Retail
Twin Pines Apartments
Rufe Snow Plaza
North Highland Shopping Center
Security Storage Tuscaloosa
Stewart Place
Harrington Woods MHP
48-19 Vernon Boulevard
Sagemont Plaza
Worthington Professional Building
1021 National Road
Westside Market Place
Market Place Shopping Center

                                    EXHIBIT C

                                   [Reserved]

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Capmark Finance Inc., as master servicer (in such capacity, the "Master Servicer"), Midland Loan Services, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, as Master Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.       Mortgage Loan paid in full. The undersigned hereby
                     certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing
                     Agreement, have been or will be so credited.

______      2.       Other. (Describe) _________________________________________
                     ___________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        CAPMARK FINANCE INC.,
                                            Master Servicer

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody - CSMC 2007-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Capmark Finance Inc., as master servicer, Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"), the undersigned, as Special Servicer, hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you, as Trustee, with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.  The Mortgage Loan is being foreclosed.

______      2.  Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.,
                                            as Special Servicer

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT

                              [See Attached Report]

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                              Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
Credit Suisse First Boston Mortgage         Capmark Finance Inc.                             Midland Loan Services, Inc.
Securities Corp.                            116 Welsh Road                                   10851 Mastin Street, Building 82
11 Madison Avenue, 5th Floor                Horsham, PA 19044-8015                           Overland Park, KS 66210
New York, NY 10010

Contact:    General Information Number      Contact:    Darri Cunningham                     Contact:       Brad Haugher
Phone Number:    (212) 325-2000             Phone Number:  (215) 328-1784                    Phone Number:  (913) 253-9000
--------------------------------------      -------------------------------------------      --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |Reports Available on @ www.ctslink.com/cmbs |
                                                                                     |                                            |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss/                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-MFL        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-SP        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  T          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
A-X          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     |                                            |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss/
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-MFL             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-SP             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  T               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
A-X               0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     |                                            |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail

Principal Reconciliation
-----------------------------------------------------------------------------------------------------------------------------------
Loan Group  Stated Beginning Principal    Unpaid Beginning    Scheduled Principal  Unscheduled Principal  Principal Adjustments
            Balance                       Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
1                                 0.00                 0.00                  0.00                   0.00                   0.00
2                                 0.00                 0.00                  0.00                   0.00                   0.00
--------------------------------------------------------------------------------------------------------------------------------
Total                             0.00                 0.00                  0.00                   0.00                   0.00

Loan Group  Realized Loss        Stated Ending          Unpaid Ending         Current Principal
                                 Principal Balance      Principal Balance     Distribution Amount
----------------------------------------------------------------------------------------------------
1                    0.00                     0.00                   0.00                    0.00
2                    0.00                     0.00                   0.00                    0.00
----------------------------------------------------------------------------------------------------
Total                0.00                     0.00                   0.00                    0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                             Accrued     Net Aggregate     Distributable     Distributable
        Accrual   Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates     Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0         0          0.00           0.00            0.00              0.00
 A-2       0         0          0.00           0.00            0.00              0.00
 A-AB      0         0          0.00           0.00            0.00              0.00
 A-3       0         0          0.00           0.00            0.00              0.00
A-1-A      0         0          0.00           0.00            0.00              0.00
 A-M       0         0          0.00           0.00            0.00              0.00
A-MFL      0         0          0.00           0.00            0.00              0.00
 A-J       0         0          0.00           0.00            0.00              0.00
 A-SP      0         0          0.00           0.00            0.00              0.00
  B        0         0          0.00           0.00            0.00              0.00
  C        0         0          0.00           0.00            0.00              0.00
  D        0         0          0.00           0.00            0.00              0.00
  E        0         0          0.00           0.00            0.00              0.00
  F        0         0          0.00           0.00            0.00              0.00
  G        0         0          0.00           0.00            0.00              0.00
  H        0         0          0.00           0.00            0.00              0.00
  J        0         0          0.00           0.00            0.00              0.00
  K        0         0          0.00           0.00            0.00              0.00
  L        0         0          0.00           0.00            0.00              0.00
  M        0         0          0.00           0.00            0.00              0.00
  N        0         0          0.00           0.00            0.00              0.00
  O        0         0          0.00           0.00            0.00              0.00
  P        0         0          0.00           0.00            0.00              0.00
  Q        0         0          0.00           0.00            0.00              0.00
  S        0         0          0.00           0.00            0.00              0.00
  T        0         0          0.00           0.00            0.00              0.00
 A-X       0         0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals                          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------

              WAC CAP         Additional                   Remaining Unpaid
             Shortfall        Trust Fund     Interest        Distributable
Class                          Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------------------
 A-1            0.00             0.00          0.00               0.00
 A-2            0.00             0.00          0.00               0.00
 A-AB           0.00             0.00          0.00               0.00
 A-3            0.00             0.00          0.00               0.00
A-1-A           0.00             0.00          0.00               0.00
 A-M            0.00             0.00          0.00               0.00
A-MFL           0.00             0.00          0.00               0.00
 A-J            0.00             0.00          0.00               0.00
 A-SP           0.00             0.00          0.00               0.00
  B             0.00             0.00          0.00               0.00
  C             0.00             0.00          0.00               0.00
  D             0.00             0.00          0.00               0.00
  E             0.00             0.00          0.00               0.00
  F             0.00             0.00          0.00               0.00
  G             0.00             0.00          0.00               0.00
  H             0.00             0.00          0.00               0.00
  J             0.00             0.00          0.00               0.00
  K             0.00             0.00          0.00               0.00
  L             0.00             0.00          0.00               0.00
  M             0.00             0.00          0.00               0.00
  N             0.00             0.00          0.00               0.00
  O             0.00             0.00          0.00               0.00
  P             0.00             0.00          0.00               0.00
  Q             0.00             0.00          0.00               0.00
  S             0.00             0.00          0.00               0.00
  T             0.00             0.00          0.00               0.00
 A-X            0.00             0.00          0.00               0.00
-----------------------------------------------------------------------------
Totals          0.00             0.00          0.00               0.00
-----------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                          0.00

Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                          0.00

     Less Delinquent Master Servicing Fees                                 0.00

     Less Reductions to Master Servicing Fees                              0.00

     Plus Master Servicing Fees for Delinquent Payments Received           0.00

     Plus Adjustments for Prior Master Servicing Calculation               0.00

     Total Master Servicing Fees Collected                                 0.00

Current 1 Month LIBOR Rate                                            0.000000%
Next 1 Month LIBOR Rate                                               0.000000%

Rating Agency Trigger Event                                                  No
Swap Default                                                                 No


(1) The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Yield Maintenance/Prepayment Penalties                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-AB
       A-3
      A-1-A
       A-M
      A-MFL
       A-J
       A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        T
       A-X

      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of   Scheduled   Agg.  WAM  WAC    Weighted         Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                              % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information  the borrower from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------


                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                   Prepayment Premium
 Loan        Loan      Offering Document  ------------------------------------------------------------------------------------------
Number       Group      Cross-Reference    Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principal     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                      Advanced Summary
-------------------------------------------------------------------------------------------------------------------
                                                                                           Current Period Interest
                   Current P&I            Outstanding P&I      Outstanding Servicing       on P&I and Servicing
Loan Group         Advances               Advances             Advances                    Advances Paid
-------------------------------------------------------------------------------------------------------------------
    1                     0.00                       0.00                       0.00                          0.00
    2                     0.00                       0.00                       0.00                          0.00
-------------------------------------------------------------------------------------------------------------------
Totals                    0.00                       0.00                       0.00                          0.00
-------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
--------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
--------------------------------------------------------------------------------------------------------------------
          Offering            Pre-           Post-          Pre-
Loan      Document        Modification   Modification   Modification     Modification
Number  Cross-Reference      Balance        Balance     Interest Rate        Date        Modification Description
--------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Historical Liquidated Loan Detail
------------------------------------------------------------------------------------------------------------------------------------
                                  Beginning        Fees,            Most Recent      Gross Sales     Net Proceeds     Net Proceeds
Distribution                      Scheduled        Advances,         Appraised       Proceeds or     Received on     Available for
Date               ODCR           Balance          and Expenses*    Value or BPO    Other Proceeds   Liquidation      Distribution
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                      Date of Current     Current Period   Cumulative         Loss to Loan
Distribution          Realized          Period Adj.         Adjustment     Adjustment           with Cum
Date               Loss to Trust          to Trust          to Trust       to Trust           Adj. to Trust
-------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Aggregate liquidation Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                  Historical Bond/Collateral Reallized Loss Reconciliation Detail

------------------------------------------------------------------------------------------------------------------------------------
                      Offering                                                           Amounts
                      Document     Beginning      Aggregate      Prior Realized         Covered by           Interest
Distribution           Cross-     Balance at    Realized Loss     Loss Applied           Credit             (Shortage)/
    Date             Reference    Liquidation     on Loans       to Certificates         Support             Excesses
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification
                         /Appraisal           Additional              Realized Loss       Recoveries of           (Recoveries)/
Distribution             Reduction           (Recoveries)              Applied to        Realized Losses       Losses Applied to
    Date                    Adj.              /Expenses           Certificates to Date    Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees
   Document          Balance at        Scheduled      --------------------------------
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess
---------------   ----------------   --------------   -------   -----------   --------   ----   -------------



  Non-Recoverable                 Modified Interest   Additional
  (Scheduled)      Interest on    Rate (Reduction)    Trust Fund
    Interest       Advances          /Excess          Expense
---------------   -----------     -----------------   ----------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

   Offering       Stated Principal   Current Ending
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
---------------   ----------------   --------------   -------------   -----------------   -------------------   --------













---------------   ----------------   --------------   -------------   -----------------   -------------------   --------
Totals
---------------   ----------------   --------------   -------------   -----------------   -------------------   --------
Interest Shortfall Reconcilliation Detail Part 2 Total        0.00

Interest Shortfall Reconcilliation Detail Part 2 Total        0.00

Total Interest Shortfall Allocated to Trust                   0.00


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2007-C1                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       04/17/2007
9062 Old Annapolis Road                                                              Record Date:        03/30/2007
Columbia, MD 21045-1951                                                              Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 31 of 31

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

            ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

            ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

            ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

            ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies," as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

            ___   (e) Other. (Please specify brief description of method)_______
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

            (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies," if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

            (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

            (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
                      FOR CERTAIN TRANSFERS OF INTERESTS IN
                          RULE 144A GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue,
Minneapolis, MN 55479-0113
Attention: Corporate Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ____ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
                      FOR CERTAIN TRANSFERS OF INTERESTS IN
                        REGULATION S GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Farog Center
Sixth Street and Marquette Avenue,
Minneapolis, MN 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ____, Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc. , as master servicer (the "Master Servicer), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

            3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

            (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

            (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

            (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

            (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

            (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

            4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

            (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

            (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

            (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. Check one of the following:*

            _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
                        (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar. [The Transferee hereby consents to any such IRS form or certification being provided to the Swap Counterparty.]***

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            4. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

----------

*     Each Transferee must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R or Class LR Certificates.

***   Applies only to transfers of Class A-MFL Certificates.

                             Nominee Acknowledgment

                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                                       (Nominee)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A), and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)______________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Transferred
         Yes      No       only Certificates for the Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Date:

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Transferred
         Yes      No      Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        (Print Name of Transferee or Adviser)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        ________________________________________
                                        (Print Name of Transferee)

                                        Date:

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

            1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or
(ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement, (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement, or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR
            (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

            7. Check one of the following:*

            _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
(iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar. [The Transferee hereby consents to any such IRS form or certification being provided to the Swap Counterparty.]***

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            8. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By: ____________________________________
                                            Name:
                                            Title:

----------

*     Each Transferee must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R or Class LR Certificates.

***   Applies only to transfers of Class A-MFL Certificates.

                             Nominee Acknowledgment

                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ________________________________________
                                        (Nominee)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class __ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or
(ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR
            (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

            4. The Transferee has been furnished with all information regarding
(a) The Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

            5. Check one of the following:(2)

            _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or
(iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:_____________________________________
                                           Name:
                                           Title:

----------

*     Each Transferee must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R or Class LR Certificates.

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(3) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A), and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Transferred
         Yes      No      Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        (Transferee)

                                        By:_____________________________________
                                           Name:
                                           Title:

----------

* Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

         ___      ___   Will the Transferee be purchasing the Transferred
         Yes      No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ________________________________________
                                        (Print Name of Transferee or Adviser)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        ________________________________________
                                        (Print Name of Transferee)

                                        Date:

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class __ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $[_________] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

            1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means
      (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person,
      (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof nor any interest therein may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR
            (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3), and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment

            7. Check one of the following: (4)

            _____ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            _____ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, ____

                                        By:_____________________________________
                                        As, or agent for, the beneficial
                                        owner(s) of the Certificates to which
                                        this certificate relates

----------

*     Each Transferee must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R or Class LR Certificates.

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ______ Certificates [having an initial aggregate Certificate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to
         Section 406 or 407 of ERISA or Section 4975 of the Code (each, a "Plan") (or a governmental plan subject to any federal, state or local law materially similar to Sections 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or

___ Except in the case of the Class R, Class LR or Class V Certificates, the Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and
         Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar
         Law); or

___ The Transferee is, or is acting on behalf of, a governmental plan and certifies that the purchase and holding of the Transferred Certificates by or on behalf of such governmental plan will not result in a violation of, or imposition of taxes under, Similar Law; or

___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X), and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        [TRANSFEREE]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class ____ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of March 16, 2007 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC"), and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 or 407 of ERISA or Section 4975 of the Code (each, a "Plan") (or a governmental plan subject to any federal, state or local law materially similar to Sections 406 or 407 of ERISA or
         Section 4975 of the Code (a "Similar Law")), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan or a governmental plan subject to Similar Law; or

___ Except in the case of the Class R, Class LR or Class V Certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and
         Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a governmental plan subject to Similar Law, a comparable exemption under such Similar
         Law); or

___ The Transferee is, or is acting on behalf of, a governmental plan and certifies that the purchase and holding of the Transferred Certificates by or on behalf of such governmental plan will not result in a violation of, or imposition of taxes under, Similar Law; or

___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        [TRANSFEREE]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF CLASS [R] [LR] CERTIFICATES

STATE OF    )
            )   ss.:
COUNTY OF   )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class [R] [LR] Certificates, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit.

            A "Permitted Transferee" is any Transferee of a Residual Interest Certificate other than a Disqualified Organization (as defined below), a Non-United States Tax Person (as defined below) or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below); provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be, under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            For the purposes of this affidavit, a "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause (A) either of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or
(B) the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person," is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c), and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Residual Interest Certificates.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii) of
Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

            10. The Transferee will not cause income from the Residual Interest Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            11. Check the applicable paragraph:

            _________The present value of the anticipated tax liabilities associated with holding the Residual Interest Certificate does not exceed the sum of:

                  (i) the present value of any consideration given to the Transferee to acquire such Residual Interest Certificate;

                  (ii) the present value of the expected future distributions on such Residual Interest Certificate; and

                  (iii) the present value of the anticipated tax savings
                        associated with holding such Residual Interest Certificates as the related Trust REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            _________The transfer of the Residual Interest Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Interest Certificates will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Residual Interest
                        Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
                        (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

                  (iv) the Transferee determined the consideration paid to it to acquire the Residual Interest Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            _________ None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                        [TRANSFEREE]

                                        By: ____________________________________
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:

__________________________________________________________
                  [Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ______ day of _______________,
________.

__________________________________________________________
                      NOTARY PUBLIC

COUNTY OF ________________________________________________
STATE OF _________________________________________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           CLASS [R] [LR] CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.,
as Certificate Registrar
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services, CSMC 2007-C1

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Class [R] [LR] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and Trustee, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i), and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        [TRANSFEROR]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]

Fitch, Inc.
One State Street Plaza
New York, New York  10004
Attention: __________________

Moody's Investors Services, Inc.
99 Church Street
New York, NY  10007
Attention: __________________

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and the undersigned as trustee (the "Trustee"), and relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Controlling Class Representative has designated ________________________ to serve as the Special Servicer under the Agreement.

            The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to the Trustee, written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                            ____________________________________

                                            ____________________________________
                                            Name:
                                            Title:

Receipt acknowledged:

FITCH, INC.

By:_______________________________________________________
Name:
Title:
Date:

MOODY'S INVESTORS SERVICE, INC.

By:_______________________________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

Ladies and Gentlemen:

            Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2007, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                        ________________________________________

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT J

                           SCHEDULE OF REFERENCE RATES

Distribution Date     Reference Rate    Distribution Date     Reference Rate
-----------------     --------------    -----------------     --------------
April 2007               6.00694%       October 2010             5.81091%
May 2007                 5.81218%       November 2010            6.00556%
June 2007                6.00689%       December 2010            5.81083%
July 2007                5.81213%       January 2011             5.81079%
August 2007              6.00685%       February 2011            5.81076%
September 2007           6.00683%       March 2011               5.81094%
October 2007             5.81207%       April 2011               6.00510%
November 2007            6.00678%       May 2011                 5.80145%
December 2007            5.81203%       June 2011                5.99579%
January 2008             6.00674%       July 2011                5.80115%
February 2008            5.81198%       August 2011              5.99121%
March 2008               5.81200%       September 2011           5.99093%
April 2008               6.00666%       October 2011             5.78177%
May 2008                 5.81191%       November 2011            5.97172%
June 2008                6.00662%       December 2011            5.77376%
July 2008                5.81186%       January 2012             5.96716%
August 2008              6.00657%       February 2012            5.77365%
September 2008           6.00654%       March 2012               5.77370%
October 2008             5.81179%       April 2012               5.96696%
November 2008            6.00648%       May 2012                 5.77346%
December 2008            5.81173%       June 2012                5.96686%
January 2009             5.81169%       July 2012                5.77336%
February 2009            5.81166%       August 2012              5.96675%
March 2009               5.81177%       September 2012           5.96670%
April 2009               6.00630%       October 2012             5.77322%
May 2009                 5.81155%       November 2012            5.96660%
June 2009                6.00622%       December 2012            5.77311%
July 2009                5.81147%       January 2013             5.77306%
August 2009              6.00615%       February 2013            5.77301%
September 2009           6.00611%       March 2013               5.77330%
October 2009             5.81137%       April 2013               5.96632%
November 2009            6.00603%       May 2013                 5.77284%
December 2009            5.81129%       June 2013                5.96620%
January 2010             5.81124%       July 2013                5.77272%
February 2010            5.81120%       August 2013              5.94092%
March 2010               5.81137%       September 2013           5.94084%
April 2010               6.00582%       October 2013             5.74720%
May 2010                 5.81109%       November 2013            5.93962%
June 2010                6.00575%       December 2013            5.74751%
July 2010                5.81101%       January 2014             5.74742%
August 2010              6.00567%       February 2014            5.74682%
September 2010           6.00564%       March 2014               5.74768%

                                   EXHIBIT K-1

               FORM OF INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951
Attention: Corporate Trust Services, CSMC 2007-C1

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A. as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a [holder] [beneficial holder] of [$___________ aggregate [Certificate Principal
                  Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

            2. The undersigned is requesting access to the following information (the "Information") solely for use in evaluating investment in the Certificates:

                  ___ The information on the Master Servicer's Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

                  ___   The information on the Trustee's Website pursuant to
                        Section 4.02(a) of the Pooling and Servicing Agreement.

                  ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

            3. In consideration of the Master Servicer's or Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

            The undersigned hereby acknowledges and agrees that:

            Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            Any transmittal of any report, document or other information to the undersigned by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency, the Certificateholders or the Certificate Owners.

            The undersigned agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. The undersigned also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the undersigned or any of its Representatives and that the Master Servicer, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

            Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                          HOLDER OF A CERTIFICATE]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Telephone No.:

                                   EXHIBIT K-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD  21045-1951
Attention: Corporate Trust Services, CSMC 2007-C1

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc. , as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is contemplating an investment in the Class ____ Certificates.

            2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                  ___ The information on the Master Servicer's Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

                  ___   The information on the Trustee's Website pursuant to
                        Section 4.02(a) of the Pooling and Servicing Agreement.

                  ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

            3. In consideration of the Master Servicer's or Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

            The undersigned hereby acknowledges and agrees that:

            Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

            Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            Any transmittal of any report, document or other information to the undersigned by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

            When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency, the Certificateholders or the Certificate Owners.

            The undersigned agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the undersigned or any of its Representatives and that the Master Servicer, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

            Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER]

                                        By: ____________________________________
                                            Name:
                                            Title:
                                            Telephone No.:

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

                                  LOAN              MORTGAGE                                           SERVICING
PROPERTY NAME                     GROUP           LOAN SELLER                 SUB-SERVICER            ARRANGEMENT
----------------------------------------------------------------------------------------------------------------------
20 S Clark                          1        Column Financial, Inc.        Draper and Kramer           Cashiering
500 North Pulaski                   1        Column Financial, Inc.        Draper and Kramer           Cashiering
820 Sunland Park                    1        Column Financial, Inc.        Draper and Kramer           Cashiering
Centre Green Square at
Whitehall                           1        Column Financial, Inc.     NorthMarq Capital, Inc.        Cashiering
Deer Valley Industrial              1        Column Financial, Inc.     NorthMarq Capital, Inc.        Cashiering
Florence Plaza                      1        Column Financial, Inc.      Laureate Capital, LLC         Cashiering
Franklin Apartments                 2        Column Financial, Inc.        Draper and Kramer           Cashiering
Vernon Apartments                   2        Column Financial, Inc.        Draper and Kramer           Cashiering
GHG Perimeter Center                1        Column Financial, Inc.      Laureate Capital, LLC         Cashiering
GHG Portfolio Buckhead              1        Column Financial, Inc.      Laureate Capital, LLC         Cashiering
Lakewood Country Club Center        1        Column Financial, Inc.       The Allison Company        Non-Cashiering
Land of Lincoln Building            1        Column Financial, Inc.     NorthMarq Capital, Inc.        Cashiering
National Parkway                    1        Column Financial, Inc.        Draper and Kramer           Cashiering
Spectra II - POOL 5                 1        Column Financial, Inc.     Bernard Financial Group        Cashiering
Wake Forest Eatery                  1        Column Financial, Inc.      Laureate Capital, LLC         Cashiering
Amberley House                      2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Cinnamon Ridge Apartments           2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
EPS Building                        1        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Golden Cove                         1        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Hampton Inn Riverplace              1        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Mansions at Steiner Ranch           2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Mansions on the Green I             2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Mansions at Canyon Creek            2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Mansions on the Green II            2        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Parkwood II                         1        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering
Plymouth Corp. Center               1        Column Financial, Inc.      Column Financial, Inc.      Non-Cashiering

                                   EXHIBIT M-1

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

            Re: Credit Suisse Commercial Mortgage Trust 2007-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C1

            I, [identify the certifying individual], a [title] of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Capmark Finance Inc. (in its capacity as Master Servicer), Column Financial, Inc. (in its capacity as Sub-Servicer) and any sub-servicer thereof, Midland Loan Services, Inc. and Wells Fargo Bank, N.A.

Date:    _____________________________

______________________________________
President and Chief Executive Officer
Credit Suisse First Boston Mortgage Securities Corp.

                                   EXHIBIT M-2

                      FORM OF TRUSTEE BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C1

      The undersigned, __________, a __________ of WELLS FARGO BANK, N.A., on behalf of WELLS FARGO BANK, N.A., as trustee (the "Trustee"), under that certain pooling and servicing agreement, dated as of March 1, 2007, (the "Pooling and Servicing Agreement") entered into by Credit Suisse First Boston Mortgage Securities Corp., (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and the Trustee, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor and its officers, directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the information in the Reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the last day of the period covered by the Annual Report; and

            3. Based on my knowledge, all of the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

                  Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:    _________________________

WELLS FARGO BANK, N.A.

_______________________________
[Signature]
[Title]

                                   EXHIBIT M-3

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C1

      I, [identify the certifying individual], a [_______________] of [CAPMARK FINANCE INC. (the "Master Servicer"), a California corporation, as master servicer under that certain pooling and servicing agreement, dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), the Master Servicer, Midland Loan Services, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Master Servicer] [[NAME OF SUB-SERVICER] ("the Sub-Servicer"), as a sub-servicer under the Sub-Servicing Agreement, dated as of [______], by and between [_____] and the Sub-Servicer, as sub-servicer (the "Sub-Servicing Agreement")] certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. [If this certification is delivered by the Master Servicer, add:] [Based on my knowledge, (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Mortgagors or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the Master Servicer shall provide any information of which the Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;]

                  [If this certification is delivered by a Sub-Servicer retained by the Master Servicer, add:] [Based on my knowledge, all servicing information relating to the Sub-Servicer required to be provided to the [Master Servicer][Trustee] under the Sub-Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such servicing reports;]

            2. [If this certification is delivered by the Master Servicer, add:] [Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement, all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission is included in the servicing reports delivered by the Master Servicer to the Trustee;]

                  [If this certification is delivered by a Sub-Servicer retained by the Master Servicer, add:] [All servicing information relating to the Sub-Servicer required to be provided to the [Master Servicer][Trustee] under the Sub-Servicing Agreement has been provided to the [Master Servicer][Trustee], and is included in the servicing reports delivered by the Sub-Servicer to the [Master Servicer][Trustee].]

            3. I am responsible for reviewing the activities performed by the [Master Servicer][Sub-Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the [Master Servicer][Sub-Servicer], and except as disclosed in the compliance certificate delivered by the [Master Servicer under
                  Section 12.11 of the Pooling and Servicing
                  Agreement][Sub-Servicer under Section [___] of the Sub-Servicing Agreement], the [Master Servicer][Sub-Servicer] has fulfilled its obligations under the [Pooling and Servicing Agreement][Sub-Servicing Agreement] in all material respects;

            4. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the [Master Servicer][Sub-Servicer] have been provided as required by the [Pooling and Servicing Agreement][Sub-Servicing Agreement], except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

            5. [If this certification is delivered by the Master Servicer, add:] [In addition, notwithstanding the foregoing certifications under clauses (1) and (2) above, the Master Servicer does not make any certification under such clauses
                  (1) and (2) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (1) and (2) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through (3) that is in turn dependent upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.]

                  [If this certification is delivered by a Sub-Servicer retained by the Master Servicer, add:] [In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Sub-Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the Master Servicer to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 12.08 of the Pooling and Servicing Agreement.]

Capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer].]

Date:    _________________________

[CAPMARK FINANCE INC.][NAME OF SUB-SERVICER]

By: _____________________________
     Name:
     Title:

                                   EXHIBIT M-4

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C1

      I, [identify the certifying individual], a [_______________ ] of Midland Loan Services, Inc. (the "Special Servicer"), as special servicer under that certain pooling and servicing agreement dated as of March 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer (the "Master Servicer"), Midland Loan Services, Inc., as the special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Special Servicer certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer or Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Special Servicer to the Master Servicer or the Trustee, as applicable, for inclusion in these reports;

            2. Based on my knowledge, the information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__]; and

            3. Based on my knowledge and the annual compliance review required under Section 11.11 of the Pooling and Servicing Agreement, during the Relevant Period the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

Date:    _________________________

MIDLAND LOAN SERVICES, INC.

By:_____________________________
Name:
Title:

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

                                   [Reserved]

                                    EXHIBIT P

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

Distribution Date       Balance      Distribution Date               Balance
-----------------       -------      -----------------               -------
April 2007          $98,301,000.00   November 2011                $98,301,000.00
May 2007            $98,301,000.00   December 2011                $98,301,000.00
June 2007           $98,301,000.00   January 2012                 $98,301,000.00
July 2007           $98,301,000.00   February 2012                $98,010,437.34
August 2007         $98,301,000.00   March 2012                   $96,396,000.00
September 2007      $98,301,000.00   April 2012                   $95,104,000.00
October 2007        $98,301,000.00   May 2012                     $93,631,000.00
November 2007       $98,301,000.00   June 2012                    $92,325,000.00
December 2007       $98,301,000.00   July 2012                    $90,838,000.00
January 2008        $98,301,000.00   August 2012                  $89,518,000.00
February 2008       $98,301,000.00   September 2012               $88,192,000.00
March 2008          $98,301,000.00   October 2012                 $86,684,000.00
April 2008          $98,301,000.00   November 2012                $85,343,000.00
May 2008            $98,301,000.00   December 2012                $83,822,000.00
June 2008           $98,301,000.00   January 2013                 $82,466,000.00
July 2008           $98,301,000.00   February 2013                $81,103,000.00
August 2008         $98,301,000.00   March 2013                   $79,185,000.00
September 2008      $98,301,000.00   April 2013                   $77,786,000.00
October 2008        $98,301,000.00   May 2013                     $76,205,000.00
November 2008       $98,301,000.00   June 2013                    $74,792,000.00
December 2008       $98,301,000.00   July 2013                    $73,195,000.00
January 2009        $98,301,000.00   August 2013                  $71,767,000.00
February 2009       $98,301,000.00   September 2013               $70,330,000.00
March 2009          $98,301,000.00   October 2013                 $68,712,000.00
April 2009          $98,301,000.00   November 2013                $60,010,000.00
May 2009            $98,301,000.00   December 2013                $58,373,000.00
June 2009           $98,301,000.00   January 2014                 $42,053,000.00
July 2009           $98,301,000.00   February 2014                $40,576,000.00
August 2009         $98,301,000.00   March 2014                   $38,568,000.00
September 2009      $98,301,000.00   April 2014                   $37,073,000.00
October 2009        $98,301,000.00   May 2014                     $35,396,000.00
November 2009       $98,301,000.00   June 2014                    $33,884,000.00
December 2009       $98,301,000.00   July 2014                    $32,192,000.00
January 2010        $98,301,000.00   August 2014                  $30,664,000.00
February 2010       $98,301,000.00   September 2014               $29,128,000.00
March 2010          $98,301,000.00   October 2014                 $27,412,000.00
April 2010          $98,301,000.00   November 2014                $25,860,000.00
May 2010            $98,301,000.00   December 2014                $24,128,000.00
June 2010           $98,301,000.00   January 2015                 $22,559,000.00
July 2010           $98,301,000.00   February 2015                $20,981,000.00
August 2010         $98,301,000.00   March 2015                   $18,883,000.00
September 2010      $98,301,000.00   April 2015                   $17,287,000.00
October 2010        $98,301,000.00   May 2015                     $15,512,000.00
November 2010       $98,301,000.00   June 2015                    $13,899,000.00
December 2010       $98,301,000.00   July 2015                    $12,107,000.00
January 2011        $98,301,000.00   August 2015                  $10,476,000.00
February 2011       $98,301,000.00   September 2015                $8,837,000.00
March 2011          $98,301,000.00   October 2015                  $7,021,000.00
April 2011          $98,301,000.00   November 2015                 $5,364,000.00
May 2011            $98,301,000.00   December 2015                 $3,530,000.00
June 2011           $98,301,000.00   January 2016                  $1,856,000.00
July 2011           $98,301,000.00   February 2016                   $172,000.00
August 2011         $98,301,000.00   March 2016 and thereafter             $0.00
September 2011      $98,301,000.00
October 2011        $98,301,000.00

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

                                   [Reserved]

                                    EXHIBIT S

                                   [Reserved]

                                    EXHIBIT T

                                   [Reserved]

                                    EXHIBIT U

                           Relevant Servicing Criteria

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria" (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

------------------------------------------------------------------------------------------------------------------------
                                                Relevant Servicing Criteria                      Applicable Party(ies)
------------------------------------------------------------------------------------------------------------------------
      Reference                                         Criteria
------------------------------------------------------------------------------------------------------------------------
                                            General Servicing Considerations
------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)           Policies and procedures are instituted to monitor any performance or             Trustee
                        other triggers and events of default in accordance with the transaction      Master Servicer
                        agreements.                                                                 Special Servicer
------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)          If any material servicing activities are outsourced to third parties,            Trustee
                        policies and procedures are instituted to monitor the third party's          Master Servicer
                        performance and compliance with such servicing activities.                  Special Servicer
------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)         Any requirements in the transaction agreements to maintain a back-up               N/A
                        servicer for the mortgage loans are maintained.
------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)          A fidelity bond and errors and omissions policy is in effect on the          Master Servicer
                        party participating in the servicing function throughout the reporting      Special Servicer
                        period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
                                           Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)           Payments on mortgage loans are deposited into the appropriate custodial          Trustee
                        bank accounts and related bank clearing accounts no more than two            Master Servicer
                        business days following receipt, or such other number of days specified     Special Servicer
                        in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)          Disbursements made via wire transfer on behalf of an obligor or to an            Trustee
                        investor are made only by authorized personnel.
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)         Advances of funds or guarantees regarding collections, cash flows or         Master Servicer
                        Master Servicer distributions, and any interest or other fees charged       Special Servicer
                        for such Special Servicer advances, are made, reviewed and approved as           Trustee
                        specified in the Trustee transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)          The related accounts for the transaction, such as cash reserve accounts          Trustee
                        or accounts established as a form of overcollateralization, are              Master Servicer
                        separately maintained (e.g., with respect to commingling of cash) as        Special Servicer
                        set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)           Each custodial account is maintained at a federally insured depository           Trustee
                        institution as set forth in the transaction agreements. For purposes of      Master Servicer
                        this criterion, "federally insured depository institution" with respect     Special Servicer
                        to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent unauthorized access.        Master Servicer
                                                                                                    Special Servicer
                                                                                                         Trustee
------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)         Reconciliations are prepared on a monthly basis for all asset-backed             Trustee
                        securities related bank accounts, including custodial accounts and           Master Servicer
                        related bank clearing accounts. These reconciliations are (A)               Special Servicer
                        mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
                                           Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)           Reports to investors, including those to be filed with the Commission,           Trustee
                        are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                        are filed with the Commission as required by its rules and regulations;
                        and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                        Servicer.
------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)          Amounts due to investors are allocated and remitted in accordance with           Trustee
                        timeframes, distribution priority and other terms set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)         Disbursements made to an investor are posted within two business days            Trustee
                        to the Servicer's investor records, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)          Amounts remitted to investors per the investor reports agree with                Trustee
                        cancelled checks, or other form of payment, or custodial bank statements.
------------------------------------------------------------------------------------------------------------------------
                                               Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)           Collateral or security on mortgage loans is maintained as required by            Trustee
                        the transaction agreements or related mortgage loan documents.              Master Servicer
                                                                                                    Special Servicer
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)          Mortgage loan and related documents are safeguarded as required by the           Trustee
                        transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)         Any additions, removals or substitutions to the mortgage loan pool are           Trustee
                        made, reviewed and approved in accordance with any conditions               Special Servicer
                        or requirements in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)          Payments on mortgage loans, including any payoffs, made in accordance        Master Servicer
                        with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)           The Servicer's records regarding the mortgage loans agree with the           Master Servicer
                        Servicer's records with respect to an obligor's unpaid principal balance.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)          Changes with respect to the terms or status of an obligor's mortgage         Master Servicer
                        loans (e.g., loan modifications or re-agings) are made, reviewed and        Special Servicer
                        approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)         Loss mitigation or recovery actions (e.g., forbearance plans,               Special Servicer
                        modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)        Records documenting collection efforts are maintained during the period      Master Servicer
                        a mortgage loan is delinquent in accordance with the transaction            Special Servicer
                        agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)          Adjustments to interest rates or rates of return for mortgage loans                N/A
                        with variable rates are computed based on the related mortgage loan documents.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)           Regarding any funds held in trust for an obligor (such as escrow             Master Servicer
                        accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loan, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)          Payments made on behalf of an obligor (such as tax or insurance              Master Servicer
                        payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)         Any late payment penalties in connection with any payment to be made on      Master Servicer
                        behalf of an obligor are paid from the servicer's funds and not charged     Special Servicer
                        to the obligor, unless the late payment was due to the obligor's error or omission.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted within two business    Master Servicer
                        days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible accounts are recognized         Master Servicer
                        and recorded in accordance with the transaction agreements.                 Special Servicer
------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in Items                     N/A
                        1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT V

                         Additional Form 10-D Disclosure


                       Item on Form 10-D                                                    Responsible Parties
-------------------------------------------------------------------  ---------------------------------------------------------------
Item 1:     Distribution and Pool Performance Information (only      (i)   Master Servicer (only with respect to Item 1121(a)(12)
            with respect to any information required by Item 1121          and only as to Performing Mortgage Loans)
            of Regulation AB which is NOT included on the monthly
            Trustee Report)                                          (ii)  Special Servicer (only with respect to Item 1121(a)(12)
                                                                           as to Specially Serviced Mortgage Loans)
                                                                     (iii) Trustee
                                                                     (iv)  Depositor

Item 2:     Legal Proceedings (per Item 1117 of Regulation AB (to    (i)   All parties to the Pooling and Servicing Agreement (as to
            the extent material to Certificateholders))                    themselves)
                                                                     (ii)  Trustee, Master Servicer and Special Servicer (in each case, if Trustee is not also a named party) as to the
                                                                           Trust
                                                                     (iii) Depositor as to the sponsors, any 1110(b) originator and any Item 1100(d)(1) party

Item 3:     Sale of Securities and Use of Proceeds                   Depositor

Item 4:     Defaults Upon Senior Securities                          Trustee

Item 5:     Submission of Matters to a Vote of Security Holders      Trustee

Item 6:     Significant Obligors of Pool Assets

Item 7:     Significant Enhancement Provider Information             Depositor

Item 8:     Other Information (information required to be            Any party responsible for disclosure items on Form 8-K
            disclosed on Form 8-K that was not properly disclosed)

Item 9:     Exhibits                                                 Trustee
                                                                     Depositor

                                    EXHIBIT W

                         Additional Form 10-K Disclosure

                       Item on Form 10-K                                                    Responsible Parties
-------------------------------------------------------------------  ---------------------------------------------------------------
Item 1B:    Unresolved Staff Comments                                Depositor

Item 9B:    Other Information (information required to be            Any party responsible for disclosure of such items on Form 8-K disclosed on Form 8-K that was not properly
            disclosed)

Item 15:    Exhibits, Financial Statement Schedules                  Trustee
                                                                     Depositor

Additional Item:
Disclosure per Item 1117 of Regulation AB (to the extent             (i)   All parties to the Pooling and Servicing Agreement (as to
material to Certificateholders)                                            themselves)
                                                                     (ii)  Trustee, Master Servicer and Special Servicer (in each case, if Trustee is not also a named party) as to the
                                                                           Trust
                                                                     (iii) Depositor as to the sponsors, any 1110(b) originator and any Item 1100(d)(1) party

Additional Item:
Disclosure per Item 1119 of Regulation AB (to the extent             (i)   All parties to the Pooling and Servicing Agreement as to
material to Certificateholders)                                            themselves; provided however that (A) as to the Master
                                                                           Servicer,  only to the extent material to
                                                                           Certificateholders and only as to affiliations under Item
                                                                           1119(a) with the Trustee, Special Servicer or an Item
                                                                           1108(a)(3) Sub-Servicer and (B) as to the Special
                                                                           Servicer, only to the extent material to
                                                                           Certificateholders and only as to affiliations under
                                                                           Item 1119(a) with the Trustee, Master Servicer or an Item
                                                                           1108(a)(3) Sub-Servicer
                                                                     (ii)  Trustee, Special Servicer and Master Servicer as to the
                                                                           Trust
                                                                     (iii) Depositor as to the sponsors, any originator and any significant obligor, enhancement or support provider

Additional Item:
Disclosure per Item 1112(b) of Regulation AB                         Depositor/Special Servicer (only for REO Properties and only to the extent such Special Servicer is in possession of such items required under Item 1112(b) of Regulation AB)

Additional Item:
Disclosure per Items 1114(b)(2) and 1115(b) of                       Depositor
Regulation AB

                                    EXHIBIT X

                         Form 8-K Disclosure Information

                       ITEM ON FORM 8-K                                                            PARTY
-------------------------------------------------------------------  ---------------------------------------------------------------
Item 1.01:  Entry into a Material Definitive Agreement               All parties to the Pooling and Servicing Agreement (only as to agreements to which such entity is a party or into which such entity entered on behalf of the Trust)

Item 1.02   Termination of a Material Definitive Agreement           All parties to the Pooling and Servicing Agreement (only as to agreements to which such entity is a party or into which such entity entered on behalf of the Trust)

Item 1.03   Bankruptcy or Receivership                               Depositor

Item 2.04   Triggering Events that Accelerate or Increase a          Trustee
            Direct Financial Obligation or an Obligation             Depositor
            under an Off-Balance Sheet Arrangement                   Master Servicer

Item 3.03   Material Modification to Rights of Security              Trustee
            Holders                                                  Depositor

Item 5.03   Amendments of Articles of Incorporation or               Depositor
            Bylaws; Change of Fiscal Year

Item 6.01   ABS Informational and Computational Material             Depositor

Item 6.02   Change of Servicer or Trustee                            Master Servicer (as to itself or a Sub-Servicer retained by
                                                                     Master Servicer)

                                                                     Special Servicer (as to itself or a Sub-Servicer retained by
                                                                     Special Servicer)

                                                                     Trustee

                                                                     Depositor

Item 6.03   Change in Credit Enhancement or External Support         Depositor
                                                                     Trustee

Item 6.04   Failure to Make a Required Distribution                  Trustee

Item 6.05   Securities Act Updating Disclosure                       Depositor

Item 7.01   Regulation FD Disclosure                                 Depositor

Item 8.01                                                            Depositor

Item 9.01                                                            Depositor

                                    EXHIBIT Y

                       Additional Disclosure Notification

**SEND TO WELLS FARGO VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services-  CSMC 2007-C1--SEC REPORT PROCESSING

**SEND TO THE DEPOSITOR AT THE ADDRESS IMMEDIATELY BELOW**

Credit Suisse First Boston Mortgage Securities Corp., as Depositor 11 Madison Avenue
New York, New York  10010-3629

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [12.06, 12.07, 12.09] of the Pooling and Servicing Agreement, dated as of March 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Capmark Finance Inc., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned, as [______], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010.

                                                       [NAME OF PARTY],
                                                       as [role]

                                        By:_____________________________________
                                           Name:
                                           Title: